                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         SHELBOURNE PROPERTIES III, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                    6798                                    Applied for
---------------------------------------------    --------------------------------    ----------------------------------------------
      (State or other jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer Identification Number)
       incorporation or organization)              Classification Code Number)


                         SHELBOURNE PROPERTIES III, INC.
                               5 CAMBRIDGE CENTER
                                    9th FLOOR
                               CAMBRIDGE, MA 02142
                                 (617) 234-3000
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                               ------------------

                                    COPY TO:

                              MARK I. FISHER, ESQ.
                             TODD J. EMMERMAN, ESQ.
                              ROSENMAN & COLIN LLP
                               575 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 940-8800

                               -------------------

                  Approximate Date of Commencement of Proposed Sale to the
Public: From time to time after this Registration Statement becomes effective.

                  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                  If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         CALCULATION OF REGISTRATION FEE

--------------------------- -------------------------- ------------------------ ------------------------ -----------------------
  TITLE OF EACH CLASS OF                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM
     SECURITIES TO BE        AMOUNT TO BE REGISTERED     OFFERING PRICE PER       AGGREGATE OFFERING           AMOUNT OF
        REGISTERED                     (1)                    UNIT (2)                   PRICE              REGISTRATION FEE
--------------------------- -------------------------- ------------------------ ------------------------ -----------------------
Common Stock, par value             1,173,998                  $44.40               $52,125,511.20             $13,761.13
$.01 per share
--------------------------- -------------------------- ------------------------ ------------------------ -----------------------


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

---------------

(1) Based upon the maximum number of shares expected to be issued in connection with the transaction described herein.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

                         SHELBOURNE PROPERTIES III, INC.

                             PROSPECTUS RELATING TO

                        1,173,998 SHARES OF COMMON STOCK

                                ----------------

                      HIGH EQUITY PARTNERS L.P. - SERIES 88

                         CONSENT SOLICITATION STATEMENT

                            ------------------------

             We are proposing to restructure your partnership into a publicly-traded real estate investment trust. This proposal is the final step in a class action settlement approved by the California Superior Court. Your vote is important. The restructuring must be approved by holders of a majority of the outstanding units in your partnership. After carefully reviewing this document, please complete, sign and return the enclosed Consent Form. Failure to return a signed Consent Form will be a vote against the restructuring.

                  We are the general partners of your partnership, High Equity Partners L.P. - Series 88. We are soliciting your approval of the restructuring of your partnership into an operating partnership controlled by a newly-formed corporation called Shelbourne Properties III, Inc. Following the restructuring, Shelbourne Properties III, Inc. (the "REIT") will elect to be treated for Federal income tax purposes as a real estate investment trust. The restructuring is conditioned on the REIT's common stock ("Common Stock") being approved for listing on the American Stock Exchange.

                  You will receive three shares of Common Stock in the restructuring in exchange for each of your partnership units unless, as discussed below, you elect to retain units in the operating partnership. You will not be taxed on your receipt of Common Stock in the restructuring.

                  The REIT's primary business objective will be to maximize the value of its Common Stock. The REIT will seek to achieve this objective by making capital improvements to and/or selling properties and by making additional real estate-related investments. All operations of the REIT, including the historic operations of your partnership, will be conducted through the operating partnership. All references in this Consent Solicitation Statement/Prospectus to the "REIT" refer to Shelbourne Properties III, Inc. and the operating partnership, together, unless the context otherwise requires.

                  While you may realize a number of potential benefits from the restructuring, you should consider the effects of the restructuring on the nature of your investment as well as the risks associated with an investment in Common Stock, some of which are listed below. A more complete discussion of the effects and risks can be found under "Risk Factors and Other Considerations," starting on page 16.

                  Effects of the Restructuring:

         o Unlike your partnership, the REIT will be permitted to make new real estate-related investments, including investments in joint ventures and other real estate companies

         o Unlike your partnership, the REIT may reinvest proceeds of property sales

         o Unlike your partnership, the REIT will not be limited in its ability to borrow money, including on a secured and cross-collateralized basis

         o Unlike your partnership, the REIT will have the ability to raise capital by issuing additional equity interests

         o Unlike your partnership, the REIT will have perpetual existence with no specific timing for liquidation of its assets

         o As a result of the restructuring, we no longer will be obligated upon liquidation of your partnership to pay to you the "fee give-back" amount (a maximum of $3.57 per unit) provided under your partnership agreement

         o Unlike your partnership, income and losses of the REIT will not pass through to stockholders, and, if you are a taxable limited partner, you generally will be taxed on your REIT dividends.

         o You will be unable to use your passive activity losses from your partnership or other passive activity investments to offset your income from REIT dividends, and generally will only be able to deduct unused passive activity losses from your partnership when you sell all of your Common Stock

         o Provisions of the REIT's governing documents may have the effect of discouraging third parties from seeking to acquire control of the REIT

                  Risks Associated with an Investment in Common Stock:

         o The REIT will be subject to corporate income tax if it is unable to qualify or maintain qualification as a real estate investment trust following the restructuring

         o Shares of Common Stock may trade substantially below the net asset value and book value of the REIT

         o The issuance of additional equity interests by the REIT could be economically dilutive to your investment

         o The value of the Common Stock would be adversely affected if the REIT defaults under loan obligations

         o There can be no assurance that prior distribution levels will be maintained

         o The Board of Directors of the REIT has the authority to change the REIT's investment policies without the vote of stockholders

                  The operations and day-to-day affairs of the REIT will be managed by our affiliate, Shelbourne Management LLC, on substantially the same terms as we manage your partnership.

                  You may vote "YES" or "NO" to the restructuring. A majority of the limited partnership units in your partnership must vote "YES" in favor of the restructuring in order for the restructuring to be approved. Our affiliates own a total of 97,570 units in your partnership (or approximately 26.2% of the outstanding units). Our affiliates intend to vote all of these units to approve the restructuring. Your vote in favor of the restructuring also will constitute your vote in favor of amending and restating your partnership's partnership agreement to become the partnership agreement of the operating partnership.

                  A separate Consent Form has been delivered to you with this Consent Solicitation Statement/Prospectus. After carefully reviewing this document, please complete, sign and return the Consent Form by mail in the enclosed pre-addressed, postage paid envelope or by facsimile to (617) 234-3310. If you have any questions, you may call (888) 448-5554.

                  You may elect to retain your units as an alternative to receiving Common Stock by checking the appropriate box on the Consent Form. Your units would represent a percentage interest in the operating partnership equal to your current percentage interest in your partnership. However, the voting power of holders of units in the operating partnership ("OP Units") with respect to REIT matters may be diluted. In addition, there will be no formal trading market for OP Units and the transfer of OP Units will be restricted. Beginning one year after the restructuring you may at certain times elect to have your OP Units redeemed for, at the REIT's option, Common Stock (on a three-for-one basis) or cash in an amount equal to the fair market value of such Common Stock at the time. However, unlike receiving Common Stock in the restructuring, the receipt of Common Stock (or cash) upon the redemption of your OP Units will be a taxable transaction for you. We do not believe that as a general matter it is in your best interest to retain OP Units. For additional information on retaining OP Units, see "SUMMARY -- RETAINING OP UNITS."

                  This Consent Solicitation Statement/Prospectus is first being mailed to unitholders in your partnership on or about __________, 2000.


                            ------------------------

         The securities to be issued in the Restructuring have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Consent Solicitation Statement/Prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

 The date of this Consent Solicitation Statement/Prospectus is ______ __, 2000.

                                TABLE OF CONTENTS

                                                                           Page

SUMMARY......................................................................1
   Background Of The Restructuring...........................................1
      Your Partnership.......................................................1
      The Class Action Settlement............................................1
   The  Restructuring........................................................2
   Risk Factors and Other Considerations.....................................2
   Potential Benefits of the Restructuring...................................4
   Comparison of Your Partnership and the Reit...............................5
   General Partners' Statement..............................................11
   Voting...................................................................11
   Retaining OP Units.......................................................12
   Allocation of Common Stock and OP Units..................................13
   Alternatives to the Restructuring........................................14
      Continuation of Your Partnership......................................14
      Liquidation and Dissolution of Your Partnership.......................14
   Miscellaneous............................................................15
      No Dissenters' or Appraisal Rights....................................15
      Limited Partner Lists.................................................15
RISK FACTORS AND OTHER CONSIDERATIONS.......................................16
      Market Price of Shares................................................16
      Change in Nature of Investment........................................16
      Permitted Reinvestment of Property Sales Proceeds.....................16
      Potential Dilution....................................................16
      Elimination of "Fee Give-Back" Obligation.............................16
      Modification of Restriction on Transactions With Affiliates...........17
      Ownership Limitation; Change in Control...............................17
      Newly Organized Corporation...........................................18
      Future Investments and Investment Risks...............................18
      Risk of Indebtedness..................................................19
      Dividends and Distributions Are Not Guaranteed and May Fluctuate......19
      The Board of Directors May Change Investment Policies.................19
      Growth Dependent on Ability to Raise Capital..........................19
      Illiquidity of Real Estate Investments................................20
      Environmental Matters.................................................20
      Uninsured Losses......................................................20
   Federal Income Tax Risks.................................................21
      Qualification as a Real Estate Investment Trust.......................21
      Distribution Requirements.............................................21
      Potential Tax Disadvantages to Conducting Business
      as a Real Estate Investment Trust.....................................22
   Other Tax Risks..........................................................22
      State Conformity With Federal Tax Law.................................22
COMPARISON OF YOUR PARTNERSHIP AND THE REIT.................................23
   Form of Organization.....................................................23
   General Business.........................................................24
   Duration of Existence....................................................24
   Voting Rights............................................................25
   Fiduciary Duties, Limitation of Liability and Indemnification............26
   Review of Books and Records..............................................27
   Management...............................................................27
   Distributions; distribution policy.......................................28
   Management Fees to Affiliates............................................29
   Taxation of Taxable Limited Partners.....................................31
   Taxation of Tax-Exempt Limited Partners..................................31

                                      (i)

THE RESTRUCTURING...........................................................32
   General..................................................................32
   Mechanics of the Restructuring...........................................32
   Effective Time...........................................................33
   Conditions to the Restructuring..........................................33
   Fees And Expenses........................................................34
   Potential Benefits of the Restructuring..................................34
      Greater Liquidity.....................................................34
      Ability to Make New Investments.......................................34
      Ability to Raise Capital..............................................34
      Beneficial Company Structure..........................................35
      Elected Governance....................................................35
      Tax-Free Receipt of Common Stock......................................35
      No UBTI...............................................................35
      Simplified Tax Reporting..............................................35
      Reduced State Income Tax Reporting....................................35
   Background of the Restructuring..........................................35
      General...............................................................35
      Your Partnership......................................................36
      The Class Action......................................................37
      The Class Action Settlement...........................................37
   Alternatives to the Restructuring........................................38
      Continuation of Your Partnership......................................38
      Liquidation and Dissolution of Your Partnership.......................39
   Recommendations And Fairness.............................................39
      General Partners' Statement...........................................39
   Comparison of Alternative Consideration..................................40
      Secondary Market Prices...............................................40
      Liquidation Values....................................................42
      Recent Tender Offer Prices............................................42
   Security Ownership of Certain Beneficial Owners and Management...........42
   Selected Financial Data..................................................44
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............................45
      General...............................................................45
      Liquidity and Capital Resources.......................................45
      Real Estate Market....................................................46
      Impairment of Assets..................................................46
      Results of Operations.................................................47
VOTING......................................................................49
      General...............................................................49
      Vote Required.........................................................50
      Voting Procedure......................................................50
      Record Date and Outstanding Units.....................................51
      Effect of Voting to Approve the Restructuring.........................51
      Solicitation of Votes; Solicitation Expenses..........................51
      Investor Lists........................................................51
      Retaining OP Units....................................................51
THE REIT....................................................................52
   General..................................................................52
   Objectives and Strategies................................................53
   The Properties...........................................................54
   Other Assets and Liabilities.............................................54
   Cash Dividend Policy.....................................................55

                                      (ii)

   Management...............................................................55
THE OPERATING PARTNERSHIP AND OP UNITS......................................59
   General..................................................................59
   Organization; Term.......................................................59
   Ownership of Properties..................................................60
   Non-Participating Voting Stock...........................................60
   Partnership Agreement....................................................60
      Management............................................................60
      Removal of the General Partner........................................60
      Amendments of the Partnership Agreement...............................61
      Transfer of OP Units; Substitute Limited Partners.....................61
      Issuance of Additional Limited Partnership Interest...................61
      Exculpation and Indemnification of the General Partner................62
      Tax Matters...........................................................62
      Redemption of OP Units................................................62
PRO FORMA FINANCIAL INFORMATION OF THE REIT.................................63
DESCRIPTION OF CAPITAL STOCK................................................73
   General..................................................................73
   Common Stock.............................................................73
   NP Stock.................................................................74
   Preferred Stock..........................................................74
   Listing, Price and Trading...............................................75
   Restrictions on Transfers................................................75
   Additional Issuances.....................................................77
   Shareholder Rights Agreement.............................................77
CERTAIN PROVISIONS OF DELAWARE LAW AND
THE REIT'S CERTIFICATE AND BYLAWS...........................................79
   Amendment of Certificate and Bylaws......................................79
   Dissolution of the Reit..................................................80
   Meetings of Stockholders.................................................80
   The Board of Directors...................................................80
   Limitation of Liability and Indemnification..............................81
   Business Combinations....................................................81
   Indemnification Agreements...............................................82
RESALE OF SECURITIES........................................................82
FEDERAL INCOME TAX CONSEQUENCES.............................................83
   The Restructuring........................................................83
   Taxation of the Reit As A Real Estate Investment Trust...................84
      General...............................................................84
      Requirements for Qualification........................................85
      Organizational Requirements...........................................85
      Income Tests..........................................................86
      Asset Tests...........................................................88
      Annual Distribution Requirements......................................89
      Failure of the REIT to Qualify as a Real Estate Investment Trust......89
   Taxation of Taxable U.S. Stockholders....................................90
      Distributions by the REIT.............................................90
      Passive Activity Losses and the Investment Interest Limitation........90
      Sale of Common Stock..................................................91
      Backup Withholding....................................................91
   Taxation of Tax-Exempt Stockholders......................................91
   Taxation of Non-U.S. Stockholders........................................92
      Distributions by the REIT.............................................92
      Sale of Common Stock..................................................92


                                      (iii)

      Backup Withholding Tax and Information Reporting......................93
   Electing Large Partnership Election......................................93
   Certain Tax Aspects of Owning OP Units Following the Restructuring.......94
   Tax Status of the Operating Partnership..................................95
   Other Taxes..............................................................96
   Possible Tax Law Changes.................................................96
   Importance of Obtaining Professional Tax Assistance......................97
AVAILABLE INFORMATION.......................................................97
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................98
FORWARD-LOOKING STATEMENTS..................................................98
LEGAL MATTERS...............................................................98

APPENDIX A - Consent Form..................................................A-1

APPENDIX B - Amended and Restated Agreement of Limited Partnership.........B-1

APPENDIX C - Agreement and Plan of Merger..................................C-1



                                      (iv)

                                     SUMMARY

                  The following is a summary of information relating to your partnership, the restructuring, the REIT and the operating partnership. We have provided cross-references to other sections of this document where you will find a more complete discussion of the information summarized below.

BACKGROUND OF THE RESTRUCTURING

         Your Partnership

                  Your partnership was formed in 1987 to invest in and hold existing or to-be-constructed income-producing properties. Your partnership currently owns interests in office buildings, shopping centers and other commercial and industrial properties. Units in your partnership were publicly offered and sold between 1987 and 1989. Your partnership invested substantially all of the capital raised from the sale of units in the six properties it currently owns. A complete description of your partnership is set forth under "THE REIT -- THE PROPERTIES."

                  Units in your partnership are not listed on any national stock exchange or traded in any formal trading market. There is, however, a limited and informal secondary market for your units. For a listing of recently reported trading activity and prices relating to sales of units on the secondary market, see the table set forth under "THE RESTRUCTURING -- ALTERNATIVES TO THE RESTRUCTURING."

         The Class Action Settlement

                  This restructuring proposal is the final step in a class action settlement approved by the California Superior Court.

                  In February 1999, you received a notice containing a detailed description of the terms of the settlement. Under the terms of the settlement we agreed to take certain actions regarding your partnership subject to first obtaining the consent of limited partners to amendments to your partnership's agreement of limited partnership. Limited partners of your partnership approved the amendments, and the settlement became effective, in August 1999. The amendments to the partnership agreement provided for (a) modification of the method of calculating the "Partnership Asset Management Fee" payable by your partnership so that the fee for each year is now 1.25% of the gross assets of your partnership rather than 1.05% of the gross amount of your partnership's original offering proceeds paid or allocable to acquire properties, (b) a management fee of $719,411 for 1999 which is $160,993 less than the amount that would have been paid for 1999 under the previous formula and (c) fixing the "fee give-back" amount that we would be liable for upon liquidation of your partnership as repayment of certain fees received by us and our affiliates. In this regard, we also agreed that one of our affiliates would guarantee payment of the "fee give-back" amount. As a result of the effectiveness of the settlement, we agreed to cause our affiliate to make a tender offer to limited partners of your partnership to acquire 25,034 units at a price of $113.15 per unit. The tender offer commenced in November 1999 and was fully subscribed when it expired in January 2000. Finally, we also agreed to propose and use our best efforts to complete a restructuring of your partnership into a real estate investment trust or other entity with shares traded on a national securities exchange or the NASDAQ National Market. The terms of the restructuring were not provided for in the settlement. The settlement did provide, however, that the "fee give-back" obligation would be eliminated in the event of a restructuring.

                  For a complete discussion of the class action litigation and the settlement, see "THE RESTRUCTURING -- BACKGROUND OF THE RESTRUCTURING."

THE  RESTRUCTURING

                  As a result of the restructuring, your partnership will be restructured into an operating partnership controlled by the REIT. Following the restructuring, the REIT will elect to be treated for Federal income tax purposes as a real estate investment trust. Limited partners in your partnership will receive three shares of Common Stock for each of their Units unless, as discussed below under "RETAINING OP UNITS," a limited partner elects to retain OP Units. You will not be taxed on your receipt of Common Stock in the restructuring.

                  The restructuring is conditioned upon the REIT's Common Stock being approved for listing on the American Stock Exchange. Following the restructuring, the outstanding shares of Common Stock will be owned by limited partners of your partnership who receive Common Stock in the restructuring. OP Units will be owned by the REIT and partners of your partnership who retain OP Units. See "THE RESTRUCTURING -- MECHANICS OF THE RESTRUCTURING" The REIT will conduct all of its operations, including the historic operations of your partnership, through the operating partnership.

                  The REIT's primary business objective will be to maximize the value of its Common Stock. The REIT will seek to achieve this objective by making capital improvements to and/or selling properties and by making additional real estate-related investments, including investments in joint ventures and other real estate companies. In order to achieve this objective, the REIT may need to raise additional capital. The REIT will raise capital either by selling properties, mortgaging existing properties or otherwise borrowing money, or by selling additional equity or debt securities. See "THE REIT -- OBJECTIVES AND STRATEGIES."

                  Following the restructuring, the REIT will have a Board of Directors consisting of seven directors, two of whom will be Independent Directors. See "THE REIT -- MANAGEMENT." Directors of the REIT will be elected in the future by holders of Common Stock and by the operating partnership as the sole holder of the REIT's non-participating voting stock. The non-participating voting stock will vote together with Common Stock (and not as a separate class) on a one-for-one basis.

                  Our affiliate, Shelbourne Management LLC, will manage the day-to-day affairs of the REIT following the restructuring under an advisory agreement. The advisor will provide management services to the REIT on substantially the same terms as we manage your partnership. For a discussion of the services to be performed by Shelbourne Management and the fees payable to Shelbourne Management, see, "THE REIT -- MANAGEMENT - The Advisory Agreement and the Advisor."

                  The REIT was formed under the Delaware General Corporations Law. The REIT's principal executive offices are located at 5 Cambridge Center, 9th floor, Cambridge, MA 02142.

RISK FACTORS AND OTHER CONSIDERATIONS

                  The restructuring will have certain effects on the nature of your investment. In addition, an investment in the REIT involves certain risks. Certain of such effects and risks are summarized below.
For a more complete discussion, see "RISK FACTORS AND OTHER CONSIDERATIONS."

                  Qualification as a Real Estate Investment Trust. Maintaining qualification as a real estate investment trust will require the REIT to comply with various restrictions that do not apply to your partnership. If the REIT fails to qualify or remain qualified as a real estate investment trust, it will be subject to federal, state and local income tax on its taxable income at regular corporate rates. This would reduce the cash available for distribution to its stockholders and could materially reduce the value of Common Stock.

                  Market Price of Shares. Common Stock may trade at prices substantially below the value of the REIT's net assets. As a result, the amount you could receive upon sale of your shares of Common Stock may be less than the amount you would receive upon liquidation of your partnership.

                  Change in Nature of Investment. The nature of your investment will change upon the restructuring. You now own an interest in a specified portfolio of income-producing properties; following the restructuring, you will own an interest in a real estate company that may change its investments from time to time without your approval.

                  Permitted Reinvestment of Property Sale Proceeds. The REIT will be permitted to reinvest proceeds of property sales in new investments. However, the REIT will distribute such sale proceeds as are necessary to assure its continued qualification as a real estate investment trust. Your partnership is not permitted to acquire new investments.

                  Future Investments. Following the restructuring, the REIT may make additional real estate-related investments including investments in joint ventures and other real estate companies. The new investments will be subject to the general risks associated with real estate-related investments. Such risks include adverse changes normally associated with changes in national, regional and local economic and market conditions, changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates and the availability of financing.

                  Growth Dependent on Ability to Raise Capital. The REIT's ability to grow may be dependent on the ability of the REIT to raise additional capital to make additional investments. While the REIT has the ability to raise additional capital in a variety of ways, including through the issuance of debt and additional equity securities and mortgaging properties, there can be no assurance that it will be successful in raising such capital in the financial markets.

                  Risk of Indebtedness. The REIT and the operating partnership may borrow money on both a secured, unsecured and cross-collateralized basis to finance future investments, to improve existing properties or for other purposes. The borrowing of money will result in debt service obligations and the potential for default.

                  Potential Dilution. Unlike your partnership, the REIT will have the ability to raise capital by issuing additional shares of Common Stock or causing the operating partnership to issue additional OP Units. The issuance of additional equity securities could be economically dilutive to your investment.

                  Modification of Restrictions on Transactions with Affiliates. As a result of the restructuring, the restrictions on transactions with our affiliates contained in your partnership agreement will be modified. The REIT will be permitted to enter into transactions with affiliates provided the terms of such transactions are comparable to those which could be obtained from unaffiliated third parties.

                  Elimination of "Fee Give-Back" Obligation. Pursuant to the terms of the settlement of the class action litigation involving your partnership, if the restructuring is approved we no longer will have any obligation to pay limited partners of your partnership the "fee give-back" amount (a maximum of $3.57 per unit) provided under your partnership's partnership agreement.

                  Change in Taxation of Investment. The tax aspects of owning Common Stock differ in various respects from owning partnership units. Unlike your partnership, the REIT may be subject to entity-level income taxes under certain circumstances, and its income and losses will not pass through to its stockholders. Instead, if you are a taxable unitholder, you generally will be taxed on your REIT dividends and will be unable to offset your unused passive activity losses from your partnership or other investments against your dividend income from the REIT (but your unused passive activity losses from your partnership generally will be deductible by you when you sell all of your Common Stock). If you are tax-exempt, your ownership of Common Stock generally will not result in unrelated business taxable income (UBTI) to you even if the REIT incurs debt.

                  Ownership Limitation; Change in Control. Certain provisions of the REIT's certificate of incorporation and by-laws may have the effect of discouraging a change in control. These include ownership limits on the number of shares of Common Stock, a shareholders' rights plan and a staggered board of directors.

                  Newly Organized Corporation. The REIT was organized only recently and has no operating history.

                  Dividends Not Guaranteed and May Fluctuate. The amount of the REIT's dividends will depend upon numerous factors, many of which are beyond the control of management. There can be no assurance that prior distribution levels will be maintained.

                  The Board of Directors May Change Investment Policies. The descriptions in this Consent Solicitation Statement/Prospectus of the investment and other business policies of the REIT reflect its current policies. The Board of Directors has the authority to change the REIT's investment policies without your vote. If the REIT changes its investment policies, the risks and potential rewards of your investment in the REIT also may change.

POTENTIAL BENEFITS OF THE RESTRUCTURING

                  We anticipate that the restructuring will result in the following potential benefits. For a more detailed discussion of the benefits, see "THE RESTRUCTURING --POTENTIAL BENEFITS OF THE RESTRUCTURING."

                  Greater Liquidity. Unlike units in your partnership, which have a limited trading market, Common Stock will be traded on the American Stock Exchange.

                  Ability to Make New Investments. Unlike your partnership, the REIT will have the ability to make new investments. The REIT may acquire new properties, interests in joint ventures, interests in other real estate companies, mortgages and other real estate-related assets. The ability to make new investments will enable the REIT to change its investment portfolio in response to changing market conditions and to avail itself of potentially favorable investment opportunities.

                  Ability to Raise Capital. The REIT will have the ability to borrow money and issue equity securities. The proceeds from such loans or equity issuances may be used to finance future investments, to improve existing properties or for other purposes. Common Stock may be a more attractive investment to certain types of investors (e.g., institutional investors, tax-exempt investors and foreign investors) than an investment in a partnership or in real estate.

                  Beneficial Company Structure. The "UPREIT" structure resulting from the restructuring will enhance the ability of the REIT to make future acquisitions. The operating partnership will be able to issue additional OP Units in transactions which would afford beneficial tax treatment to prospective sellers.

                  Elected Governance. Following the restructuring, holders of Common Stock and non-participating voting stock together will be entitled to elect directors of the REIT.

                  Tax-Free Receipt of Common Stock. You will not be taxed on Common Stock you receive in the restructuring (whereas, if you elect to retain OP Units, you will be subject to tax on your receipt of Common Stock (or cash) if you later redeem your OP Units).

                  No UBTI. Indebtedness incurred by the REIT will not result in UBTI to tax-exempt stockholders.

                  Simplified Tax Reporting. If you receive Common Stock, the restructuring will result in simplified tax administration for many of you. You no longer will receive a Schedule K-1 (which is generally received in March), which complicates and typically leads to more costly tax return preparation, but instead will receive the simple and familiar Form 1099-DIV by January 31 of each year to report your taxable income and gain from the REIT.

                  Reduced State Income Tax Reporting. You generally will not be subject to state income tax or required to file individual state income tax returns in states other than in your state of residence solely as a result of an investment in Common Stock.

COMPARISON OF YOUR PARTNERSHIP AND THE REIT

                  There are differences between an investment in your partnership and an investment in the REIT. The following chart summarizes certain of these differences. A more detailed comparison is set forth under "COMPARISON OF YOUR PARTNERSHIP AND THE REIT."


CHARACTERISTIC                       YOUR PARTNERSHIP                                              THE REIT

General Business                     Owning and operating                       Owning and operating existing and to be
                                     existing income-producing                  acquired properties, including on a joint
                                     properties, including on a                 venture basis, as well as other real estate-
                                     joint venture basis                        related investments such as mortgages and
                                                                                securities of other real estate companies
                                                                                (all business to be conducted through
                                                                                operating partnership)

Management Conflicts of              Various conflicts based on our             Present conflicts eliminated; the advisor may
Interest                             potentially oposing                        have conflicts of interest in connection with
                                     economic interests,                        services provided by it and its affiliates to
                                     particularly with respect to               other property owners
                                     management and timing of


CHARACTERISTIC                       YOUR PARTNERSHIP                      THE REIT
------------------------------------------------------------------------------------------------------------------------------------
                                     sales of properties

Liquidity of Your Investment         Relatively illiquid                   Listed for trading on the American Stock Exchange


Investment Portfolio                 Fixed portfolio                       Investment flexibility; ability to acquire new
                                                                           properties and sell existing properties; ability to
                                                                           acquire and sell other real estate-related investments
                                                                           such as mortgages and securities of other real estate
                                                                           companies

Transactions with Our Affiliates     Limitations on transactions with      Subject to applicable provisions of Delaware law;
                                     our affiliates contained in your      transactions with our affiliates must be on terms
                                     partnership agreement                 comparable to transactions with unaffiliated third
                                                                           parties

Borrowing Policy                     Minimal ability to employ leverage    Borrowing permitted on a secured and unsecured basis;
                                     provided borrowing would not result   cross-collateralization permitted; borrowing will not
                                     in UBTI                               result in UBTI to tax-exempt Common Stockholders

Issuances of Additional Securities   Prohibited from issuing additional    Ability to raise additional capital or acquire
                                     securities                            additional properties or other investments through
                                                                           issuances of debt or additional equity securities
                                                                           (Common Stock or OP Units)

Duration of Entity                   December 31, 2017; originally         Perpetual, no fixed liquidation date
                                     contemplated holding period for
                                     properties expires in 2000

Federal Taxation                     Not subject to Federal tax            Generally not subject to Federal tax on income
                                                                           distributed to stockholders, and subject to
                                                                           entity-level tax on any undistributed income;
                                                                           significant adverse tax consequences if it fails to
                                                                           qualify or remain qualified as a real estate investment
                                                                           trust

                                     Your allocable share of your          Generally taxed on amounts distributed to you (unless
                                     partnership's taxable income (loss)   you are tax-exempt), which distributions will be made
                                     is included in calculating your       pro rata to all holders of Common Stock
                                     taxable income, regardless of
                                     whether your partnership makes any
                                     cash distributions; there are
                                     special allocations of depreciation
                                     deductions to




CHARACTERISTIC                       YOUR PARTNERSHIP                      THE REIT
------------------------------------------------------------------------------------------------------------------------------------
                                     taxable unitholders

Tax Characterization of Income       Generally passive activity income     Dividends and capital gains from Common Stock are not
                                                                           passive activity income and generally cannot be offset
                                                                           by unused passive activity losses from your partnership
                                                                           or other sources



Tax Reporting                        Schedule K-1, generally mailed to     Form 1099-DIV must be mailed to you by January 31 of
                                     you by March 15 of each year,         each year
                                     typically increasing your cost of
                                     tax return preparation

                                     You generally are required to file    You generally will not have to file tax returns or pay
                                     state tax returns, and pay taxes,     taxes in states other than your state of residence on
                                     in various states where properties    account of owning Common Stock
                                     are located

Distributions; distribution policy   Quarterly historical distributions;   Quarterly dividends; dividend rate determined by the
                                     distributions suspended as of         Board of Directors based on the REIT's results of
                                     September 30, 1999                    operations, cash flow and capital requirements;
                                                                           mandatory distributions required to satisfy REIT
                                                                           requirements

Management                           Vested in general partners            Vested in Board of Directors elected by holders of
                                                                           Common Stock and non-participating voting stock;
                                                                           day-to-day management subject to advisory agreement
                                                                           with the advisor (one of our affiliates)

Voting                               Based on percentage interest;         One vote per share.  Majority vote of Common Stock and
                                     voting is generally permitted only    non-participating voting stock (owned by operating
                                     for significant actions requiring     partnership) required for certain significant
                                     approval of limited partners          transactions such as merger or sale of substantially
                                     holding majority of units such as     all of the assets
                                     sale of substantially all of the
                                     assets or amendment of your
                                     partnership agreement

Partnership Management Fees          Partnership asset management fee      Asset management fees payable under advisory agreement
Payable to Us or to Our Affiliates   would be 1.25% of appraised value     would equal 1.25% of appraised value of assets (same
                                     of assets                             method of calculation used for determination of
                                                                           Partnership Asset Management Fee)




CHARACTERISTIC                       YOUR PARTNERSHIP                      THE REIT
------------------------------------------------------------------------------------------------------------------------------------
                                     head

Property Management Fees Payable     Up to 6% of property revenues but     Up to 6% of property revenues paid to advisor but no
to Us or to Our Affiliates           no more than competitive rate for     more than competitive rate for similar services
                                     similar services


Property Disposition Fees Payable    Generally, 3% subordinated fee plus   None
to Us or Our Affiliates              subordinated incentive management
                                     fees

Reimbursement of Expenses to Us or   All expenses paid by your             All expenses paid by operating partnership; the
Our Affiliates                       partnership; we are reimbursed for    advisor, our affiliate, entitled to reimbursement for
                                     expenses incurred in connection       expenses incurred in connection with performance of
                                     with performance of services for      services for the operating partnership, plus a $200,000
                                     your partnership plus a $200,000      non-accountable expense reimbursement per annum
                                     non-accountable expense
                                     reimbursement per annum


The following depicts the structure of your partnership before and after the restructuring:


                           BEFORE THE RESTRUCTURING:
                           -------------------------

                             PRESIDIO CAPITAL CORP.

                                                          (100%)
                                                          (Indirect)
        General Partner                                    General Partner
        ---------------                                    ---------------
     Resources High Equity,                               Presidio AGP Corp.
            Inc.


Limited Partners

                                       5%

                  95%

                                Your Partnership
                                ----------------
                           High Equity Partners L.P.-
                                    Series 88



                                           AFTER THE RESTRUCTURING
                                           -----------------------


                                                Stockholders
                                                ------------
                                              Former Unitholders

                                                          100%

Limited Partners                                                                                     Advisor
----------------                                                                                     -------
Former General Partners                     Shelbourne Properties III,        (Advisory             Shelbourne
 and Unitholders who                                   Inc.                   Agreement)          Management LLC
   retain OP Units                                 (the "REIT")                             (affiliate of your general
                                                                                                     partners)

                                                                                 100%

                                                                                                  General Partner
                                                                                                  ---------------
                                                                                             Shelbourne Properties III
                                      99%(1)                                                            GP, Inc.

                                                                                                     1%

                                                Operating Partnership(2)
                                                ---------------------
                                           Shelbourne Properties III L.P.(3)
                                                    (Property Owner)




_________________
1 Limited Partners and the REIT together will own a 99% limited partnership interest in the Operating Partnership.

2 The operating partnership will own a number of shares of the REIT's non-participating voting stock equal to the number of shares of Common Stock which may be issued upon redemption of outstanding OP Units, subject to the limitation that the number of shares which may be issued to the operating partnership may not represent more than 19% of the aggregate voting power of all voting securities of the REIT.

3 Formerly High Equity Partners L.P.--Series 88.

GENERAL PARTNERS' STATEMENT

                  We believe that the restructuring is fair and in your best interest. Accordingly, we recommend that you vote "YES" to approve the restructuring. Our belief is based on the following factors. The terms of the settlement of the class action required that we use our best efforts to reorganize your partnership into a real estate investment trust or other entity whose shares were listed on a national securities exchange. The California Superior Court determined that the provisions of the settlement were fair, reasonable and adequate and in the best interests of your partnership. The restructuring will give you the option of receiving shares of Common Stock listed on the American Stock Exchange or retaining OP Units. We and our affiliates will be entitled to receive Common Stock or OP Units on the same basis as limited partners in your partnership.

VOTING

                  Your vote is important. Please complete and sign the enclosed Consent Form and return it to the Information Agent by mail in the enclosed pre-addressed, postage paid envelope or by facsimile to (617) 234-3310.

                  This Consent Solicitation Statement/Prospectus is accompanied by a separate Consent Form in the form of Appendix A attached to this Consent Solicitation Statement/Prospectus. You may take one of the following actions with respect to the restructuring:

                  Vote "YES" -- I vote to approve the Restructuring.

                  or

                  Vote "NO" -- I vote not to approve the Restructuring.

                  or

                  Abstain from voting (abstentions will constitute "NO" votes)

                  We strongly urge you to vote "YES" to approve the restructuring.

                  If you vote "YES", you will receive Common Stock in exchange for your partnership units unless you elect on the Consent Form to retain OP Units. A "YES" vote also will constitute your approval to amend and restate your partnership agreement in the form of Appendix B, whether or not you elect to retain OP Units in lieu of receiving Common Stock.

                  If you vote "NO" and the restructuring is nonetheless approved, you will receive Common Stock unless you elect on the Consent Form to retain OP Units. A "NO" vote will be a vote against the amendment and restatement of your partnership's partnership agreement.

                  If you abstain or fail to return a Consent Form and the restructuring is nonetheless approved, you will receive Common Stock unless, in the case of an abstention, you elect on the Consent Form to retain OP Units. If you abstain from voting or fail to return a Consent Form, you will be deemed to have voted against the amendment and restatement of your partnership's partnership agreement.

                  Please complete, sign and return the enclosed Consent Form to the Information Agent no later than ________ __, 2000. We may extend that date from time to time in our sole discretion until ________

                  __, 2000. You may withdraw your Consent Form at any time before the expiration date by delivering written notice of your withdrawal to the Information Agent. You may change your Consent Form at any time before the expiration date by delivering to the Information Agent a duly completed and signed substitute Consent Form, together with a letter indicating that your prior Consent Form has been revoked.

                  You must vote all of your units in the same way. If you return a signed Consent Form but do not indicate a vote (i.e., "YES," "NO" or "ABSTAIN") as to the restructuring, you will be deemed to have voted "YES" for approval of the restructuring.

                  The restructuring will be approved when limited partners holding a majority of the outstanding Units have consented to the restructuring but in no event prior to _____ __, 2000. The Information Agent will tabulate the Consent Forms received from you.

                  The restructuring will apply prospectively from and after the date it becomes effective. If the restructuring becomes effective, you will be bound by its terms, whether or not you vote in favor of it.

                  The Information Agent is:

                  The Swenson Group L.L.C.
                  Attn:  Special Projects
                  5 Cambridge Center
                  9th Floor
                  Cambridge, Massachusetts  02142
                  (888) 448-5554


RETAINING OP UNITS

                  You may elect to retain your units as an alternative to receiving Common Stock by checking the appropriate box on the Consent Form. Your units would represent a percentage interest in the operating partnership equal to your percentage interest in your partnership as of the effective time of the restructuring. There will be no formal trading market for OP Units and the transfer of OP Units will be restricted. Beginning one year after the restructuring you may at certain times elect to have your OP Units redeemed for, at the REIT's option, Common Stock (on a three-for-one basis) or cash in an amount equal to the fair market value of such Common Stock at the time. See "THE OPERATING PARTNERSHIP AND OP UNITS." However, unlike receiving Common Stock in the restructuring, the receipt of Common Stock (or cash) upon the redemption of your OP Units will be a taxable transaction for you. Moreover, you will be taxed on the value of the non-participating voting stock of the REIT being issued to the operating partnership in connection with the restructuring (but you will not otherwise be subject to tax as a result of the restructuring).

                  Because all business operations of the REIT will be conducted through the operating partnership, holders of OP Units will have substantially the same economic benefits with respect to cash distributions and liquidation proceeds as holders of Common Stock. However, the tax aspects of retaining OP Units will differ in various respects from owning units in your partnership. Tax-exempt unitholders may realize UBTI from OP Units if, as anticipated, the operating partnership borrows money to finance real property acquisitions and improvements. If you are a taxable unitholder, you will not be specially allocated depreciation deductions as you were by your partnership, which likely will result in your being allocated taxable income rather than tax losses with respect to your OP Units. Furthermore, if you retain OP Units and the operating partnership becomes a "publicly traded partnership," you would not be able to use any losses from other passive activities to offset your allocable share of the operating partnership's taxable income. See "FEDERAL INCOME TAX CONSEQUENCES -- CERTAIN TAX ASPECTS OF OWNING OP UNITS FOLLOWING THE RESTRUCTURING."

                  Subject to the potential dilution in voting power resulting from the 19% limitation referred to below, holders of OP Units will have substantially the same voting rights with respect to the REIT as holders of Common Stock. This will be effected by the operating partnership holding shares of the REIT's non-participating voting stock. The non-participating voting stock will vote together with Common Stock (and not as a separate class) on a one-for-one basis and will be voted by the operating partnership in proportion to the vote of OP Unitholders (other than the REIT). The operating partnership will hold a number of shares of non-participating voting stock equal to the number of shares of Common Stock which may be issued upon redemption of the outstanding OP Units at any time. However, the number of shares which the operating partnership may hold as a result of the restructuring may not represent more than 19% of the combined voting power of all voting securities of the REIT. Accordingly, the voting power of holders of OP Units with respect to REIT matters may be diluted. The non-participating voting stock will not participate in any dividends paid by the REIT and will not participate in any liquidating distributions made by the REIT. See "THE OPERATING PARTNERSHIP AND OP UNITS -- NON-PARTICIPATING VOTING STOCK."

                  We do not believe that as a general matter it is in your best interest to retain OP Units. However, you should consult with your tax and financial advisor to determine whether your particular circumstances warrant retaining OP Units. As discussed below under "ALLOCATION OF COMMON STOCK AND OP UNITS," as a result of special tax considerations applicable to us and our affiliates (because of our indirect ownership by a foreign entity), we and our affiliates intend to retain OP Units with respect to certain of our interests in your partnership.

ALLOCATION OF COMMON STOCK AND OP UNITS

                  Units in your partnership will be exchanged for shares of Common Stock on a three-for-one basis. If you elect to retain OP Units, after the restructuring your OP Units will represent a percentage interest in the operating partnership which is equal to your percentage interest in your partnership at the time of the restructuring. We and our affiliates will be allocated Common Stock and OP Units on the same basis as unitholders.

                  We own a 5% general partnership interest in your partnership (corresponding to 19,567 units in your partnership). Our affiliates own a total of 97,570 units in your partnership (or approximately 26.2% of the outstanding units). The 5% general partnership interest owned by us and 67,066 of the units owned by our affiliates are beneficially owned by Presidio Capital Corp., a British Virgin Islands company. As a result of special tax considerations applicable to foreign entities such as Presidio, we and our affiliates intend to retain 86,633 OP Units with respect to the partnership interests beneficially owned by Presidio. However, depending on the total number of OP Units retained by limited partners, we and our affiliates may decide instead to exchange some of the partnership interests beneficially owned by Presidio for shares of Common Stock in order to reduce the voting dilution which may result from the limitation on the number of shares of non-participating voting stock which may be issued in the restructuring. Subject to the foregoing, our affiliates will receive 91,512 shares of Common Stock with respect to the balance of the units owned by them.

ALTERNATIVES TO THE RESTRUCTURING

                  In order to assist you in evaluating the restructuring, we have compared the alternatives to the restructuring discussed below. We are not proposing the alternatives discussed below, but rather are discussing them for comparison purposes. For a more detailed discussion of such comparison, see "THE RESTRUCTURING -- ALTERNATIVES TO THE RESTRUCTURING."

         Continuation of Your Partnership

                  Continuing your partnership outside of the restructuring would provide you with continuity of your original investment. From its date of organization, your partnership has pursued the specific investment objectives set forth in your partnership agreement, and if continued, would continue to pursue those investment objectives. If we continue your partnership, you would have the opportunity to realize any potential benefits of owning your partnership's existing properties over the remaining term of your partnership.

                  We do not believe that continuation of your partnership outside of the restructuring provides you with as many benefits as the restructuring. As a limited partner, you hold an investment in a fixed property portfolio. Your partnership is not permitted to make additional investments. This means that in order to maximize returns to limited partners, your general partners must wait for the optimum time to sell your partnership's properties, rather than improving the investment portfolio owned by your partnership. In addition, there currently is no active trading market for your partnership units. The limited number of units of your partnership that recently have been sold on the informal secondary market for units have been sold at substantial discounts to the net asset value of your partnership.

         Liquidation and Dissolution of Your Partnership

                  Another hypothetical alternative is to liquidate your partnership by selling all of its assets at the best possible price. A benefit from liquidation would be that you no longer would be subject to the risks associated with owning real estate. Furthermore, in accordance with the terms of your partnership agreement, if your partnership were liquidated this year, we would be obligated to pay limited partners $3.57 per unit under the "fee give-back" provisions of your partnership agreement. That amount decreases every year.

                  Nevertheless, we believe that it would not be in your best interest to liquidate your partnership at this time. If your partnership liquidated, it would sell its assets, pay off existing liabilities, distribute the cash proceeds in accordance with your partnership agreement, and then dissolve. We do not believe that now is an opportune time to liquidate your partnership. In addition, liquidating your partnership's properties would not be in your best interests because selling properties on a liquidation basis often results in the owners receiving significantly less than market value. Moreover, because two of your partnership's properties are held in joint ventures with other parties, your partnership's ability to sell these investments may be limited. As a result, liquidation of these investments likely would result in your partnership receiving substantially less than fair market value. We have estimated the liquidation value of your units as of September 30, 1999 to be $149.48 per unit. This amount includes the "fee give-back amount" payable as of such date ($3.67), but does not take into account any discount that may be applicable to your partnership's joint venture investments. See "THE RESTRUCTURING -- ALTERNATIVES TO THE RESTRUCTURING."

MISCELLANEOUS

         No Dissenters' or Appraisal Rights

                  You do not have the right to receive cash based on an appraisal of your interest in your partnership or otherwise. However, as part of the Court-approved settlement of the class action involving your partnership, we arranged for a tender offer for 25,034 Units at a price of $113.15 per Unit. The tender price was based primarily on March 1998 appraisals of your partnership's properties. The tender was consummated in January 2000 and 25,034 Units were acquired by our affiliates.

         Limited Partner Lists

                  Subject to your partnership agreement and applicable law, you may be permitted to inspect and obtain copies of your partnership's books and records, including records listing the names, addresses and percentage interests held by each partner in your partnership.

                      RISK FACTORS AND OTHER CONSIDERATIONS

                  You should carefully consider the following risk factors and other considerations, as well as the other information set forth or incorporated by reference in this Consent Solicitation Statement/Prospectus, before voting on the restructuring.

         Market Price of Shares

                  The restructuring is conditioned upon the Common Stock being approved for listing on the American Stock Exchange. There is presently no market for Common Stock. Shares of Common Stock may trade at prices substantially below the value of the REIT's net assets. As a result, the amount you could receive upon sale of your shares of Common Stock may be less than the amount you would receive upon liquidation of your partnership. We believe that following the restructuring the market price of shares of Common Stock will depend on several factors. Such factors include how the market perceives the REIT; whether the REIT maintains or increases its dividend level; the size of the REIT in terms of its assets and market capitalization; the degree to which leverage is used in the REIT's capital structure; the historical performance of the REIT; external factors such as the creditworthiness of tenants of the REIT's properties, market interest rates, conditions of the real estate and stock market, performance of our investments in mortgage and other real estate companies; and technical factors relating to the supply and demand for shares of Common Stock.

         Change in Nature of Investment

                  The nature of your investment will change fundamentally. Originally, you acquired units in an entity with a finite life. By contrast, the REIT plans to operate indefinitely and has no required date by which it must liquidate its assets. Moreover, unlike your partnership, the REIT does not intend to distribute proceeds of any sales of its assets, including its properties, except as necessary to maintain its status as a real estate investment trust and to avoid the imposition of income and excise taxes on the REIT. Instead, the REIT intends to reinvest those proceeds in additional real estate acquisitions. See "THE REIT -- OBJECTIVES AND STRATEGIES."

         Permitted Reinvestment of Property Sales Proceeds

                  The REIT will be permitted to reinvest proceeds of property sales in new investments. However, the REIT will distribute such sales proceeds as are necessary to assure its continued qualification as a real estate investment trust. Your partnership is not permitted to acquire new investments.

         Potential Dilution

                  Unlike your partnership, the REIT will have the ability to raise capital by issuing additional shares of Common Stock and the operating partnership will have the ability to issue additional OP Units. The issuance of additional equity securities to raise capital or make new investments would reduce your percentage interest in the REIT and could reduce dividends you would receive from the REIT.

         Elimination of "Fee Give-Back" Obligation

                  Pursuant to the terms of the settlement of the class action litigation involving your partnership, we are presently obligated to pay a "fee give-back" amount of $3.57 per unit if your partnership is liquidated. That amount is reduced by 10% for each full year in which a liquidation does not occur.

Because the settlement provides that the "fee give-back" obligation is eliminated if your partnership is converted to a real estate investment trust or other public entity, following the restructuring we no longer will be obligated upon liquidation of your partnership to pay to you any "fee give-back" amount. See "THE RESTRUCTURING -- BACKGROUND OF THE RESTRUCTURING - The Class Action Settlement."

         Modification of Restriction on Transactions With Affiliates

                  Your partnership agreement presently restricts certain transactions with affiliates. As a result of the restructuring, these restrictions will be modified to provide that the REIT may enter into transactions with our affiliates on terms comparable to transactions with unaffiliated third parties. The REIT's ability to transact with our affiliates will also be subject to applicable provisions of Delaware law.

         Ownership Limitation; Change in Control

                  In order to maintain its qualification as a real estate investment trust for federal income tax purposes, not more than 50% in value of the outstanding stock of the REIT may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). See "FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF THE REIT AS A REAL ESTATE INVESTMENT TRUST - Requirements for Qualification." In order to facilitate maintenance of its qualification as a REIT for federal income tax purposes, and to otherwise address concerns relating to concentration of capital stock ownership, the REIT generally has prohibited ownership, directly or by virtue of the attribution provisions of the Code, by any single stockholder of more than 8% of the issued and outstanding shares of the REIT's Common Stock. However, the ownership limit will not apply to NorthStar Capital Investment Corp. (or any of its officers, directors and affiliates) or the operating partnership (or any of its affiliates) provided that their ownership in excess of this limit will not jeopardize the REIT's qualification as a real estate investment trust for Federal income tax purposes. The Board of Directors may waive the ownership limitation described above or modify the ownership limit with respect to one or more persons if it is satisfied, based upon the advice of tax counsel, that ownership in excess of this limit will not jeopardize the REIT's qualification as a real estate investment trust for federal income tax purposes. The ownership limit may have the effect of inhibiting or impeding a change in control and, therefore, could adversely affect the stockholders' ability to realize a premium over the then-prevailing market price for the Common Stock in connection with such a transaction. Certain provisions of the REIT's Certificate and Bylaws and of the Partnership Agreement may have the effect of inhibiting a third party from making an acquisition proposal for the REIT or of impeding a change in control of the REIT under circumstances that could otherwise provide the holders of shares of Common Stock with the opportunity to realize a premium over the then-prevailing market price of such shares. The ownership limit described in the preceding paragraph also may have the effect of precluding acquisition of control of the REIT even if such a change in control were in the best interests of some, or a majority, of the REIT's stockholders. In addition, the Board of Directors has been divided into three classes, the initial terms of which expire in 2001, 2002 and 2003, with directors of a given class chosen for three-year terms upon expiration of the terms of the members of that class. The staggered terms of the members of the Board of Directors may adversely affect the stockholders' ability to effect a change in control of the REIT, even if such a change in control were in the best interests of some, or a majority, of the REIT's stockholders. See "THE REIT -- MANAGEMENT - Directors."

                  The Certificate authorizes the Board of Directors to issue shares of preferred stock in series and to establish the rights and preferences of any series of preferred stock so issued. See "DESCRIPTION OF CAPITAL STOCK -- PREFERRED STOCK" and "CERTAIN PROVISIONS OF DELAWARE LAW AND THE REIT'S CERTIFICATE AND BYLAWS -- THE BOARD OF DIRECTORS." The issuance of preferred stock also could have the effect of delaying or preventing a change in control of the REIT, even if such a change in control were in the best interests of some, or a majority, of the REIT's stockholders. No shares of preferred stock will be issued or outstanding immediately subsequent to the restructuring and the REIT has no present intention to issue any such shares. Prior to the completion of the restructuring, the REIT authorized the issuance of a series of preferred stock in connection with the adoption of a shareholder rights plan. See "DESCRIPTION OF CAPITAL STOCK -- SHAREHOLDER RIGHTS AGREEMENT."

                  The REIT has adopted a Shareholder Rights Agreement. Under the terms of the Shareholder Rights Agreement, in general, if a person or group acquires more than 15% of the outstanding shares of Common Stock (an "Acquiring Person"), all other Stockholders will have the right to purchase securities from the REIT at a discount to such securities' fair market value, thus causing substantial dilution to the Acquiring Person. The Shareholder Rights Agreement may have the effect of inhibiting or impeding a change in control and, therefore, could adversely affect the stockholders' ability to realize a premium over the then- prevailing market price for the Common Stock in connection with such a transaction. In addition, since the Board of Directors of the REIT can prevent the Shareholder Rights Agreement from operating in the event the Board approves of an Acquiring Person, the Shareholder Rights Agreement gives the Board significant discretion over whether a potential acquiror's efforts to acquire a large interest in the REIT will be successful. Because the Shareholder Rights Agreement contains provisions that are designed to assure that NorthStar Capital Investment Corp. and its affiliates will never, alone, be considered a group that is an Acquiring Person, the Shareholder Rights Agreement provides NorthStar Capital Investment Corp. and its affiliates with certain advantages under the Shareholder Rights Agreement that are not available to other stockholders. See "DESCRIPTION OF CAPITAL STOCK -- SHAREHOLDER RIGHTS AGREEMENT."

                  Certain provisions of Delaware law could inhibit acquisitions and changes in control. Certain provisions of the Delaware General Corporation Law also may have the effect of inhibiting a third party from making an acquisition proposal for the REIT or of impeding a change in control of the REIT under circumstances that otherwise could provide the holders of shares of Common Stock with the opportunity to realize a premium over the then-prevailing market price of such shares. See "CERTAIN PROVISIONS OF DELAWARE LAW AND THE REIT'S CERTIFICATE AND BYLAWS."

                  Potential Conflict for Advisor. The Advisor will manage assets of other entities, including entities which may seek to acquire assets which may also be potential acquisition targets of the REIT. Accordingly the Advisor may have a conflict of interest with respect to its management of such entities.

         Newly Organized Corporation

                  The REIT was organized only recently and has no operating history. The acquisition of additional investments will depend on whether the REIT can borrow funds or otherwise obtain financing. The REIT will be competing with other real estate investors, including other real estate investment trusts, for additional real estate investments. Some of these competitors may have more experience and greater financial resources than the REIT. See "THE REIT."

         Future Investments and Investment Risks

                  Following the restructuring, the REIT may make additional real estate-related investments including investments in additional properties, joint ventures and other real estate companies. These investments will be subject to the general risks associated with the ownership of real estate investments. Such risks include adverse changes normally associated with changes in national, regional and local economic and market conditions, changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates and the availability of financing. Other factors affecting real estate, which would impact on the REIT's properties and could have an impact on its other investments, include acts of God, property damage or casualty losses, unexpected capital expenditures, changes in market rents and the creditworthiness of tenants. See "THE REIT -- OBJECTIVES AND STRATEGIES."

         Risk of Indebtedness

                  Your partnership did not incur any indebtedness in connection with raising capital or acquiring its properties. In contrast, the REIT may borrow money on a secured, unsecured and cross-collateralized basis to finance future investments, to improve existing properties or for other purposes. The incurrence of debt could have certain adverse effects, including on the REIT's ability to pay dividends to its stockholders. In addition, the risk of default on credit obligations carries with it further risks. The properties owned by the REIT could be subject to foreclosure if required principal and interest payments are not made when due. The REIT may be unable to satisfy applicable REIT distribution requirements because of the obligation to make principal payments, thereby jeopardizing the REIT's qualification as a real estate investment trust or subjecting the REIT to entity-level taxes. Finally, any default by the REIT in any of its debt obligations may cause other debt obligations to become immediately due and payable. See "THE REIT -- OBJECTIVES AND STRATEGIES."

         Dividends and Distributions Are Not Guaranteed and May Fluctuate

                  The amount of the REIT's dividends to its stockholders will depend upon numerous factors, many of which are beyond the control of management. These factors include profitability, interest and principal payments on any indebtedness, the cost of acquisitions (including related debt service payments), issuances of debt and equity securities, fluctuations in working capital, capital expenditures, adjustments in reserves and prevailing economic conditions. There can be no assurance that prior distribution levels will be maintained.

                  The REIT will not be required to adhere to any particular formula in determining what dividends it will declare and pay. The Board of Directors of the REIT, in its sole discretion, will determine the actual dividend rate. The Board will determine the dividend rate based on the REIT's results of operations, cash flow and capital requirements, economic conditions, tax considerations and other factors. The REIT will be required to distribute substantially all of its taxable income in order to maintain its status as a real estate investment trust. See "THE REIT -- CASH DIVIDEND POLICY."

         The Board of Directors May Change Investment Policies

                  The descriptions in this Consent Solicitation
Statement/Prospectus of the investment and other business policies of the REIT reflect its current policies. The Board of Directors has the authority to change the REIT's investment policies without your vote. If the REIT changes its investment policies, the risks and potential rewards of your investment in the REIT also may change. See "THE REIT -- MANAGEMENT."

         Growth Dependent on Ability to Raise Capital

                  The REIT's ability to grow is largely dependent on its ability to raise additional capital to acquire additional properties and make new investments. While the REIT has the ability to raise additional capital in a variety of ways, including through the issuance of debt and additional equity securities, there can be no assurance that it will be successful in raising such capital in the capital and financial markets. For example, since the REIT must distribute substantially all of its taxable income to maintain its status as a real estate investment trust, lenders may be unwilling to lend money to it. See "THE REIT -- CASH DIVIDEND POLICY." If the REIT is unable to raise additional capital on favorable terms, that could have a material adverse effect on its ability to achieve its objectives and on the value of your investment.

         Illiquidity of Real Estate Investments

                  Real estate investments are illiquid relative to other investments such as publicly traded securities. The illiquidity of the REIT's assets will limit its ability to be able to buy or sell property in response to economic or other conditions. In addition, certain significant costs and expenses attendant to real estate ownership are fixed, such as principal and interest payments on debt, real estate taxes, and operating and maintenance costs. As a result, the REIT's ability to respond to adverse changes in the performance of its investments will be restricted, which could have an adverse effect on the REIT's financial condition and results of operations.

         Environmental Matters

                  Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous or toxic substances released on or in its property, as well as certain other costs relating to hazardous or toxic substances. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the release of such substances. The presence of, or the failure to properly remove, such substances, when released, may adversely affect the owner's ability to sell the affected real estate or to borrow using such real estate as collateral. Such costs or liabilities could exceed the value of the affected real estate. Your partnership has not been notified by any governmental authority of any noncompliance, liability or other claim in connection with any of its properties. In addition, your partnership is not aware of any other environmental condition with respect to any of its properties that would have a material adverse effect on its business, assets or results of operations.

                  No assurance can be given that all potential environmental liabilities have been identified and remedied, or that there does not exist an unknown or in the future could exist a material environmental condition or environmental liability.

         Uninsured Losses

                  Your partnership carries, and the REIT will continue to carry comprehensive liability, fire, flood, extended coverage and rental loss insurance, as applicable, with respect to its properties as customarily carried for similar properties. We believe such insurance is adequate. There are, however, certain types of losses (such as from wars or catastrophic acts of nature) that may be either uninsurable or not economically insurable. Any uninsured loss could result in both loss of cash flow from, and asset value of, the affected property.

                  We do not anticipate obtaining new owner's title insurance policies in connection with the restructuring. Each of your partnership's properties has previously been insured by title insurance policies. However, each such title insurance policy may be in an amount less than the current value of the applicable property. In the event of a loss with respect to a property relating to a title defect, the REIT could lose both its capital invested in and anticipated profits from such property.

FEDERAL INCOME TAX RISKS

         Qualification as a Real Estate Investment Trust

                  The REIT intends to elect to be treated for tax purposes and to operate so as to qualify as a real estate investment trust under the Code effective for its taxable year ending December 31, 2000. If the REIT qualifies as a real estate investment trust, it generally will not be subject to corporate-level income tax on income that it currently distributes to its stockholders as long as it makes current distributions of at least 95% (90% for taxable years after 2000) of its taxable income (excluding net capital gain). This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that ordinarily results from investment in a corporation. No assurance can be given that the REIT will qualify or remain qualified as a real estate investment trust, or that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a real estate investment trust or the Federal income tax consequences of such qualification. As a condition of the restructuring, the REIT will receive an opinion of Rosenman & Colin LLP to the effect that, commencing with the REIT's taxable year ending on December 31, 2000, the REIT will be organized in conformity with the requirements for qualification as a real estate investment trust, and the REIT's proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust, provided that (1) the restructuring and certain procedural steps described under "Federal Income Tax Consequences" are completed in a timely fashion and (2) the REIT and the operating partnership operate in accordance with various assumptions and factual representations made by them and by us concerning their organization, business, properties and operations. However, an opinion of counsel is not binding on the Internal Revenue Service (the "Service") or the courts. See "FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF THE REIT AS A REAL ESTATE INVESTMENT TRUST."

                  If the REIT were to fail to qualify as a real estate investment trust in any taxable year, it would not be allowed a deduction for distributions to stockholders in computing its taxable income, and its taxable income would be subject to Federal income tax at regular corporate rates. Unless entitled to relief under certain statutory provisions, the REIT also would be disqualified from treatment as a real estate investment trust for the four taxable years following the year during which qualification was lost. The resulting taxes imposed on the REIT would reduce the funds available for distribution to its stockholders for each of the years involved, and could materially reduce the value of Common Stock. See "FEDERAL INCOME TAX CONSEQUENCES - TAXATION OF THE REIT AS A REAL ESTATE INVESTMENT TRUST - Failure of the REIT to Qualify as a Real Estate Investment Trust."

         Distribution Requirements

                  In order to qualify as a real estate investment trust, the REIT generally will be required each year to distribute to its stockholders at least 95% (90% for taxable years after 2000) of its net taxable income (excluding any net capital gain). In addition, the REIT will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions made by it with respect to any calendar year are less than the sum of (1) 85% of its ordinary income for that year, (2) 95% of its capital gain net income for that year, and (3) any undistributed taxable income from prior years.

                  The REIT intends to make distributions to its stockholders in amounts sufficient to comply with the foregoing distribution requirement and also avoid the 4% excise tax. The requirement to distribute a substantial portion of its net taxable income could cause the REIT to distribute amounts that would otherwise be spent on future acquisitions, capital expenditures or repayment of debt. Failure to spend cash flow on such items could require the REIT to borrow or sell assets or issue additional equity to fund the cost of such items. See "FEDERAL INCOME TAX CONSEQUENCES - TAXATION OF THE REIT AS A REAL ESTATE INVESTMENT TRUST - Requirements for Qualification - Annual Distribution Requirements."

         Potential Tax Disadvantages to Conducting Business as a Real Estate Investment Trust

                  While conducting business as a real estate investment trust will provide the REIT with certain advantages, it also will result in certain tax disadvantages to the REIT and its stockholders. Maintaining qualification as a real estate investment trust will require the REIT to comply with various restrictions (e.g., with respect to its assets and income) that are not applicable to your partnership. Unlike your partnership, the REIT may be subject to entity-level income taxes under certain circumstances even while remaining qualified as a real estate investment trust. Unlike your partnership, income and losses of the REIT will not pass through to its stockholders, and taxable stockholders generally will be taxed on REIT dividends.

                  Unlike your investment in your partnership, your ownership of Common Stock will not be a passive activity for purposes of the passive activity loss limitation, and dividends and capital gains from Common Stock may not be offset by your unused passive activity losses from your partnership or other investments. (However, unused passive activity losses from your partnership generally could be deducted when you sell all of your Common Stock.). See "COMPARISON OF YOUR PARTNERSHIP AND THE REIT -- TAXATION OF TAXABLE LIMITED PARTNERS" and "FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF TAXABLE U.S. STOCKHOLDERS."

OTHER TAX RISKS

         State Conformity With Federal Tax Law

                  While we anticipate that the REIT will qualify as a real estate investment trust for Federal income tax purposes, the REIT's qualification as a real estate investment trust under the laws of the individual states will depend on, among other things, such states' level of conformity with Federal tax law. We believe that, at the present time, any nonconformity between state and Federal income tax law with respect to the requirements for qualification as a real estate investment trust will not have a material adverse effect on the REIT and its stockholders. There can be no assurance, however, that, in the future, changes in either state or federal law would not have a material adverse effect on the REIT or its stockholders. You should consult your tax advisors regarding your state's tax law. See "FEDERAL INCOME TAX CONSEQUENCES -- OTHER TAXES."

                   COMPARISON OF YOUR PARTNERSHIP AND THE REIT

                  Your rights and obligations are currently governed by the Delaware Revised Uniform Limited Partnership Act ("Delaware Partnership Law") and your partnership agreement. Following the restructuring, your rights will be governed by the Delaware General Corporation Law and the organizational documents of the REIT. The following compares certain of such rights as well as certain attributes of the ownership of units in your partnership and shares of Common Stock. See "DESCRIPTION OF CAPITAL STOCK" for additional information with respect to Common Stock.




                     YOUR PARTNERSHIP                                                        THE REIT
------------------------------------------------------------------------------------------------------------------------------
                                                FORM OF ORGANIZATION
------------------------------------------------------------------------------------------------------------------------------
Your partnership is a limited partnership formed under                The REIT is a corporation organized under Delaware
Delaware Partnership Law.  Your partnership has been                  General Corporation Law.  The REIT intends to qualify
treated as a partnership for Federal income tax purposes,             as a real estate investment trust under the Code,
and is not subject to entity-level taxes.                             thereby generally avoiding Federal taxation of income
                                                                      distributed to stockholders.  Maintaining real estate
                                                                      investment trust status will require ongoing
                                                                      satisfaction of various tests and restrictions that do
                                                                      not apply to your partnership.  The REIT may be
                                                                      subject to entity-level taxes in certain circumstances.


     Your partnership is a limited partnership governed by Delaware partnership law. The REIT is a corporation governed by Delaware corporate law. Qualification of the REIT as a real estate investment trust will enable the REIT to avoid much of the double taxation normally associated with corporations.



                     YOUR PARTNERSHIP                                                        THE REIT
------------------------------------------------------------------------------------------------------------------------------

                                                     General Business

The business of your partnership is limited to the                    The REIT will have the authority to engage in any and
ownership of interests in its properties.  The properties             all business activities permitted a corporation
were intended to be sold over varying periods of time                 organized under the laws of the State of Delaware
with the resulting liquidation of your partnership.  Your             which is consistent with qualification as a real
partnership is prohibited from reinvesting its funds in               estate investment trust.  Specifically, through the
additional properties.                                                operating partnership, the REIT will own the operating
                                                                      partnership's properties and, when appropriate,
                                                                      recognize the value of the properties through sales
                                                                      and/or initial mortgage financing. The proceeds of
                                                                      such transactions will be used to make new real
                                                                      estate-related investments.  The REIT will also
                                                                      acquire new investments with borrowed money or capital
                                                                      raised by issuing additional equity securities.
                                                                      Equity securities in the REIT may be more attractive
                                                                      to certain types of investors than partnership
                                                                      interests, thereby enhancing the REIT''s ability to
                                                                      raise additional capital (as compared with your
                                                                      partnership).


     The REIT will be permitted to engage in a broader range of business opportunities as compared to your partnership. Such opportunities will be facilitated as a result of the greater flexibility of the REIT with respect to raising additional capital and borrowing.



------------------------------------------------------------------------------------------------------------------------------

                             Duration of Existence

Your partnership has a finite term of existence. Your                 In accordance with the Delaware General Corporation
partnership agreement provides for a term lasting until               Law and the REIT's Certificate, the REIT will have a
December 31, 2017, unless sooner terminated in connection             perpetual existence, and continue to operate
with a liquidation following the sale of all the                      indefinitely.
Properties.  While your partnership initially
contemplated selling its interests in its properties
within varying time periods, we have the discretion and
authority to determine the actual timing of any sales.
Any such determination would be based, in part, on then
prevailing economic and market conditions.




     Your partnership agreement provides for the dissolution of your partnership in 2017, whereas the REIT's Certificate provides for perpetual existence. Accordingly, after the restructuring, liquidation of your investment in the REIT will not likely be achieved through liquidating distributions, but through the sale of shares of Common Stock on the American Stock Exchange.


                     YOUR PARTNERSHIP                                                        THE REIT
------------------------------------------------------------------------------------------------------------------------------
                                                     Voting Rights
------------------------------------------------------------------------------------------------------------------------------
You are entitled to one vote per unit on matters                      The Bylaws and Delaware law provide that the
requiring a vote of limited partners.  Although you have              stockholders of the REIT shall be entitled to vote,
no right to elect management of your partnership on an                subject to any voting rights which may be granted to
annual basis or to participate in the management or                   holders of preferred stock, on all matters submitted
control of its business, the vote of limited partners                 to a vote of the stockholders.  In determining the
holding more than 50% of the outstanding units may,                   number of shares entitled to vote, each share of
subject to certain exceptions and limitations set forth               Common Stock and non-participating voting stock (owned
in the your partnership agreement, approve certain                    by the operating partnership) is entitled to one vote.
significant actions such as approve or initiate (1)
removal of a general partner and the election of a                    Generally, matters submitted to the stockholders
successor general partner, (2) election of an additional              require the affirmative vote of stockholders holding a
general partner, (3) termination and dissolution of your              majority of the number of votes cast either present in
partnership, (4) certain amendments to your partnership,              person or by proxy at a duly convened meeting of
(5) sale of substantially all of the assets of your                   stockholders, except that the removal of directors and
partnership, (6) the pledge or encumbrance of                         the amendment of certain sections   of the Certificate
substantially all of the assets of your partnership, and              requires the affirmative vote of stockholders holding
(7) the extension of the term of your partnership.                    two-thirds of the number of votes entitled to be cast
                                                                      on such proposals.

                                                                      The Bylaws of the REIT require the REIT to send notice
                                                                      at least 10 days and not more than 60 days before the
                                                                      annual meeting of stockholders to each stockholder
                                                                      entitled to vote at such meeting or to each
                                                                      stockholder who, by law, under the Certificate or
                                                                      under the Bylaws is entitled to such notice.



You will be entitled to vote on certain matters as a stockholder of the REIT that you currently cannot vote on in your partnership, including the entitlement to vote in the annual election of directors.


                     YOUR PARTNERSHIP                                                         THE REIT
-----------------------------------------------------------------------------------------------------------------------------------
                                  Fiduciary Duties, Limitation of Liability and Indemnification

We are accountable to your partnership as fiduciaries and         Although it is unclear whether or to what extent there are any
are required to exercise good faith and integrity in all          differences in such fiduciary duties, it is possible that the
our dealings in your partnership's affairs.  Your                 fiduciary duties of directors of the REIT to its stockholders
partnership agreement generally provides that neither we          could be less than our fiduciary duties to you, which may
nor any of our affiliates performing services on behalf           result in decreased potential liability of the directors of the
of your partnership will be liable to your partnership or         REIT.  The REIT's Certificate limits the liability of the
any of their respective partners for any loss suffered by         REIT's directors to the fullest extent permitted from time to
your partnership that arises out of any action or                 time by Delaware law.  The Certificate presently permits the
inaction of us or our affiliates if we in good faith              liability of directors to the REIT or its stockholders for
determine that such course of conduct was in the best             money damages to be limited, except for liability (1) for any
interests of your partnership, provided that such course          transaction from which the director derived an improper
of conduct did not constitute negligence or misconduct of         benefit, (2) for any breach of the director's duty of loyalty
us and our affiliates.                                            to the REIT or its stockholders, (3) acts or omissions not in good faith or which involve intentional misconduct or a knowing
Your partnership agreement generally requires your                violation of law, and (4) under Section 174 of the General
partnership to indemnify us to the maximum extent                 Corporation Law of the State of Delaware.
permitted by law from any liability, loss or damage
incurred by reason of an act performed or omitted to be           The REIT's Bylaws require the REIT to indemnify its directors
performed by them, including costs and expenses, provided         and officers to the fullest extent permitted from time to time
that (1) the course of conduct was determined to be in            by Delaware law.
the best interest of your partnership, and (2) the course
of conduct did not constitute negligence or misconduct.           Delaware law permits indemnification to certain persons against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of a corporation, provided that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to such corporation's best
                                                                  interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
                                                                  Delaware does not allow indemnification of directors in the case of an action by or in the right of a corporation
                                                                  (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

                                                                  The REIT has also entered into indemnification agreements with each of its directors and executive officers which, among other things, require the that the REIT indemnify its directors and executive officers to the fullest extent permitted by law and advance to the directors and executive officers all related expenses (including legal costs), subject to reimbursement, if it is subsequently determined that the indemnification is not permitted.

     The rights of stockholders against management of the REIT in certain circumstances are more limited than the rights you have against us


                     YOUR PARTNERSHIP                                                        THE REIT
------------------------------------------------------------------------------------------------------------------------------
                                                 Review of Books and Records
------------------------------------------------------------------------------------------------------------------------------
Under your partnership agreement and applicable law, you              Under Delaware General Corporation Law, a stockholder
may be entitled to review and obtain a copy of a current              is entitled, upon written demand, to inspect for any
list of the names and addresses of limited partners in                proper purposes during usual business hours, the
your partnership as well as other information maintained              REIT's stock ledger, a list of the REIT's stockholders
at the principal offices of your partnership.                         and its other books and records and to make copies or
                                                                      extracts therefrom.  In addition, the REIT is required
                                                                      to prepare, at least 10 days before every meeting of
                                                                      stockholders, a complete list of the stockholders
                                                                      entitled to vote at the meeting, arranged in
                                                                      alphabetical order, and showing the address of each
                                                                      stockholder and the number of shares registered in the
                                                                      name of each stockholder.  Such list must be open to
                                                                      the examination of any stockholder, for any purpose
                                                                      germane to the meeting, during ordinary business
                                                                      hours, for at least 10 days prior to the meeting
                                                                      either at the place where the meeting is to be held or
                                                                      at a place in the city which is specified in the
                                                                      notice of the meeting.


The rights of stockholders to obtain an investor list is somewhat more limited than your corresponding right in your partnership.



                                                               Management

With the exception of certain significant transactions                The REIT will be managed by its Board of Directors and
which require your approval (such as a sale of all of                 executive officers. Management of the day-to-day
your partnership's assets), we have exclusive authority               affairs of the REIT will be performed by the Advisor.
and control over the management and operation of your                 (The Advisory Agreement is described in general under
partnership.  You do not have the right to annually elect             "THE REIT -- Management --  The Advisory Agreement and
the management of your partnership.  However, we may be               the Advisor")  The Board of Directors will be elected
removed at any time by a vote of a majority of the                    by the holders of Common Stock and non-participating
outstanding units in your partnership.                                voting stock.


Unlike limited partners in your partnership, holders of Common Stock and non-participating voting stock will vote to elect management of the REIT.



                     YOUR PARTNERSHIP                                                        THE REIT
------------------------------------------------------------------------------------------------------------------------------
                                            Distributions; distribution policy
------------------------------------------------------------------------------------------------------------------------------
Your partnership generally distributes available cash on              The REIT intends to make quarterly dividend payments
a quarterly basis.  Amounts distributed to you                        to its stockholders.  The amount of such dividends
historically have been derived from your share of                     will be established by the Board of Directors, taking
adjusted cash from operations. We may, under your                     into account the cash needs of the REIT, the
partnership agreement, create working capital and other               requirements of the Code for qualification as a real
reserves that may have the effect of decreasing cash                  estate investment trust and the amount of
distributions. You also are entitled to receive your                  distributions necessary to avoid becoming subject to
share of cash from sales or financings upon the sale or,              non-deductible excise tax.  See "FEDERAL INCOME TAX
in limited circumstances, financing of your partnership's             CONSEQUENCES."  Under the Code, the REIT is required
properties.  However, your partnership has not to date                to distribute ordinary income dividends of at least
sold or financed any of its real estate investments.                  95% (90% after taxable year 2000) of its taxable
                                                                      income.  Unlike your partnership, the REIT is not
                                                                      required to distribute, and does not intend to
                                                                      distribute, net proceeds from a financing of
                                                                      properties or from sales of properties.  However, the
                                                                      REIT intends to distribute its net capital gain income
                                                                      (if any) from such sales.  For a summary of the REIT's
                                                                      dividend policy, see, "THE REIT -- Cash Dividend
                                                                      Policy".


     The REIT will pay dividends when declared by the Board of Directors of the REIT. The amount of such dividends will depend upon the REIT's operating expenses, debt service payments, capital expenditures and other factors. To maintain its qualification as a real estate investment trust, the REIT must distribute 95% (90% after 2000) of its taxable income.


                     YOUR PARTNERSHIP                                                        THE REIT
------------------------------------------------------------------------------------------------------------------------------

                                                Management Fees to Affiliates
------------------------------------------------------------------------------------------------------------------------------
Your partnership agreement provides for the payment of                Pursuant to the Advisory Agreement, the Advisor, which
the following fees to us and our affiliates in                        is one of our affiliates, will be paid (1) an asset
consideration of our and their performance of certain                 management fee equal to 1.25% of gross assets of your
services on behalf of your partnership.                               partnership, (2) $200,000 for non-accountable
                                                                      expenses, (3) competitive property management fees and
Management and Administrative Fees. In consideration of               (4) reimbursements for accountable expenses.
providing management and administrative services for your
partnership, we or our affiliates are currently entitled
to receive (1) a per annum partnership asset management
fee equal to 1.25% of the gross assets of your
partnership per annum, and (2) $200,000 per annum for
non-accountable expenses.  In addition, your partnership
pays our affiliates competitive property management fees.

Liquidation Fees. As a result of certain subordination provisions relating to liquidation stage fees, it is not currently anticipated that we would be entitled to receive any fees which would otherwise be payable to us or our affiliates in connection with the sale of properties and the liquidation of your partnership.

Reimbursement of Expenses. Your partnership agreement further provides that we and our affiliates are entitled to be reimbursed for accountable expenses.


      The method of determining the amount of fees payable to the Advisor for managing the REIT and its properties is substantially the same as the method for determining the amount of fees payable to us and our affiliates for performing the same services.

      The following information compares (1) the compensation paid by your partnership to us and our affiliates and (2) the compensation that would have been paid to us and our affiliates if the restructuring had been in effect during the periods presented below.


                                                 HISTORICAL AND PRO FORMA PAYMENTS TO THE GENERAL PARTNERS

                                  --------------------------------------------------------------------------------------------------

                                                                             Year Ended December 31,
                                  --------------------------------------------------------------------------------------------------
                                  ------------------------------------- ------------------------------------- ----------------------

                                                  1996                                  1997                                1998
                                  ------------------------------------- ------------------------------------- ----------------------
                                                            Net                                   Net
                                  Historical      REIT      Increase    Historical      REIT      Increase    Historical    REIT
                                  Partnership   Pro Forma   (Decrease)  Partnership   Pro Forma   (Decrease)  Partnership Pro Forma

Asset Management Fee                $880,404     $880,404        $0       $880,404     $880,404       $0       $880,404    $880,404

Property Management Fees (2)         246,908      246,908         0        305,203      305,203        0        270,074     270,074
General Partners' Distribution       136,966      136,966         0        189,503      189,603        0        199,584     199,584
Reimb. of Exp.-Non-Accountable       200,000      200,000         0        200,000      200,000        0        200,000     200,000
Reimb. of Part. Exp.
  to Affiliates                       81,036       81,036         0         42,997       42,997        0        102,019     102,019
                                  ----------   ----------   --------    ----------   ----------   --------   ----------  ----------
    Total                         $1,545,314   $1,545,314        $0     $1,618,207   $1,618,207       $0     $1,652,081  $1,652,081
                                  ==========   ==========   ========    ==========   ==========   ========   ==========  ==========




                                  ------------   ---------------------------------
                                  Year Ended
                                  December 31,        Nine Months Ended
                                  ------------   ---------------------------------
                                  ------------   ---------------------------------

                                      1998              September 30, 1999
                                  ------------   ---------------------------------
                                   Net                                     Net
                                   Increase     Historical     REIT      Increase
                                   (Decrease)   Partnership  Pro Forma  (Decrease)

Asset Management Fee                    $0        $579,807    $539,558   (40,249)(1)
Property Management Fees (2)             0         152,933     152,933         0
General Partners' Distribution           0          99,792      99,792         0
Reimb. of Exp.-Non-Accountable           0         150,000     150,000         0
Reimb. of Part. Exp. to Affiliates       0          76,500      76,500         0
                                   ---------   ----------- ----------- ----------
    Total                               $0      $1,059,032  $1,018,783   (40,249)
                                   =========   =========== =========== ==========


    __________

(1) The decrease in the asset management fee results from amendments to the partnership agreement previously approved by the limited partners.

(2) Historical cost includes $246,908, $350,203, $270,074 and $152,993 of
    Supervisory Management Fees paid to our affiliate for the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1999, respectively, of which $120,387, $108,247, $129,580 and $66,675, respectively, was paid to unaffiliated management companies.



                     YOUR PARTNERSHIP                                                        THE REIT
------------------------------------------------------------------------------------------------------------------------------

                                            Taxation of Taxable Limited Partners
------------------------------------------------------------------------------------------------------------------------------
Your partnership, which is treated as a partnership for               Dividends received by taxable stockholders generally
Federal income tax purposes, is not subject to tax, but               will be taxable as ordinary dividend income (except
you report your allocable share of partnership income and             for distributions properly designated as capital gain
loss on your tax return.  Partnership distributions are               distributions).  Dividends and capital gains from
not taxable to you except to the extent such                          Common Stock cannot be offset by passive activity
distributions exceed your adjusted tax basis in your                  losses (including any unused passive activity losses
partnership.  Your partnership specially allocates                    from your partnership) in the case of stockholders who
depreciation deductions to taxable unitholders.  Losses               are subject to the passive activity loss limitation.
from your partnership constitute passive activity losses              Unused passive activity losses from your partnership
which, under the passive activity loss limitation rules,              generally could be deducted when you sell all of your
cannot be deducted currently except to the extent of your             Common Stock.  Any tax losses of the REIT will not
passive activity income (if any) from other investments.              pass through to stockholders, but will reduce the
Income from your partnership generally constitutes                    REIT's future taxable income (subject to applicable
passive activity income which, under the passive activity             limitations).  Each January, stockholders will be
loss limitation (but subject to other applicable                      mailed the familiar Form 1099-DIV for corporate
limitations), can be offset by passive activity losses                dividends.
from other investments.  Generally, by March 15 of each
year, you receive annual Schedule K-1 forms with respect              As a stockholder, you generally will not be required
to information for inclusion on your Federal income tax               to file state income tax returns or pay state income
returns.                                                              taxes outside your state of residence with respect to
                                                                      the REIT's operations.  The REIT must pay state income
You generally must file state income tax returns and may              taxes in certain states where it is qualified to do
incur state income tax in various states in which your                business.
partnership owns property.



------------------------------------------------------------------------------------------------------------------------------
                                           Taxation of Tax-Exempt Limited Partners
-----------------------------------------------------------------------------------------------------------------------------
Leveraged acquisitions by your partnership would give                 The IRS has ruled that distributions by a real estate
rise to UBTI under the Code.                                          investment trust to a tax-exempt pension trust will
                                                                      not constitute UBTI.  Accordingly, dividends received
                                                                      from the REIT by a stockholder whose income is exempt
                                                                      from Federal income taxation (other than certain
                                                                      categories of tax-exempt stockholders) should not
                                                                      constitute UBTI assuming the stockholder does not hold
                                                                      its shares subject to acquisition indebtedness.

                                       31

                                THE RESTRUCTURING

GENERAL

                  This restructuring proposal is the final step in a class action settlement approved by the California Supreme Court.

                  We are soliciting your approval of a restructuring transaction in which your partnership would be restructured into an operating partnership controlled by the REIT. You would receive three shares of Common Stock in the restructuring in exchange for each of your partnership units (unless as described under "VOTING -- RETAINING OP UNITS," you elect to retain OP Units). The restructuring is conditioned on the Common Stock being approved for listing on the American Stock Exchange. Your receipt of Common Stock in the restructuring will be tax-free to you.

                  As a result of the restructuring, the REIT's only asset will be its ownership interests in the operating partnership. The REIT will be a limited partner of the operating partnership, and a wholly-owned subsidiary of the REIT named Shelbourne Properties III GP, Inc. ("Shelbourne Properties III GP") will be the general partner of the operating partnership. The REIT will conduct all of its operations, including the historic operations of your partnership, through the operating partnership.

                  Following the restructuring, the REIT will have a Board of Directors consisting of seven directors, two of which will be Independent Directors. See "THE REIT -- MANAGEMENT." Our affiliate, Shelbourne Management LLC, will manage the day-to-day affairs of the REIT following the restructuring under an advisory agreement. For a discussion of the services to be performed by Shelbourne Management and the fees payable to Shelbourne Management, see, "THE REIT -- MANAGEMENT - The Advisory Agreement and the Advisor."

MECHANICS OF THE RESTRUCTURING

                  The restructuring will be accomplished by forming a new limited partnership that is wholly-owned by the REIT and merging it with and into your partnership on the terms set forth in the Merger Agreement attached to this Consent Solicitation Statement/Prospectus as Appendix C. Your partnership will survive the merger as the operating partnership. As part of the merger, your partnership's partnership agreement will be amended and restated in the form of Appendix B to this Consent Solicitation Statement/Prospectus. As part of the merger, each unit in your partnership will be converted into three shares of Common Stock unless the owner of such unit elects to retain OP Units. The REIT will receive one OP Unit for each unit in your partnership that is converted into Common Stock, except that an interest in the operating partnership representing 1% of all interests in the operating partnership, instead of being issued to the REIT, will be issued to Shelbourne Properties III GP as the general partner of the operating partnership. The general partnership interest in the operating partnership and OP Units held by the REIT will not be redeemable for Common Stock or cash like OP Units held by OP Unitholders other than the REIT.

                  As part of the restructuring, the REIT will issue to the operating partnership a number of shares of the REIT's non-participating voting stock equal to the number of shares of Common Stock that may be issued upon redemption of the outstanding OP Units at any time. However, the number of shares to be issued in the restructuring may not represent more than 19% of the combined voting power of all voting securities of the operating partnership. The non-participating voting stock will not participate in any dividends paid by the REIT and will not participate in any liquidating distributions by the REIT. See "THE OPERATING PARTNERSHIP AND OP UNITS -- NON-PARTICIPATING VOTING STOCK." For each

OP Unit that is redeemed by the operating partnership, three shares of non-participating voting stock will be redeemed by the REIT. The REIT will pay nominal consideration to redeem the non-participating voting stock. The general partnership interest in the operating partnership and OP Units held by the REIT will not be entitled to vote with respect to matters put to a vote of holders of the REIT's non-participating voting stock.

EFFECTIVE TIME

                  We will cause the restructuring to become effective within ten business days of the later of (a) the business day following the last date on which Consent Forms may be received by the Information Agent in order to be valid or (b) the business day on which the last of the conditions to the restructuring are fulfilled or waived.

                  We will cause the restructuring to become effective by filing certificates of merger and such other documents and instruments, as required by Delaware law, with the Office of the Secretary of State of the State of Delaware.

CONDITIONS TO THE RESTRUCTURING

                  Our obligation to effect the restructuring is subject to satisfaction of the following conditions:

            o Approval of the restructuring by limited partners holding a majority of the outstanding units in your partnership

            o This Consent Solicitation Statement/Prospectus has become effective and is not subject to any stop order or a proceeding seeking a stop order

            o The issuance of securities in the restructuring complies with all requirements of state securities or "blue sky" laws

            o The REIT has at least 100 shareholders and not more than 50% (by value) of the outstanding Common Stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities)

            o No pension trust individually owns more than 25% (by value) of the Common Stock of the REIT, and no group of pension trusts, each of which owns at least 10% (by value) of the Common Stock of the REIT, owns more than 50% (by value) of the Common Stock of the REIT

            o The Common Stock has been approved for listing upon issuance on the American Stock Exchange

            o Rosenman & Colin LLP renders certain tax opinions concerning the restructuring and the REIT's qualification as a real estate investment trust. See "FEDERAL INCOME TAX CONSEQUENCES -- THE RESTRUCTURING" and "-- TAXATION OF THE REIT AS A REAL ESTATE INVESTMENT TRUST - General."

FEES AND EXPENSES

                  All costs and expenses incurred in connection with the restructuring will be paid by your partnership, whether or not the restructuring is consummated. The following is an estimate of such expenses.

                  Registration, Listing and Filing Fees.............. $ 28,761

                  Legal Fees.......................................... 175,000

                  Accounting Fees and Expenses........................  10,000

                  Solicitation Fees and Expenses......................  50,000

                  Printing and Engraving Expenses.....................  30,000

                  Postage.............................................  40,000

                  Miscellaneous.......................................  16,239
                                                                      --------


                         Total........................................$350,000


POTENTIAL BENEFITS OF THE RESTRUCTURING

                  As previously mentioned, we are proposing the restructuring pursuant to the settlement of the class action litigation involving your partnership. We expect that the following benefits will result from the restructuring.

         Greater Liquidity

                  Unlike units in your partnership, Common Stock will be traded on the American Stock Exchange. As a result, stockholders in the REIT should have greater liquidity than you currently have with respect to the existing limited and informal secondary market for units. In addition, trading on the American Stock Exchange is expected to more accurately reflect the value of Common Stock than is reflected with respect to your partnership units on the secondary market. See "THE RESTRUCTURING--COMPARISON OF ALTERNATIVE CONSIDERATION - Secondary Market Prices."

         Ability to Make New Investments

                  Unlike your partnership, the REIT will have the ability to make new investments. The REIT may acquire new properties, interests in joint ventures and other real estate companies, mortgages and other real estate-related assets. The ability to make new investments will enable the REIT to change its investment portfolio in response to changing market conditions and to avail itself of potentially favorable investment opportunities. However, there can be no assurance that suitable additional real estate-related investments will be available on terms that would be favorable. Through such additional investments, the REIT will attempt to maximize the value of Common Stock.

         Ability to Raise Capital

                  The REIT will have the ability to borrow money, including by mortgaging existing properties, and issue equity securities. The proceeds from such loans or equity issuances may be used to finance future investments, to improve existing properties, or for other purposes. In addition, the borrowing of money by the REIT will not result in UBTI to tax-exempt stockholders.

         Beneficial Company Structure

                  The "UPREIT" structure resulting from the restructuring will enhance the ability of the REIT to make future acquisitions. The operating partnership will be able to issue additional OP Units in transactions which would afford beneficial tax treatment to prospective sellers.

         Elected Governance

                  Following the restructuring, holders of Common Stock and non-participating voting stock will be entitled to elect directors of the REIT by voting their shares. In addition, a vote of such stockholders holding two-thirds of the outstanding Common Stock and non-participating voting stock, voting as a group, generally may remove a director of the REIT. Each year, holders of Common Stock and non-participating voting stock, voting as a group, will elect approximately one-third of the REIT's directors, each of whom will serve for a three-year term.

         Tax-Free Receipt of Common Stock

                  The restructuring will allow you to exchange units in your partnership for Common Stock on a tax-free basis. However, if you elect to retain OP Units, you will be taxed on your receipt of Common Stock (or cash) when you later redeem your OP Units.

         No UBTI

                  If you receive Common Stock and are tax-exempt, dividends paid to you generally will not constitute UBTI even if the REIT borrows funds to finance acquisitions or improvements.

         Simplified Tax Reporting

                  If you receive Common Stock, the restructuring will result in simplified tax administration for many of you. You no longer will receive a Schedule K-1 (which is generally received in March), which complicates and typically leads to more costly tax return preparation, but instead will receive the simple and familiar Form 1099-DIV by January 31 of each year to report your taxable income and gain from the REIT.

         Reduced State Income Tax Reporting

                  You generally will not be subject to state income tax or required to file individual state income tax returns in states other than in your state of residence solely as a result of an investment in the Common Stock.

BACKGROUND OF THE RESTRUCTURING

         General

                  We are proposing the restructuring as part of the court-approved settlement of the class action litigation involving your partnership. The following summarizes the history of your partnership and the events leading towards and surrounding the settlement.

         Your Partnership

                  Your partnership was formed in 1987 to invest in and hold existing or to-be-constructed income-producing properties. Your partnership currently owns interests in office buildings, shopping centers and other commercial and industrial properties. Units in your partnership were registered under the Securities Act of 1933 and publicly offered and sold between September 1987 and September 1989 resulting in the sale of 371,766 partnership units for aggregate gross proceeds to your partnership of $92,941,500. Substantially all of the capital raised by your partnership through the sale of units (net of offering costs, fees and certain distributions) was invested in the six properties currently owned by your partnership. A complete description of the properties currently owned by your partnership is set forth under "THE REIT -- THE PROPERTIES."

                  Your partnership has two general partners. The Managing General Partner is Resources High Equity, Inc. ("RHE"), a Delaware corporation, and the Associate General Partner is Presidio AGP Corp.

                  As the Managing General Partner, RHE is responsible for seeking out, evaluating and negotiating all property investments and dispositions as well as for management of your partnership's properties, and the administration and day to day operation of your partnership. Presidio AGP Corp., the Associate General Partner of your partnership, does not have any power or responsibility with respect to your partnership and does not devote any material amount of its business time and attention to the affairs of your partnership. We are accountable to your partnership as fiduciaries and accordingly must exercise good faith and integrity in handling its affairs. None of us has any outstanding obligations or commitments to your partnership other than our contingent obligation to pay the "fee give-back" amount pursuant to your partnership agreement. See the discussion of such contingent obligation included in "THE RESTRUCTURING -- ALTERNATIVES TO THE RESTRUCTURING - Liquidation and Dissolution of Your Partnership."

                  Your partnership's general partners are wholly-owned by Presidio Capital Corp. ("Presidio"). Presidio is a British Virgin Islands corporation that is wholly-owned by Presidio Capital Investment Company, LLC ("PCIC), a Delaware limited liability company. The majority interest in PCIC is owned by NorthStar Presidio Capital Holding Corp. ("NS Presidio"), a Delaware corporation.

                  In October 1999 Presidio entered into an Agency Agreement with an affiliate of Winthrop Financial Associates ("Winthrop"), a Boston-based partnership and property management company which is not affiliated with Presidio. Under the Agency Agreement, the Winthrop affiliate is responsible for providing your partnership with the asset management and investor relation services previously provided by your general partners. In order to facilitate the provision of these services, nominees of the Winthrop affiliate were elected as officers and directors of your general partners. Following the restructuring the Winthrop affiliate will continue to furnish the foregoing services for the advisor. In addition, nominees of the Winthrop affiliate have been elected as officers and directors of the advisor.

                  The units in your partnership are not listed on any national stock exchange or traded in any formal trading market. There is, however, a limited and informal secondary market for units. For a listing of recently reported trading activity and prices relating to sales of units on the secondary market, see the table entitled "SECONDARY MARKET TRADING VOLUME AND UNIT PRICES" set forth under "THE RESTRUCTURING -- COMPARISON OF ALTERNATIVE CONSIDERATION."

                  The stated investment objectives of your partnership were to
(1) preserve its capital, (2) provide quarterly distributions to partners, and
(3) create the potential for capital gains through appreciation of its properties. We believe that your partnership has, to some extent, achieved its objectives of providing quarterly distributions to partners. Except for the quarter ended September 30, 1999, your partnership has made quarterly distributions to limited partners. For a discussion of the operating history and performance of your partnership, see "SELECTED FINANCIAL DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

         The following table sets forth (1) equity balances on a total and per unit basis for all partners in your partnership as of the date of the original offering of units in your partnership and as of September 30, 1999, (2) amounts contributed to your partnership during such period, (3) distributions from your partnership during such period, and (4) losses allocated by your partnership during such period. The beginning equity account of the general partners includes a reallocation of $4,331,074 (5% of the gross proceeds originally raised by your partnership) to reflect the general partners' 5% equity interest in your partnership.

----------- ------------------------ ------------------ ------------------- ----------------------
                                       Organization
               Beginning Equity      Costs Charged to                         Distributions on
                    Balance               Capital        Income Allocated          Equity
            ------------------------ ------------------ ------------------- ----------------------
               Total      Per Unit     Total     Per      Total      Per       Total       Per
                                                 Unit                Unit                  Unit
----------- ------------- ---------- ----------- ------ ----------- ------- ------------ ---------
Limited      88,610,426   238.35     (2,648,763) (7.13) 23,884,904  64.25   (46,457,388) (124.96)
Partners
----------- ------------- ---------- ----------- ------ ----------- ------- ------------ ---------
General      4,332,074       --      (139,408)    --    1,257,100           (2,113,469)
Partners
----------- ------------- ---------- ----------- ------ ----------- ------- ------------ ---------



                                    Equity Balances as
               Losses Allocated         of 9/30/99
             --------------------- ---------------------
                Total      Per       Total       Per
                           Unit                  Unit
-----------  ------------ -------- ----------- ---------
Limited      (13,572,924) (36.51)  49,816,255   134.00
Partners
-----------  ------------ -------- ----------- ---------
General       (714,364)            2,621,933
Partners
-----------  ------------ -------- ----------- ---------


         The Class Action

                  In May 1993, certain of the limited partners in your partnership commenced a class action (the "Action") in the California Superior Court on behalf of all limited partners, and in April 1994, the complaint in the Action was amended to include claims on behalf of all limited partners who owned units in each of your partnership, Integrated Resources High Equity Partners, Series 85, A California Limited Partnership and High Equity Partners L.P. - Series 86 (collectively with your partnership, the "HEP Partnerships"). The amended complaint asserted claims against us, the general partners of the other HEP Partnerships and certain related persons and entities for, among other things, common law fraud, negligent misrepresentation, and breaches of fiduciary duty. The plaintiffs sought, among other things, the recovery of compensatory and punitive damages, dissolution, an accounting, receivership, and removal of the general partner, as well as an award of attorneys' fees and costs. We and the other defendants in the Action at all times considered the Action to be without merit and vigorously defended the Action.

         The Class Action Settlement

                  In January 1999, we agreed with plaintiffs' counsel on the terms of the settlement (the "Settlement") of the Action and entered into a settlement stipulation.

                  In February 1999, we mailed you a Court-approved notice of the Settlement that contained a detailed description of the terms of the Settlement and notified you of a hearing that was held on April 29, 1999 to consider approval of the terms of the Settlement. All limited partners, including those who had opted out of the Action, were furnished notice and given an opportunity to be heard at the hearing. An expert appointed by the Court as well as the Court determined that the Settlement was fair, reasonable and adequate and in the best interests of the settlement class and the HEP Partnerships.

                  Pursuant to the Settlement, we agreed to take certain actions regarding your partnership subject to first obtaining the consent of limited partners to amendments to your partnership agreement described below. The Settlement became effective in August 1999 following approval of the amendments. As amended, your partnership agreement provides for (a) a Partnership Asset Management Fee equal to 1.25% of the gross assets of your partnership in lieu of the prior fee of 1.05% of the gross amount of your partnership's original offering proceeds paid or allocable to acquire properties, (b) a fixed 1999 Partnership Asset Management Fee of $719,411 or $160,993 less than the amount that would have been paid for 1999 under the prior formula and (c) fixing an amount that we would be liable to pay upon liquidation of your partnership as repayment of certain fees received by us and our affiliates (the "Fee Give-Back Amount"), which Fee Give-Back Amount would be reduced by 10% for each full calendar year after 1998 in which a liquidation does not occur. As amended, your partnership agreement provides that upon a reorganization of your partnership into a real estate investment trust or other public entity, we would have no liability to pay any Fee Give-Back Amount. In accordance with the terms of the Settlement, our affiliate, Presidio Capital Corp., guaranteed payment of the Fee Give-Back Amount.

                  As required by the Settlement, our affiliate, Millennium Funding IV, LLC, made a tender offer to limited partners of your partnership to acquire 25,034 units of your partnership at a price of $113.15 per unit. The offer closed in January 2000 and Millennium acquired all 25,034 Units subject to the tender.

                  The final requirement of the Settlement obligated us to use our best efforts to reorganize each of your partnership and the other HEP Partnerships into a real estate investment trust or other entity and the general partner of the other HEP Partnerships whose shares will be listed on a national securities exchange or on the NASDAQ National Market System. We are proposing this restructuring to satisfy the foregoing requirement of the Settlement with respect to your partnership.

ALTERNATIVES TO THE RESTRUCTURING

                  In order to assist you in evaluating the restructuring, the following sets forth an analysis and comparison of alternatives to the restructuring. We are not proposing the alternatives discussed below, but rather are providing them for comparison purposes.

         Continuation of Your Partnership

                  Continuing your partnership outside of the restructuring would provide you with continuity of your original investment. From its date of organization, your partnership has pursued the specific investment objectives set forth in your partnership agreement, and if continued, would continue to pursue those investment objectives. If we continue your partnership, you would have the opportunity to realize any potential benefits of owning your partnership's existing properties over the remaining term of your partnership.

                  We do not believe that continuation of your partnership outside of the restructuring would provide you with as many benefits as the restructuring. As a limited partner in your partnership, you hold an investment in a fixed property portfolio. Your partnership is not permitted to make additional investments. This means that in order to maximize returns to limited partners, we must wait for the optimum time to sell your partnership's properties, rather than improving the investment portfolio owned by your partnership. In addition, there currently is no active trading market for the units. The limited number of units that recently have been sold on the informal secondary market have been sold at substantial discounts to net asset value of your partnership. Between December 1, 1998 and November 30, 1999, according to Partnership Spectrum, an independent third party industry publication, a total of 11,092 units in your partnership have traded in the secondary market between a high of $137 per unit and a low of $93.45 per unit.

                  For the reasons set forth above, we believe that anticipated benefits of the restructuring to you significantly outweigh the benefits of continuing your partnership outside of the restructuring in accordance with its existing business plan.

         Liquidation and Dissolution of Your Partnership

                  Another hypothetical alternative is to liquidate your partnership by selling all of its assets at the best possible price. A benefit from liquidation would be you no longer would be subject to the risks associated with owning real estate. Furthermore, in accordance with the terms of your partnership agreement, if your partnership were liquidated this year, we would be obligated to pay limited partners $3.57 per unit under the "fee give-back" provisions of your partnership agreement. That amount decreases every year.

                  Nevertheless, we believe that it would not be in your best interest to liquidate your partnership at this time. If your partnership liquidated, it would sell its assets, pay off existing liabilities, distribute the cash proceeds in accordance with your partnership agreement, and then dissolve. We do not believe that now is an opportune time to liquidate your partnership. In addition, liquidating the properties would not be in your best interests because selling properties on a liquidation basis often results in the owners receiving significantly less than market value. Moreover, because two of your partnership's properties are held in joint ventures with the parties, your partnership's ability to sell these investments may be limited. As a result, liquidation of these investments likely would result in your partnership receiving substantially less than fair market value. We have estimated the liquidation value as of September 30, 1999 to be $149.48 per unit. This amount includes the "fee give-back amount" payable as of such date ($3.67), but does not take into account any discount that may be applicable to your partnership's joint venture investments. See "THE RESTRUCTURING -- COMPARISON OF ALTERNATIVE CONSIDERATION -Liquidation Values."

RECOMMENDATIONS AND FAIRNESS

         General Partners' Statement

                  We believe that the restructuring is fair and in the best interest of limited partners. Accordingly, we recommend that you vote "YES" to approve the restructuring. Our belief is based on the following factors. The terms of the settlement of the class action required that we use our best efforts to reorganize your partnership into a real estate investment trust or other entity whose shares were listed on a national securities exchange. The California Superior Court determined that the provisions of the settlement were fair, reasonable and adequate and in the best interests of your partnership. The restructuring will give you the option of receiving shares of Common Stock listed on the American Stock Exchange or retaining OP Units. We and our affiliates will be entitled to receive Common Stock or OP Units on the same basis as limited partners in your partnership.

                  In recommending the restructuring, we concluded that the restructuring provides greater benefits than any of the potential alternatives to the restructuring discussed under "THE RESTRUCTURING -- ALTERNATIVES TO THE RESTRUCTURING." Specifically, you will own an investment in a real estate investment company with investment flexibility superior to your partnership. As currently structured, your partnership is not permitted to raise additional capital or acquire additional properties. Consequently, you currently own an investment in a fixed real estate portfolio. We do not believe liquidation is an attractive alternative since it is not an opportune time to liquidate your partnership. As a result of the inherent discount that generally results in forced portfolio liquidations, a current liquidation of your partnership would result in a substantial and permanent loss to limited partners.

                  In determining that the restructuring is fair and in your best interest, we considered, but did not accord significant weight to, either current or historic market prices of units or liquidation value or net book value of units. We did not give significant weight to the market value of units because we do not believe that the informal secondary market for units accurately reflects the value of your partnership's assets. As noted, we do not believe it is an opportune time for liquidation, and therefore did not give significant weight to liquidation value. Finally, we do not believe net book value is a meaningful measure of your partnership's assets.

COMPARISON OF ALTERNATIVE CONSIDERATION

         Secondary Market Prices

                  There is no formal trading market for the units in your partnership. Secondary market sales activity for the units, including privately negotiated sales, has been limited. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by Chicago Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units because the units are not listed or traded on any exchange or quoted on any NASDAQ list or system.

                  The following table sets forth the number and prices of units sold during calendar years 1996, 1997 and 1998 as well as for the first three quarters of 1999 as reported by Partnership Spectrum, an independent third party industry publication. These prices do not take into account commissions and other transactional costs which sellers of units may be required to pay (which typically range between 8% and 10% of the reported selling price).


                 SECONDARY MARKET TRADING VOLUME AND UNIT PRICES
                   (ALL PRICE INFORMATION ON A PER UNIT BASIS)

-------------------------- ----------------------- ---------------- --------------------- --------------------- --------------------

          Date               Total Units Traded       Number of       Weighted Average            High                  Low
                                                       Trades
-------------------------- ----------------------- ---------------- --------------------- --------------------- --------------------
2/1/96-3/31/96                     1,884                 23                $73.03                $77.81                $67.50

4/1/96-5/30/96                     2,123                 18                $72.43                $76.00                $70.00

6/1/96-7/31/96                    14,271                 21                $81.35                $82.75                $65.00

8/1/96-9/30/96                     1,041                 24                $74.10                $80.42                $70.00

10/1/96-11/30/96                   1,179                 25                $73.79                $77.00                $71.75

12/1/96-1/31/97                      381                  5                $80.64                $86.00                $77.50

2/1/97-3/31/97                     1,975                 40                $88.57                $93.00                $75.00

4/1/97-5/30/97                     2,330                 22                $90.28                $96.58                $83.40

6/1/97-7/31/97                     2,369                 40                $88.80                $94.13                $84.00

8/1/97-9/30/97                     1,989                 28                $89.87                $97.00                $84.00

10/1/97-11/30/97                     671                  9                $93.89               $109.50                $84.00

12/1/97-1/31/98                    2,374                 44                $99.18               $111.33                $88.00

2/1/98-3/31/98                     2,216                 47               $110.30               $120.00               $110.00

4/1/98-5/31/98                     1,547                 35               $111.89               $120.00               $100.00

6/1/98-7/31/98                     1,626                 28               $115.68               $140.52               $100.00

8/1/98-9/30/98                     2,402                 41               $120.17               $131.11               $110.00

10/1/98-11/30/98                   6,158                 19               $127.02               $132.00               $122.00

12/1/98-1/31/99                    1,988                 27               $124.31               $130.88               $105.00

2/1/99-3/31/99                     2,412                 42               $117.74               $131.00               $110.00

4/1/99-5/31/99                     1,212                 24               $119.24               $137.00               $102.50

6/1/99-7/31/99                     2,192                 46               $116.41               $132.05               $102.50

8/1/99-9/30/99                     1,960                 30               $117.11               $125.00                $93.45

10/1/99-11/30/99                   1,328                 24               $112.51               $117.88               $100.00

         Liquidation Values

                  Your partnership is not required to liquidate at the present time. In addition, we do not believe that now is an opportune time to sell your partnership's properties.

                  We used March 1998 appraisals of your partnership's properties to estimate the liquidation value of your partnership as of September 30, 1999. These appraisals were obtained as part of the settlement of the Action and may not reflect the current market value of your partnership's properties. The following table sets forth the values in the appraisals. For joint venture investments, the value listed represents your partnership's proportionate interest in the joint venture.

            Property                               Appraised Value

       568 Broadway                                 $ 7,088,000 (1)
       Livonia Plaza                                  8,750,000
       Melrose Crossing - Phase II                    2,100,000
       Sunrise Marketplace                           11,100,000
       SuperValu Stores                               7,875,000
       TMR Warehouses                                16,820,080 (2)
                                                     ----------
            TOTAL                                   $53,733,080

---------------

(1) Your partnership has a 22.15% interest in this property and the amount listed in the table represents 22.15% of the appraised value.

(2) Your partnership has a 79.34% interest in this property and the amount listed in the table represents 79.34% of the appraised value.

                  To estimate your partnership's liquidation value as of September 30, 1999, we subtracted from the total appraised value of your partnership's properties estimated liquidation costs of $1,612,000 (approximately 3% of the total appraised value). We then added the $4,941,000 of net current assets of your partnership at September 30, 1999 to arrive at the estimated liquidation value of your partnership's assets of $57,062,000. Limited partners in your partnership would be entitled to 95% of the liquidation proceeds of your partnership's assets plus a $3.67 per unit "fee give-back amount" which we would be required to pay in the event of a liquidation of your partnership as of September 30, 1999, resulting in a per unit estimated liquidation value of $149.48. Such estimated liquidation value does not take into account any discount that may be applicable to your partnership's joint venture investments.

         Recent Tender Offer Prices

                  As required by the Settlement, one of our affiliates recently concluded a tender offer in which it acquired 25,034 units in your partnership for a price of $113.15 per unit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  As of January 31, 2000, no officer or director of any of us or of any direct or indirect parent of ours owned any Units. It is not possible at this time to estimate the percentage beneficial ownership of OP Units or Common Stock that will be held by any person or entity following consummation of the restructuring because it is not yet knows how many partners will elect to retain OP Units. The following table shows the total number of units in your partnership held by our affiliates as of January 31, 2000.

                                                         Amount and Nature of Beneficial
             Name of Beneficial Owner                           Ownership of Units                    % of Outstanding Units
             ------------------------                     ------------------------------               ----------------------

NorthStar Capital Investment Corp. (1)                              97,570 (2)                                    26.2%

------------

(1) NorthStar Capital Investment Corp. ("NCIC") is the general partner of NorthStar Partnership, L.P. the indirect majority owner of Presidio Capital Investment Company, LLC ("PCIC"). PCIC is the 100% parent of Presidio.

(2) Comprised of (a) 67,066 units held by Millennium Funding IV Corp., a wholly-owned subsidiary of Presidio, (b) 5,470 units held by Millennium Funding I LLC, a wholly-owned subsidiary of PCIC and (c) 25,034 units held by Millennium Funding IV LLC, a wholly-owned subsidiary of PCIC.

SELECTED FINANCIAL DATA

                  Set forth below is certain selected financial data for the periods indicated, on a historical basis and on a pro forma basis as if the restructuring was consummated on January 1, 1999 with respect to the nine months ended September 30, 1999 and on January 1, 1998 with respect to the year ended December 31, 1998. The pro forma balance sheet information is presented as if the restructuring was consummated on September 30, 1999. The information set forth below should be read in conjunction with the Financial Statements of your partnership, the Pro Forma Financial Information of the REIT and Management's Discussion and Analysis of the Financial Condition and Results of Operations, appearing elsewhere in this Consent Solicitation Statement/Prospectus or incorporated herein by reference.




                                                                                                             The REIT Pro Forma
                                             Historical High Equity Partners L.P. - Series 88                For the Year Ended
                                                      For the Year Ended December 31,                           December 31,
                                   ----------------------------------------------------------------------   ----------------------

                                         1994         1995           1996        1997          1998              1998
                                         ----         ----           ----        ----          ----              ----

Income Statement Data
Total Revenues                         $7,235,440    $7,657,237     $7,986,083  $9,524,410    $8,210,920        $8,210,920
Total Costs and Expenses               $4,796,419   $14,917,736     $5,833,911  $5,815,723    $5,215,289        $5,215,289
Net Income (Loss)                      $2,439,021   ($7,260,499)    $2,152,172  $3,708,687    $2,995,631        $2,995,631

Balance Sheet Data

Cash and Cash Equiv.                   $3,762,390    $3,898,548     $5,353,731  $6,540,252    $6,520,698
Total Assets                          $66,210,947   $56,305,498    $56,381,690 $56,296,853   $55,087,481
Total Liabilities                      $1,588,021    $1,682,399     $2,345,747  $2,344,238    $2,130,831
L.P. Equity                           $61,391,756   $51,891,920    $51,334,121 $51,254,962   $50,308,799
G.P. Equity (Deficit)                  $3,231,170    $2,731,179     $2,701,822  $2,697,653    $2,647,851
Total Common Stockholders Equity

Other Financial Data

Net Increase (Decrease)                  $196,599      $136,158     $1,455,183  $1,186,521     ($19,554)         ($369,554)
    in Cash and Cash Equiv.

Net Cash Provided By                   $4,029,752    $3,828,533     $4,485,245  $4,780,276    $4,436,169        $4,086,169
    Operating Activities

Distributions                          $2,739,328    $2,739,328     $2,739,328  $3,478,948    $3,991,596        $3,991,596

Per Unit Data

Net Income (loss)/units                     $6.23       ($18.55)         $5.50       $9.48         $7.65
Earnings Per Share                                                                                                   $2.55
Book Value                                $165.14       $139.58        $138.08     $137.87       $135.32
Book Value - Restructuring
Cash distributions as a return of
     capital                                $7.00         $7.00          $7.00       $9.69        $10.20             $3.40
Cash distributions from sales
     and/or refinancing of properties
Ratio of earnings to total assets            3.68%       -12.89%          3.82%       6.59%         5.44%

                                                                       The REIT Pro
                                       Historical Partnership          Forma For the
                                        For the Nine Months          Nine Months Ended
                                          Ended Sept. 30,              September 30,
                                     --------------------------    ---------------------

                                          1998         1999             1999
                                          ----         ----             ----

Income Statement Data

Total Revenues                          $6,202,825   $5,815,415       $5,815,415
Total Costs and Expenses                $4,014,638   $4,338,087       $4,297,838
Net Income (Loss)                       $2,188,187   $1,477,328       $1,517,577

Balance Sheet Data

Cash and Cash Equiv.                    $6,578,157    $5,765,070      $5,415,070
Total Assets                           $55,353,946   $53,639,068     $53,329,317
Total Liabilities                       $2,206,841    $1,200,888      $1,200,888
L.P. Equity                            $50,489,731   $49,816,255
G.P. Equity (Deficit)                   $2,657,374    $2,621,925
Total Common Stockholders Equity                                     $52,128,429

Other Financial Data

Net Increase (Decrease)                    $37,905     ($755,628)    ($1,105,628)
    in Cash and Cash Equiv.

Net Cash Provided By                    $3,362,306    $2,283,473      $1,933,473
    Operating Activities

Distributions                           $2,993,697    $2,993,697      $2,993,697

Per Unit Data

Net Income (loss)/units                      $5.59         $3.78
Earnings Per Share                                                         $1.29
Book Value                                 $135.81       $134.00
Book Value - Restructuring                                                $44.40
Cash distributions as a return of
    capital                                  $7.65         $5.10           $1.70
Cash distributions from sales
     and/or refinancing of properties
Ratio of earnings to total assets             3.95%         2.75%           2.85%



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         General

                  The following is our discussion and analysis of the historical financial condition and results of operations of your partnership. This information should be read in conjunction with the historical financial statements of your partnership and the related notes thereto incorporated herein by reference.

                  Following the restructuring, the REIT's only asset will be its ownership interests in the operating partnership. The REIT's revenues will be derived primarily from distributions from the operating partnership.

         Liquidity and Capital Resources

                  All of the REIT's investments were acquired for cash and are presently unencumbered by debt. The REIT will use working capital reserves and any undistributed cash from operations as its primary source of liquidity. The REIT also has the ability to raise capital by borrowing money or issuing additional equity securities. For the year ended December 31, 1998 and the nine months ended September 30, 1999, capital expenditures and distributions were funded partially from cash flow and partially from working capital reserves. As of December 31, 1998 and September 30, 1999, total remaining working capital reserves amounted to approximately $1,530,000 and $1,475,000, respectively. Working capital reserves are temporarily invested in short-term money market instruments and are expected, together with cash flow from operations, to be sufficient to fund future capital improvements.

                  During the nine months ended September 30, 1999, cash and cash equivalents decreased $755,628 as a result of capital expenditures and distributions to partners in excess of cash provided by operations. During the year ended December 31, 1998, cash and cash equivalents decreased $19,554 as a result of capital expenditures and distributions to partners in excess of cash flows from operations. Your partnership's primary source of funds was cash flow from the operations of its properties (principally rents received from tenants less property operating expenses) which amounted to $4,436,169 and $2,283,473 for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively. Your partnership used $464,127 and $45,404 for capital expenditures related to capital and tenant improvements to the properties and $3,991,596 and $2,993,697 for distributions to partners during 1998 and the nine months ended September 30, 1999, respectively.

                 The following table sets forth, for each of the last three fiscal years and for the first nine months of 1999, your partnership's expenditures at each of its properties for capital improvements and capitalized tenant procurement costs:


                                           Nine Months Ended
                                           September 30, 1999                    1998               1997                1996
                                           ------------------                    ----               ----                ----

Sunrise................................           $       --             $       140,388     $         7,068   $        308,903
568 Broadway...........................               22,941                     166,742              48,217            132,801
Livonia Plaza..........................                   --                     149,894             111,358              7,818
Melrose - Phase II.....................                   --                      90,633              93,728              2,100
TMR Warehouses.........................               15,895                      23,207              13,902             15,174
SuperValu..............................                    0                           0                   0                  0
                                                 -----------             ---------------     ---------------   ----------------
     Totals............................              $38,836             $       570,864     $       274,273   $        466,796
                                                 ===========             ===============     ===============   ================


                  The REIT expects to continue to utilize a portion of its cash flow from operations to pay for various capital and tenant improvements to its properties and for leasing commissions. Vacancies at the TMR Warehouses property and Melrose II are currently being marketed to a variety of potential tenants. Your partnership has funded operating expenses at these locations from cash reserves. If and when replacement tenants are secured, it is likely that capital expenditures will be required to fund tenant improvements and leasing commissions. Capital and tenant improvements and leasing commissions may in the future exceed the REIT's cash flow from operations. In that event, the REIT would utilize its remaining working capital reserves, reduce distributions, or sell one or more properties. In addition, unlike your partnership, the REIT will have the ability to fund capital improvements and other items through external financing.

         Real Estate Market

                  The real estate market has begun to recover (for selected markets and property types) from the effects of the substantial decline in the market value of existing properties. However, market values have been slow to recover, and high vacancy rates continue to exist in some areas. Technological changes are also occurring which may reduce the office space needs of many users. As a result, the REIT's potential for realizing the full value of its investment in its properties is at continued risk.

         Impairment of Assets

                  Your partnership evaluated the recoverability of the net carrying value of its real estate and related assets at least annually by estimating future cash flows expected to result from the use of each property and its eventual disposition, generally over a five-year holding period. In performing this review, your partnership took into account, among other things, the existing occupancy, the expected leasing prospects of the property and the economic situation in the region where the property is located. If the sum of the expected future cash flows, undiscounted, was less than the carrying amount of the property, your partnership recognized an impairment loss, and reduced the carrying amount of the asset to its estimated fair value. Fair value is the amount at which the asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale. Fair value was estimated using discounted cash flows or market comparables, as most appropriate for each property. Independent certified appraisers were utilized to assist management, when warranted.

                  Impairment write-downs recorded by your partnership did not affect the tax basis of the assets and were not included in the determination of taxable income or loss.

                  Because the cash flows used to evaluate the recoverability of the assets and their fair values are based upon projections of future economic events such as property occupancy rates, rental rates, operating cost inflation and market capitalization rates which are inherently subjective, the amounts ultimately realized at disposition may differ materially from the net carrying values at the balance sheet dates. The cash flows and market comparables used in this process are based on good faith estimates and assumptions. Unanticipated events and circumstances may occur and some assumptions may not materialize; therefore, actual results may vary from the estimates and the variances may be material. The REIT may provide additional write-downs, which could be material in subsequent years if real estate markets or local economic conditions change.

                  All of the REIT's properties have experienced varying degrees of operating difficulties, and your partnership recorded significant impairment write-downs in prior years. Improvements in the real estate market and in the properties' operations resulted in no write-downs for impairment being needed in 1996, 1997 or 1998 or in the first nine months of 1999.

                  The following table represents the write-downs for impairment recorded on certain of your partnership's properties through September 30, 1999:

                Property
                Sunrise                                      $8,500,000
                568 Broadway                                  6,157,700
                Livonia Plaza                                 2,100,000
                Melrose Plaza II                              2,881,000
                                                            $19,638,700
                                                            -----------

         Results of Operations

Nine months ended September 30, 1999 vs. nine months ended September 30, 1998

                  Your partnership experienced a decrease in net income for the nine months ended September 30, 1999 as compared to the 1998 period, primarily due to lower rental revenues and higher costs and expenses.

                  Rental revenue decreased during the nine months ended September 30, 1999, due primarily to the departure of significant tenants at Tri-Columbus and Melrose II during 1998. These decreases were partially offset by an increase in rental revenue during 1999 at 568 Broadway due to higher overall rental rates at the property.

                  Costs and expenses increased during the nine months ended September 30, 1999 as compared to the 1998 period due to higher operating and administrative expenses, partially offset by lower partnership management fees. The increase in operating expenses during the nine months ended September 30, 1999 was primarily due to an increase in repair and maintenance costs at Sunrise due to the receipt of insurance proceeds in February 1998, offsetting previously incurred costs. This increase was partially offset by a reduction in real estate taxes at Melrose II during the nine months ended September 30, 1999. The partnership management fee decreased due to the amendment to your partnership agreement approved in August 1999 reducing the fee for 1999. Administrative expenses increased for the nine months ended September 30, 1999 due to higher legal fees pursuant to the Settlement. The decrease in property management fees during the 1999 period were due to lower revenues, as previously discussed.

                  Interest income decreased during the nine months ended September 30, 1999 as compared to the 1998 period due to lower invested cash balances. Other income increased during the nine months ended September 30, 1999 as compared to the same period in 1998 due to a greater number of investor transfers on which the your partnership earns a transfer fee.

Year ended December 31, 1998 vs. 1997

                  Your partnership experienced an decrease in net income for the year ended December 31, 1998 compared to 1997 primarily due to a decrease in rental revenues during 1998, partially offset by a decrease in costs and expenses.

                  Rental revenue decreased during the year ended December 31, 1998 as compared to the prior year, primarily due the departure of a significant tenant at Tri-Columbus in July 1998 and to the approximately $1.5 million received in April, 1997 pursuant to the bankruptcy settlement of Handy Andy, the former sole tenant at Melrose II.

                  Costs and expenses decreased for the year ended December 31, 1998 compared to 1997 due to lower operating expenses, administrative expenses and property management fees, partially offset by higher depreciation and amortization. Operating expenses decreased during the year ended December 31, 1998 due primarily to lower repair and maintenance costs at Sunrise due to the receipt of insurance proceeds in 1998 (offsetting previously incurred costs) and a decrease in insurance expenses at all of the properties due to the payment of lower premiums while coverage remained the same. Administrative expenses for the year ended December 31, 1998 decreased compared to 1997 due to lower legal and accounting fees related to the ongoing litigation and possible reorganization of your partnership. Property management fees decreased during the year ended December 31, 1998 due to the decrease in revenues, as previously discussed. Depreciation and amortization expense increased in the current year due to higher depreciation recorded in 1998 on certain capitalized tenant improvements.

                  Interest income and other income (transfer fees received from limited partner ownership transfers) remained relatively consistent during the year ended December 31, 1998 as compared to 1997.

Year ended December 31, 1997 vs. 1996

                  Your partnership experienced an increase in net income for the year ended December 31, 1997 compared to 1996 primarily due to an increase in rental revenues and interest income during 1997.

                  Rental revenue increased during the year ended December 31, 1997 as compared to the prior year, primarily due to the approximately $1.5 million received in April, 1997 pursuant to the bankruptcy settlement of Handy Andy, the sole tenant at Melrose II. During 1997, increases in revenue at 568 Broadway and Livonia due to higher rental rates were offset by lower revenues at Tri-Columbus and Sunrise resulting from tenant departures and lower cost reimbursements from tenants, respectively.

                  Costs and expenses decreased slightly for the year ended December 31, 1997 compared to 1996. Administrative expenses for the year ended December 31, 1997 decreased, as legal and accounting fees related to ongoing litigation and the restructuring were higher in 1996. Operating expenses increased during the year ended December 31, 1997 due primarily to increases in real estate taxes and repair and maintenance expenses. Overall real estate tax expense was higher at 568 Broadway in 1997 due to the significant refunds received in 1996 which offset the annual tax payments. Higher repair and maintenance costs at Sunrise were due to insurance proceeds that were received in 1996, offsetting previously incurred costs. Property management fees increased during the year ended December 31, 1997 due to the increase in revenues, as previously discussed.

                  Interest income increased during the year ended December 31, 1997 as compared to 1996 due to higher rates and higher invested cash balances. Other income decreased during the year ended December 31, 1997 compared to 1996 due to fewer ownership transfers.

                  Inflation is not expected to have a material impact on the REIT's operations or financial position.

                                     VOTING

                  Your vote is important. Please complete and sign the enclosed Consent Form and return it to the Information Agent by mail in the enclosed pre-addressed, postage paid envelope or by facsimile to (617) 234-3310.

         General

                  You may take one of the following actions with respect to the restructuring:

                  Vote "YES"-- I vote to approve the restructuring

                  or

                  Vote "NO"-- I vote not to approve the restructuring

                  or

                  Abstain from voting (Abstention will constitute a "NO" vote.)

                  We strongly urge you to vote "YES" for approval of the restructuring.

                  If you vote "YES", you will receive Common Stock in exchange for your units unless you elect on the Consent Form to retain OP Units. A "YES" vote also will constitute your approval to amend and restate your partnership's partnership agreement in the form of Appendix B, whether or not you elect to retain OP Units in lieu of receiving Common Stock.

                  If you vote "NO" and the restructuring is nonetheless approved, you will receive Common Stock unless you elect on the Consent Form to retain OP Units. A "NO" vote will be a vote against the amendment and restatement of your partnership's partnership agreement.

                  If you abstain or you fail to return a Consent Form and the restructuring is nonetheless approved, you will receive Common Stock unless you elect on the Consent Form to retain OP Units. If you abstain from voting or fail to return a Consent Form, you will be deemed to have voted against the amendment and restatement of your partnership's partnership agreement.

         Vote Required

                  The affirmative vote of limited partners holding a majority of the outstanding units of your partnership is required for approval of the restructuring. This Consent Solicitation Statement/Prospectus constitutes our solicitation of you to the restructuring, including all such actions required by your partnership to consummate the restructuring. We also must approve the restructuring as general partners of your partnership. We intend to approve the restructuring, and our affiliates, who own 26.2% of the units, intend to vote "YES" to approve the restructuring. In addition, in 1998 Presidio entered into an agreement with a limited partner owning 7,478 units (or approximately 2% of the outstanding units) in which the limited partner agreed to vote all of its units in favor of a restructuring, such as the one which we are proposing, which results in limited partners receiving securities listed on a national securities exchange.

         Voting Procedure

                  Please complete, sign and return the enclosed Consent Form to the Information Agent in the enclosed pre-addressed, postage paid envelope no later than __________ __, 2000, unless, in our discretion, we extend the solicitation period to a later date which is no later than _____________ ____, 2000 (the last day of the solicitation period is herein referred to as the "Expiration Date"). The Information Agent is:

                            The Swenson Group L.L.C.
                            Attn: Special Projects
                            5 Cambridge Center
                            9th Floor
                            Cambridge, Massachusetts 02142
                            (888) 448-5554

                  You may withdraw a Consent Form at any time before the Expiration Date by delivering to the Information Agent written notice of your withdrawal. You may change a Consent Form at any time before the Expiration Date by delivering to the Information Agent a duly completed and signed substitute Consent Form, together with a letter indicating that your prior Consent Form(s) have been revoked.

                  You must vote all of your Units in the same way. If you return a signed Consent Form but do not indicate a vote (i.e., "YES," "NO" or "ABSTAIN") as to the restructuring, you will be deemed to have voted "YES" for approval of the restructuring.

                  The restructuring will be approved at such time as limited partners holding a majority of the outstanding Units shall have consented to the restructuring but in no event prior to ________ ___, 2000. The Information Agent will tabulate the Consent Forms received from you.

                  The restructuring will apply prospectively from and after the date it becomes effective. You will be bound by the restructuring, if it becomes effective, whether or not you vote in favor of the restructuring. Delivery of a Consent Form is at your risk. The Consent Form will be effective only when it is actually received by the Information Agent. A pre-addressed, postage paid envelope to be used in returning completed Consent Forms has been included with this Consent Solicitation Statement/Prospectus.

         Record Date and Outstanding Units

                  If you are a limited partner at the close of business on __________ ___, 2000 (the "Record Date") you will be entitled to one vote for each unit held. On the Record Date there were 371,766 Units outstanding held by 6,521 limited partners, including 97,570 units (or 26.2% of the outstanding units) owned by our affiliates.

         Effect of Voting to Approve the Restructuring

                  Your vote to approve the restructuring will constitute your approval to the following:

         (1) the merger of your partnership on substantially the terms provided in the merger agreement attached as Appendix C;

         (2) the amendment and restatement of your partnership agreement as set forth on Appendix B; and

         (3) the taking of any and all actions that we consider necessary or advisable to consummate the restructuring, including all transactions related to the restructuring described in this Consent Solicitation Statement/Prospectus.

         Solicitation of Votes; Solicitation Expenses

                  We may solicit your approval of the restructuring. Our employees may solicit approval of the restructuring by use of the mails, by telephone, telegram, or other means. Solicitation expenses will be paid and allocated as set forth under "THE RESTRUCTURING -- FEES AND EXPENSES." No party soliciting approval of the restructuring will receive compensation contingent on the outcome of their solicitation efforts or the approval of the restructuring.

         Investor Lists

                  Subject to certain limitations, you may be permitted to inspect and obtain copies of your partnership's books and records, including records listing the names, addresses and percentage interests held by each general partner and limited partner. Under Rule 14a-7 of the Exchange Act, we will, at your option, either (a) mail (at your expense) to the limited partners you designate copies of any proxy statement, proxy form or other soliciting material that you furnished to us, or (b) deliver to you (at your expense), within five business days of the receipt of the request, a reasonably current list of the names and addresses of the limited partners. In connection with a request under Rule 14a-7 of the Exchange Act, we are obligated, upon your written request, to deliver to you (1) a statement of the approximate number of limited partners in your partnership, and (2) the estimated cost of mailing a proxy statement, form of proxy or other similar communication to such limited partners.

         Retaining OP Units

                  You may elect to retain your units as an alternative to receiving Common Stock by checking the appropriate box on the Consent Form. Your units would represent a percentage interest in the operating partnership equal to your percentage interest in your partnership as of the effective date of the restructuring. There will be no formal trading market for OP Units and the transfer of OP Units will be restricted. Beginning one year after the restructuring you may at certain times elect to have your OP Units redeemed for, at the REIT's option, Common Stock (on a three-for-one basis) or cash in an amount equal to the fair market value of such Common Stock at the time. See "THE OPERATING PARTNERSHIP AND OP UNITS." However, unlike receiving Common Stock in the restructuring, the receipt of Common Stock (or cash) upon the redemption of your OP Units will be a taxable transaction for you. Moreover, you will be taxed on the value of the non-participating voting stock of the REIT being issued to the operating partnership in connection with the restructuring. Otherwise you will not be taxed in connection with the restructuring. See "FEDERAL INCOME TAX CONSEQUENCES."

                  Because all business operations of the REIT will be conducted through the operating partnership, holders of OP Units will have substantially the same economic benefits with respect to cash distributions and liquidation proceeds as holders of Common Stock. However, the tax aspects of retaining OP Units will differ in various respects from owning units in your partnership. Tax-exempt unitholders may realize UBTI from OP Units if, as anticipated, the operating partnership borrows money to finance real property acquisitions and improvements. If you are a taxable unitholder, you will not be specially allocated depreciation deductions as you were by your partnership, which likely will result in your being allocated taxable income rather than tax losses with respect to your OP Units. Furthermore, if you retain OP Units and the operating partnership becomes a "publicly traded partnership," you would not be able to use any losses from other passive activities to offset your allocable share of the operating partnership's taxable income. For a discussion of these and other tax implications of retaining OP Units, see "FEDERAL INCOME TAX CONSEQUENCES -- CERTAIN TAX ASPECTS OF OWNING OP UNITS FOLLOWING THE RESTRUCTURING."

                  Subject to the potential dilution in voting power resulting from the 19% limitation referred to below, holders of OP Units will have substantially the same voting rights with respect to the REIT as holders of Common Stock. This will be effected by the operating partnership holding shares of the REIT's non-participating voting stock. The non-participating voting stock will vote together with Common Stock (and not as a separate class) on a one-for-one basis and will be voted by the operating partnership in proportion to the vote of OP Unitholders (other than the REIT). The operating partnership will hold a number of shares of non-participating voting stock equal to the number of shares of Common Stock which may be issued upon redemption of the outstanding OP Units at any time. However, the number of shares which the operating partnership may hold as a result of the restructuring may not represent more than 19% of the combined voting power of all voting securities of the REIT. Accordingly, the voting power of holders of OP Units with respect to REIT matters may be diluted. The non-participating voting stock will not participate in any dividends paid by the REIT and will not participate in any liquidating distributions made by the REIT. See "THE OPERATING PARTNERSHIP AND OP UNITS -- NON-PARTICIPATING VOTING STOCK."

                  We do not believe that as a general matter it is in your best interest to retain OP Units. However, you should consult with your tax and financial advisor to determine whether your particular circumstances warrant retaining OP Units. As discussed under "SUMMARY -- ALLOCATION OF COMMON STOCK AND OP UNITS," as a result of special tax considerations applicable to us and our affiliates (because of our indirect ownership by a foreign entity), we and our affiliates intend to retain OP Units with respect to certain of our interests in your partnership.

                                    THE REIT

GENERAL

                  The REIT was recently formed for purposes of the restructuring. The REIT's principal executive offices are located at 5 Cambridge Center, 9th floor, Cambridge, MA 02142. The telephone number of the REIT at such office is (617) 234-3000.

                  We are soliciting your approval of a restructuring transaction in which your partnership would be restructured into an operating partnership controlled by the REIT. You would receive three shares of Common Stock in the restructuring in exchange for each of your partnership units unless you elected to retain OP Units. The restructuring is conditioned upon the Common Stock being approved for listing on the American Stock Exchange.

                  The REIT will conduct all of its operations, including the historic operations of your partnership, through the operating partnership. Following the restructuring, the REIT will elect to be treated for Federal income tax purposes as a real estate investment trust.

                  As a result of the restructuring, the REIT's only asset will be its ownership interests in the operating partnership. The REIT will be a limited partner of the operating partnership, and Shelbourne Properties III GP, a wholly-owned subsidiary of the REIT will be the general partner of the operating partnership.

OBJECTIVES AND STRATEGIES

                  The REIT's primary business objective following the restructuring will be to maximize the value of Common Stock. The REIT will seek to achieve these objectives by making capital improvements to and/or selling its properties and by making additional investments including investments in real property, other real estate-related investments such as mortgages, joint ventures and other real estate companies. In order to achieve these objectives, the REIT may need to raise additional capital. The REIT will raise capital either by selling or leveraging properties, by otherwise borrowing money, or by selling additional equity or debt securities.

                  We believe that investment opportunities exist within the current real estate environment for investors with cash or access to capital. We have not identified or executed commitments for any additional real property investments by the REIT at the current time. While the REIT will seek to implement its investment strategies as soon as practicable following the restructuring, the ultimate timing and extent of any new investments will depend upon various factors. These factors include the REIT's capitalization and ability to raise debt and/or equity financing, the availability of attractive investments, expected investment returns and other similar economic factors generally considered when making real estate-related investments. The REIT also will consider the effect that such investment will have on the REIT's ability to satisfy the various income, asset and distribution tests applicable to real estate investment trusts, and will use reasonable efforts to avoid making any investments that might jeopardize the REIT's ability to maintain qualification as a real estate investment trust (unless the Board of Directors determines that maintaining such qualification is no longer in the best interests of the REIT's stockholders). See "FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF THE REIT AS A REAL ESTATE INVESTMENT TRUST -Requirements for Qualification."

                  The ability of the REIT to make new investments will depend in part upon it raising additional capital or obtaining financing following the restructuring. The REIT may seek to raise additional capital through placing mortgages on existing properties and the public and/or private sale of debt and/or equity securities. The ability of the REIT to raise additional capital, and the manner in which the REIT raises such capital, may depend in part on the trading price of Common Stock following the restructuring.

THE PROPERTIES

                  The operating partnership will continue to own and operate the properties your partnership currently owns. All of the properties are owned free of any mortgage indebtedness.

                  The following table sets forth certain information regarding your partnership's interest in its properties.

                                                                        4/30/98
                                               9/30/99                 Appraised
                                           Carrying Value                Value              Date Acquired      Total Square Footage
                                           --------------                -----              -------------      --------------------
            DESCRIPTION
            -----------

Livonia Plaza, Shopping Center,
Livonia, MI                                 $ 8,341,129            $ 8,750,000                  6/89                  133,198

568 Broadway, Office Building,
New York, New York (22.15% owned)             3,377,978              7,088,000                  2/89                  299,242

Sunrise Marketplace, Shopping
Center, Clark County, NV                      7,793,561             11,100,000                  2/89                  176,756

SuperValu Stores, Retail,
Atlanta, GA, Indianapolis, IN,
Toledo, OH, Edina, MN                         7,401,112              7,875,000                  3/89                  257,700

TMR Warehouses, Industrial
Buildings, Hillard, Grove City &
Delaware, Ohio (79.34% owned)                17,222,338             16,820,080                  9/88                1,010,500

Melrose Crossing - Phase II
Melrose Park, Illinois                        2,112,921              2,100,000                  2/89                  117,028
                                            -----------            -----------                                      ---------
     Total                                  $46,249,039            $53,733,080                                      2,052,880

OTHER ASSETS AND LIABILITIES

                  Following the restructuring, the operating partnership will continue to own the other assets of your partnership. These other assets include, among other things, cash and cash equivalents totaling approximately $5,765,070, as of September 30, 1999. The operating partnership will also continue to be subject to the liabilities of your partnership. These liabilities, totaling approximately $1,220,888 as of September 30, 1999, consist primarily of your partnership's accounts payable as of such date. The assets of the operating partnership as of the date of the restructuring will be reduced on account of the expenses associated with the restructuring.

CASH DIVIDEND POLICY

                  The partnership agreement for the operating agreement will provide for distributions to its partners in proportion to their percentage interest in the operating partnership. Shelbourne Properties III GP, a wholly-owned subsidiary of the REIT and the general partner of the operating partnership, will have the exclusive right to declare and cause the operating partnership to make distributions. For so long as the REIT elects to qualify as a real estate investment trust, the REIT will use reasonable efforts to cause the operating partnership to make distributions to holders of OP Units in amounts such that the REIT will be able to pay dividends that will satisfy the requirements for qualification as a real estate investment trust and avoid any Federal income or excise tax liability for the REIT. See "FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF THE REIT AS A REAL ESTATE INVESTMENT TRUST - Requirements for Qualification - Annual Distribution Requirements."

                  The operating partnership expects to make regular quarterly cash distributions to holders of OP Units (including the REIT). The REIT, in turn, will pay cash dividends to holders of Common Stock. We expect the REIT to pay quarterly dividends within 45 days after the end of each calendar quarter to holders of record of Common Stock on the record date determined by the REIT's Board of Directors. The first dividend on the shares of Common Stock will be paid with respect to the period from the effective date of the restructuring through the end of the calendar quarter in which such effective date occurs.

                  The amount of funds actually available for the payment of dividends will be affected by a number of factors and circumstances, including the revenue actually received from properties and other investments, operating expenses, the interest expense incurred in its borrowings, the ability of tenants to meet their obligations, unanticipated capital expenditures, general economic conditions and a large number of other factors and circumstances, including those discussed under "RISK FACTORS AND OTHER CONSIDERATIONS." Many of these factors are not within the REIT's control.

                  The REIT's dividend policy may be altered by the REIT's Board of Directors without the approval of its stockholders.

MANAGEMENT

                  General. Following the restructuring, all management, advisory and property management services that we or our affiliates currently perform for your partnership will be performed by one of our affiliates, Shelbourne Management LLC (the "Advisor"), under an advisory agreement (the "Advisory Agreement"). The REIT will retain the Advisor pursuant to the authority of its Board of Directors. Pursuant to the REIT's organizational documents, responsibility for operation of the REIT's business and affairs is vested in the Board of Directors. Accordingly, the Board of Directors is ultimately responsible for the management and control of the REIT's business and operations, as well as the general supervision of the REIT's officers, agents, employees, advisors, managers, and independent contractors, including the Advisor.

                  Directors. Pursuant to the Certificate, the Board of Directors is divided into three classes of directors. The initial terms of the three classes will expire in 2001 (Michael L. Ashner and Peter Braverman), 2002 (Steven Stuart and Robert Martin) and 2003 (David T. Hamamoto, Steven B. Kauff and David King), respectively. Beginning in 2001, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The REIT believes that classification of the Board of Directors helps to assure the continuity and stability of the REIT's business strategies and policies as determined by the Board of Directors. Holders of shares of Common Stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

                  Officers. Officers of the REIT will be elected by and serve at the discretion of the Board of Directors. There are no arrangements or understandings between or among any of the officers or directors and any other person pursuant to which any officer or director was selected as such. There are no family relationships among any directors and officers of the REIT.

                  The Advisory Agreement and the Advisor. The Advisory Agreement will commence on the effective date of the restructuring and terminate ten years after such date. During that period, the Advisor will manage the day-to-day operations of the REIT and the operating partnership.

                  The Advisor will receive (1) an annual asset management fee, payable quarterly, equal to 1.25% of the Gross Asset Value of the operating partnership as of the last day of each year, (2) property management fees of up to 6% of property revenues, (3) $200,000 for non-accountable expenses and (4) reimbursement of expenses incurred in connection with the performance of its services. Gross Asset Value is the gross asset value of all assets owned by the operating partnership as determined by an appraisal of such assets by an independent appraiser of national reputation selected by the Advisor. As provided in the Settlement, the fees payable to the Advisor are determined on the same basis as the fees currently paid to us and our affiliates by your partnership.

                  Shelbourne Management LLC, the Advisor, is a newly-formed company which will provide various management services to various entities in which our affiliates have an interest. In addition, the Advisor is an affiliate of ours. The Advisor will perform similar services for the other HEP Partnerships if their restructurings are approved. See "THE RESTRUCTURING -- BACKGROUND OF THE RESTRUCTURING - The Class Action Settlement."

                  The initial directors and executive officers of the REIT and the Advisor following the restructuring are set forth below. The individuals listed below as the sole director and the executive officers of the Advisor will also serve as the sole director and hold the same executive officer positions of Shelbourne Properties III GP.


                  Name                            Age                                      Title
                  ----                            ---                                      -----

Michael L. Ashner                                  47          President and Sole Director of the Advisor and President and
                                                                    Director of the REIT
Peter Braverman                                    47          Vice President of the Advisor and Vice President and Director of the
                                                                    REIT
David T. Hamamoto                                  40          Director of the REIT
Steven B. Kauff                                    37          Vice President of the Advisor and Vice President of the REIT
David King                                         37          Vice President of the Advisor and Vice President and Director of the
                                                                    REIT
Dallas E. Lucas                                    37          Vice President of the Advisor and Vice President of the REIT
Robert Martin                                      38          Director of the REIT


                  Name                            Age                                      Title
                  ----                            ---                                      -----

W. Edward Scheetz                                  34          Director of the REIT
Steven Stuart                                      36          Director of the REIT
Lara Sweeney                                       27          Vice President and Secretary of the Advisor and Vice President and
                                                                    Secretary of the REIT
Carolyn Tiffany                                    32          Vice President and Treasurer of the Advisor and Vice
                                                                    President and Treasurer of the REIT

                  Michael L. Ashner. Mr. Ashner has been President and the sole director of your general partners since November 1999. Mr. Ashner serves as the Chief Executive Officer of Winthrop Financial Associates, A Limited Partnership ("WFA") and its affiliates, a position he has held since January 15, 1996, as well as the Chief Executive Officer of The Newkirk Group. From June 1994 until January 1996, Mr. Ashner was a Director, President and Co-chairman of National Property Investors, Inc., a real estate investment company ("NPI"). Mr. Ashner was also a Director and executive officer of NPI Property Management Corporation ("NPI Management") from April 1984 until January 1996. In addition, since 1981 Mr. Ashner has been President of Exeter Capital Corporation, a firm which has organized and administered real estate limited partnerships. Mr. Ashner also currently serves on the Board of Directors of Interstate Hotel Corp., Nexthealth Corp. and NBTY Inc.

                  Peter Braverman. Mr. Braverman has been a Vice President of your general partners since November 1999. Mr. Braverman has served as the Executive Vice President of WFA and its affiliates since January 1996. Mr. Braverman also serves as the Executive Vice President of The Newkirk Group. From June 1995 until January 1996, Mr. Braverman was a Vice President of NPI and NPI Management. From June 1991 until March 1994, Mr. Braverman was President of the Braverman Group, a firm specializing in management consulting for the real estate and construction industries. From 1988 to 1991, Mr. Braverman was a Vice President and Assistant Secretary of Fischbach Corporation, a publicly traded, international real estate and construction firm.

                  David T. Hamamoto. Mr. Hamamoto is also a Co-Chief Executive Officer of NorthStar Capital Investment Corp. ("NCIC"), having co-founded the firm in July 1997. At NCIC, Mr. Hamamoto has overseen the investment of more than $1 billion in real estate assets and operating companies with an aggregate cost exceeding $2 billion. In his capacity as Co-Chief Executive Officer, Mr. Hamamoto is responsible for capital raising, setting investment strategy, creating deal flow, advising on financing, asset management, and acquisition issues, and overseeing the day-to-day activities of NCIC's investment professionals. Prior to founding NCIC, Mr. Hamamoto initiated the effort in 1988 to build a real estate principal investment business at Goldman, Sachs & Co. under the auspices of the Whitehall Funds, and was a co-head of the Whitehall Funds and a partner at Goldman, Sachs & Co. from 1994 to 1997. Mr. Hamamoto is a director of Emeritus Corporation, one of the largest publicly traded owners and operators of assisted living facilities, and U.S. Franchise Systems, a publicly traded franchising concern. Mr. Hamamoto received a B.S. from Stanford University and an M.B.A. from the Wharton School of the University of Pennsylvania.

                  Steven B. Kauff. Mr. Kauff has been a Vice President of NCIC since July 1999. He is also a Vice President of your general partners. Prior to joining NCIC he was with Arthur Andersen LLP in the Real Estate and Hospitality Services Group from 1996 to 1999, where he specialized in transaction consulting, due diligence and tax products for real estate ventures, including real estate investment trusts and partnerships. From 1994 to 1996, Mr. Kauff was with Price Waterhouse LLP in the Real Estate Industry Services Group.

                  David King. Mr. King has been a Vice President and Assistant Treasurer of NCIC since November 1997. He is also a Vice President of your general partners. Prior to joining NCIC, he was a Senior Vice President of Finance at Olympia & York Companies (USA).

                  Dallas E. Lucas. Mr. Lucas has been a director, Vice President, Treasurer and Chief Financial Officer of NCIC since August 1998. He is also a Vice President of your general partners. From 1994 until August 1998 he was the Chief Financial Officer and Senior Vice President of Crescent Real Estate Equities Company.

                  Robert Martin. Mr. Martin is a Senior Managing Director at Insignia/ESG. He has been actively involved in the real estate business for more than 15 years.

                  W. Edward Scheetz. Mr. Scheetz is a Co-Chief Executive Officer of NCIC, having co-founded the firm in July 1997. At NCIC, Mr. Scheetz has overseen the investment of more than $1 billion in real estate assets and operating companies with an aggregate cost exceeding $2 billion. In his capacity as Co-Chief Executive Officer, Mr. Scheetz is responsible for capital raising, setting investment strategy, creating deal flow, advising on financing, asset management, and acquisition issues, and overseeing the day-to-day activities of NCIC's investment professionals. Prior to founding NCIC, Mr. Scheetz was a partner from 1993 to 1997 at Apollo Real Estate Advisors where he was responsible for the investment activities of Apollo Real Estate Investment Fund I and II. From 1989 to 1993, Mr. Scheetz was a principal with Trammell Crow Ventures where he was responsible for that firm's opportunistic real estate investment activities. Mr. Scheetz received an A.B. in economics from Princeton University.

                  Steven Stuart. Mr. Stuart is a Managing Director of Links Real Estate Advisors. Until recently, he was Director, co-founder and Head of Banking in the Real Estate Finance Group at Deutsche Bank Securities in New York. Mr. Stuart joined Deutsche in January 1997 from Goldman, Sachs, where he was a Vice President in the Real Estate Department working with real estate investment trusts, government agencies and financial institutions on real estate advisory assignments and structured financings including over $15 billion of commercial mortgage-backed securities transactions. Mr. Stuart, who joined Goldman, Sachs in 1986 left the firm for an appointment as the Special Assistant to the Director of the FSLIC from 1988-1989, and was actively involved in policy matters and the sale and liquidation of insolvent thrift institutions before resuming his career at Goldman. Mr. Stuart is a graduate of Columbia University and active in numerous trade organizations and is on the board of LTC Healthcare
(LTI).

                  Lara Sweeney. Ms. Sweeney has been a Vice President and Secretary of your general partners since November 1999. Ms. Sweeney has been a Senior Vice President of Winthrop Financial Associates, A Limited Partnership since 1996. Ms. Sweeney was Director of Investor Relations for NPI from 1994 until 1996.

                  Carolyn Tiffany. Ms. Tiffany has been a Vice President and Treasurer of your general partners since November 1999. Ms. Tiffany has been with WFA since January 1993. From 1993 to September 1995, Ms. Tiffany was a Senior Analyst and Associate in WFA's accounting and asset management departments. Ms. Tiffany was a Vice President in the asset management and investor relations departments of WFA from October 1995 to December 1997, at which time she became the Chief Operating Officer of WFA. In addition, Ms. Tiffany is the Chief Operating Officer of The Newkirk Group.

                  Compensation of Directors and Executive Officers

                  The REIT intends to pay an annual fee of $6,667 to each of its two independent directors (Robert Martin and Steven Stuart). Executive officers of the REIT will not receive any remuneration for their services as such to the REIT, but will be compensated by the Advisor in their capacities as officers and employees of the Advisor.

                  Committees of the Board of Directors

                  The Board of Directors will establish an Audit Committee that will consist solely of Independent Directors. The Audit Committee will recommend to the Board of Directors the independent public accountants to be selected to audit the REIT's annual financial statements, will approve (1) any special assignments given to such accountants, (2) such accountants' letter of comments and management's responses thereto and (3) any major accounting changes made or contemplated, and will review the effectiveness and adequacy of the REIT's internal accounting controls.

                  The Board of Directors may from time to time establish certain other committees to facilitate the management of the REIT.

                  Beneficial Ownership of Shares by Certain Persons

                  It is not possible at this time to estimate the percentage beneficial ownership of OP Units or Common Stock that will be held by any person or entity following consummation of the restructuring because it is not yet known how many limited partners will retain OP Units. We own, together with our affiliates, a 29.9% interest in your partnership (we own a 5% general partnership interest and our affiliates own 97,570 of the 371,766 outstanding units). Accordingly, we, together with our affiliates, will be entitled to 29.9% of the aggregate amount distributed by the operating partnership. We, together with our affiliates, will also control 29.9% of the voting securities of the REIT. However, our voting interest percentage will be reduced to the extent that partners owning more than 19% of the interests in your partnership elect to retain OP Units, since the shares of non-participating voting stock to be issued in the restructuring will not represent more than 19% of the combined voting power of all securities of the REIT. We and our affiliates intend to retain as many as 86,663 OP Units (representing approximately 22.1% of the interests in your partnership). See, however, "SUMMARY -- ALLOCATION OF COMMON STOCK AND OP UNITS."


                     THE OPERATING PARTNERSHIP AND OP UNITS

GENERAL

                  Following the restructuring, your partnership will become the operating partnership and will continue to exist and own and operate its assets and properties. As part of the restructuring, the name of your partnership will be changed to Shelbourne Properties III L.P.

ORGANIZATION; TERM

                  The operating partnership was organized under the laws of the State of Delaware as of February 24, 1987. As amended pursuant to the restructuring, the operating partnership's partnership agreement will provide for perpetual existence.

OWNERSHIP OF PROPERTIES

                  Following the restructuring, legal title to the interests in the properties currently held by your partnership will continue to be held by your partnership as the operating partnership. No specific assets have been identified for sale, financing or purchase following the restructuring.

NON-PARTICIPATING VOTING STOCK

                  As part of the restructuring, the operating partnership will receive from the REIT a number of shares of non-participating voting stock equal to the number of shares of Common Stock which may be issued upon redemption of outstanding OP Units (other than those held by the REIT) at any time up to a maximum of 19% of the combined voting power of all securities of the REIT. Each share of non-participating voting stock will have one vote. The non-participating voting stock will have a vote on all matters put to a vote of the stockholders of the REIT. The holders of OP Units (other than the REIT) will vote on all such matters, and the operating partnership shall vote the non-participating voting stock in proportion to how holders of OP Units vote their OP Units. Except under certain circumstances, for each OP Unit that is redeemed by the REIT as described below, the REIT will redeem three shares of non-participating voting stock. The REIT will pay nominal consideration to redeem shares of non-participating voting stock.

PARTNERSHIP AGREEMENT

                  As part of the restructuring, your partnership's Partnership Agreement will be amended and restated to become the partnership agreement of the operating partnership. The form of Second Amended and Restated Agreement of Limited Partnership is attached as Appendix B to this Consent Solicitation Statement/Prospectus. The following is a summary of the operating partnership's partnership agreement (the "Partnership Agreement").

         Management

                  Pursuant to the Partnership Agreement, Shelbourne Properties III GP, as the sole general partner of the operating partnership, has full, exclusive and complete responsibility and discretion in the management, operation and control of the operating partnership. As described above, the REIT has retained the Advisor to provide day-to-day management and administrative services following the restructuring. The Advisor will generally provide the services that we provided prior to the restructuring. See "THE REIT -- MANAGEMENT - The Advisory Agreement and the Advisor." No limited partner may take part in the operation, management or control of the business of the operating partnership by virtue of being a holder of OP Units.

                  The Partnership Agreement provides that all business activities of the REIT, including all activities pertaining to the acquisition and operation of properties, must be conducted through the operating partnership.

         Removal of the General Partner

                  The Partnership Agreement provides that the limited partners may not remove Shelbourne Properties III GP as general partner of the operating partnership.

         Amendments of the Partnership Agreement

                  Amendments to the Partnership Agreement may be proposed only by Shelbourne Properties III GP. Generally, the Partnership Agreement may be amended with the approval of Shelbourne Properties III GP, as general partner, and limited partners (including the REIT) holding a majority of the OP Units. Certain amendments that would, among other things, convert a limited partner's interest into a general partner's interest, modify the limited liability of a limited partner, alter or modify the right of redemption described below, or amend the events of dissolution must be approved by the REIT and each limited partner that would be adversely affected by such amendment. Notwithstanding the foregoing, Shelbourne Properties III GP, as general partner, will have the power, without the consent of the limited partners, to amend the Partnership Agreement as may be required to (1) add to the obligations of Shelbourne Properties III GP as general partner or surrender any right or power granted to Shelbourne Properties III GP as general partner; (2) reflect the admission, substitution, termination or withdrawal of partners in accordance with the Partnership Agreement; (3) establish the rights, powers, duties and preferences of any additional partnership interest issued in accordance with the terms of the Partnership Agreement; (4) reflect a change of an inconsequential nature that does not materially adversely affect the limited partners, or cure any ambiguity, correct or supplement any provisions of the Partnership Agreement not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes concerning matters under the Partnership Agreement that are not otherwise inconsistent with the Partnership Agreement or law; (5) impose limitations on redemptions of OP Units as necessary or appropriate to ensure that the operating partnership is not treated as publicly-traded partnership or
(6) satisfy any requirements of federal or state law. Certain provisions affecting the rights and duties of the REIT (e.g., restrictions on the REIT's power to conduct businesses other than owning OP Units; restrictions relating to the issuance of securities of the REIT and related capital contributions to the operating partnership; restrictions relating to certain extraordinary transactions involving the REIT or the operating partnership) may not be amended without the approval of a majority of the OP Units not held by the REIT.

         Transfer of OP Units; Substitute Limited Partners

                  The Partnership Agreement generally provides that limited partners may transfer their OP Units, subject to certain restrictions and the consent of Shelbourne Properties III GP, which consent may only be withheld in certain circumstances. The General Partner also may impose limitations on redemptions of OP Units as necessary or appropriate to ensure that the operating partnership is not treated as publicly-traded partnership. However, limited partners may not substitute a transferee as a limited partner without the prior written consent of Shelbourne Properties III GP, which may be granted or withheld in its sole discretion. In addition, limited partners may not transfer OP Units in any event until the one-year anniversary of the restructuring or in violation of certain regulatory and other restrictions set forth in the Partnership Agreement.

         Issuance of Additional Limited Partnership Interest

                  Shelbourne Properties III GP is authorized, without the consent of the limited partners, to cause the operating partnership to issue additional OP Units to itself, to the limited partners or to other persons for such consideration and on such terms and conditions as Shelbourne Properties III GP deems appropriate, including by reference to the market price of Common Stock. If additional OP Units are issued to the REIT, then (a) the REIT must issue additional shares of Common Stock and must contribute to the operating partnership the entire proceeds received by the REIT from such issuance or (b) the operating partnership must issue additional OP Units to all partners in proportion to their respective interests in the operating partnership. In addition, Shelbourne Properties III GP may cause the operating partnership to issue to the REIT additional partnership interests in different series or classes, which may be senior to the OP Units, in conjunction with an offering of securities of the REIT having substantially similar rights, in which the proceeds thereof are contributed to the operating partnership. Consideration for additional partnership interests may be cash or other property or assets. No limited partner has preemptive, preferential or similar rights with respect to additional capital contributions to the operating partnership or the issuance or sale of any partnership interest therein.

         Exculpation and Indemnification of the General Partner

                  The Partnership Agreement generally provides that Shelbourne Properties III GP, as general partner of the operating partnership, will incur no liability to the operating partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if Shelbourne Properties III GP carried out its duties in good faith. In addition, Shelbourne Properties III GP is not responsible for any misconduct or negligence on the part of its agents, provided it appointed such agents in good faith. Shelbourne Properties III GP may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that Shelbourne Properties III GP reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  The Partnership Agreement also provides for indemnification of Shelbourne Properties III GP, the directors and officers of Shelbourne Properties III GP, and such other persons as Shelbourne Properties III GP may from time to time designate against any judgments, penalties, fines, settlements and reasonable expenses, including legal fees, actually incurred by such person in connection with the preceding unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

         Tax Matters

                  Shelbourne Properties III GP will be the tax matters partner of the operating partnership and, as such, will have the authority to make tax elections under the Code on behalf of the operating partnership.

         Redemption of OP Units

                  After a holding period that expires on the first anniversary of the restructuring (subject to compliance with the securities laws and the REIT's ownership limits), you will have the right, at the times and with the requisite notice described below, to have your OP Units redeemed by the operating partnership for cash or, at the option of the REIT, for Common Stock, calculated in either case as follows: (1) three shares of Common Stock for each OP Unit or (2) cash per OP Unit equal to the fair market value as of the redemption date of three shares of Common Stock. The REIT presently anticipates that it will elect to issue Common Stock rather than having the operating partnership redeem OP Units for cash. The number of shares of Common Stock issuable, or cash payable, upon redemption of OP Units is subject to adjustment in the event that the REIT declares a dividend payable in Common Stock or effects a stock split or reverse stock split.

                  You will be able to redeem your OP Units on the first business day of each year, commencing with the year 2002 (the "Annual Redemption Right"), and subject to volume limitations referred to below, you also will be able to redeem your OP Units on any business day after the first anniversary of the restructuring (the "Additional Redemption Right"), in each case upon not less than 61 days prior written notice to the operating partnership.

                  The operating partnership currently intends to avoid tax treatment as a publicly-traded partnership. Toward that end, the operating partnership currently intends to impose an overall limitation on redemptions by holders of OP Units that will limit the number of redemptions under the Additional Redemption Right. This limitation will not apply to the Annual Redemption Right. Under this limitation, the total percentage of operating partnership interests that could be redeemed in any year could not exceed ten percent of the outstanding operating partnership interests excluding operating partnership interests held by the REIT and the general partner of the operating partnership. Redemptions in accordance with the foregoing limitations are referred to herein as "Permitted Redemptions." Block transfers (defined as a transfer or redemption by a partner or related group of partners in any 30-day period of OP Units representing more than 2% of all OP Units held by persons other than the REIT) and certain other private transfers (e.g., intrafamily transfers, carry-over basis transfers and transfers upon death), will not be subject to the 60-day notice requirement and will not be counted when determining how much of the 10% capacity remains available for Permitted Redemptions, but redemptions of OP Units under the Annual Redemption Right will be counted when determining how much of the 10% capacity remains available for Permitted Redemptions.

                  Notwithstanding the foregoing, Shelbourne Properties III GP reserves the right, in its sole discretion, to discontinue the foregoing restrictions and allow the operating partnership to become a publicly-traded partnership in the future if it determines that avoiding such status is no longer in the best interests of the OP Unitholders. See "FEDERAL INCOME TAX CONSEQUENCES -- CERTAIN TAX ASPECTS OF OWNING OP UNITS FOLLOWING THE RESTRUCTURING."

                  Each of the foregoing redemption rights is subject to the additional qualifications discussed in this paragraph, although we believe that the circumstances giving rise to these additional qualifications are unlikely to occur. Pursuant to the terms of the Partnership Agreement, Shelbourne Properties III GP, in its sole discretion, may prohibit any redemption or any other transfer of an interest in the operating partnership if it determines, among other things, that the redemption or other transfer would (a) give rise to a violation of law, including, for example, any provision of the Investment Company Act of 1940 or the Employee Retirement Income Security Act, (b) jeopardize the REIT's status as a real estate investment trust or (c) cause the operating partnership or any of its partners (other than the redeeming or transferring partner) to be subject to any tax.

                   PRO FORMA FINANCIAL INFORMATION OF THE REIT

                  The following pro forma statements of operations and cash flows of the REIT for the nine months ended September 30, 1999 and the year ended December 31, 1998 assume that the restructuring was consummated on January 1, 1999 and January 1, 1998, respectively, and have been prepared based on the historical financial statements of your partnership. The pro forma balance sheet has been prepared as if the restructuring was consummated on September 30, 1999.

                  The following pro forma financial information should be read in conjunction with the financial statements of your partnership included elsewhere in this Consent Solicitation Statement/Prospectus. These statements do not purport to be indicative of the results of operations or cash flows that actually would have occurred had the restructuring been consummated on January 1, 1998, January 1, 1999 or September 30, 1999, or that may be expected to occur in the future.

SHELBOURNE PROPERTIES III, INC.
PRO FORMA BALANCE SHEET
SEPTEMBER 30, 1999

                                                                       Pro Forma
                                                Historical          Capitalization           Pro Forma               REIT
                                               Partnership            of the REIT           Adjustments           Pro Forma
                                            -------------------    -------------------- -------------------    -----------------
ASSETS

REAL ESTATE                                   $46,249,039                                                        $46,249,039

CASH AND CASH EQUIVALENTS                       5,765,070                                 ($350,000) (a)           5,415,070

OTHER ASSETS                                    1,248,148                                                          1,248,148

RECEIVABLES                                       376,811                                    40,249 (b)              417,060
                                              -----------          -----------          -----------              -----------

                                              $53,639,068                                 ($309,751)             $53,329,317
                                              ===========          ===========          ===========              ===========

LIABILITIES AND PARTNERS' EQUITY:

ACCOUNTS PAYABLE AND ACCRUED EXPENSES            $991,272                                                           $991,272

DUE TO AFFILIATES                                 209,616                                                            209,616
                                              -----------          -----------          -----------              -----------

                                               $1,200,888                                                         $1,200,888
                                              -----------          -----------          -----------              -----------

COMMITMENTS AND CONTINGENCIES

PARTNERS' EQUITY

LIMITED PARTNERS' EQUITY (371,766 UNITS        49,816,255           (49,816,255) (c)
ISSUED AND OUTSTANDING)

GENERAL PARTNERS' (DEFICIT) EQUITY              2,621,925            (2,621,925) (c)

COMMON STOCK, PAR VALUE $.01 (1,173,948                                  11,740 (d)                                   11,740
SHARES ISSUED AND OUTSTANDING)

PAID-IN CAPITAL                                                      52,426,440 (d)       ($309,751) (a)(b)      $52,116,689
                                              -----------          -----------          -----------              -----------

                                              $52,438,180                                 ($309,751)             $52,128,429
                                              -----------          -----------          -----------              -----------

                                              $53,639,068                                 ($309,751)             $53,319,317
                                              ===========          ===========          ===========              ===========

SHELBOURNE PROPERTIES III, INC.
PRO FORMA STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999



                                                                        Pro Forma
                                                     Historical         Capitalization      Pro Forma            REIT
                                                     Partnership        Adjustment         Adjustments         Pro Forma
                                                     -----------        --------------     -----------         ---------
REVENUES:

RENTAL INCOME                                      $5,526,702                                                $5,526,702
                                                   ----------           ----------         ----------        ----------

COSTS AND EXPENSES

OPERATING EXPENSES                                  1,355,720                                                 1,355,720

DEPRECIATION AND AMORTIZATION                       1,172,250                                                 1,172,250

PARTNERSHIP MANAGEMENT FEE                            579,807                                (40,249) (b)       539,558

ADMINISTRATIVE EXPENSES                             1,077,377                                                 1,077,377

PROPERTY MANAGEMENT FEE                               152,933                                                   152,933
                                                   ----------           ----------         ----------        ----------

                                                    4,338,087                                (40,249)         4,297,838
                                                   ----------           ----------         ----------        ----------

INCOME BEFORE INTEREST AND OTHER INCOME:           $1,188,615                                $40,249         $1,228,864

INTEREST INCOME                                       205,113                                                   205,113

OTHER INCOME                                           83,600                                                    83,600
                                                   ----------           ----------         ----------        ----------

    NET INCOME                                     $1,477,328                                $40,249         $1,517,577
                                                  ===========           ==========         ==========        ==========

    NET INCOME  PER UNIT (371,766 UNITS
    OUTSTANDING)                                        $3.78              ($3.78)
                                                  ===========           ==========         ==========        ==========

    NET INCOME  PER SHARE (1,173,998) SHARES
    OUTSTANDING)                                                             $1.26             $0.03              $1.29
                                                  ===========           ==========         ==========        ==========

SHELBOURNE PROPERTIES III, INC.
PRO FORMA STATEMENT OF CASH FLOWS
FOR THE NINE  MONTHS ENDED SEPTEMBER 30, 1999


                                                               Historical          Pro Forma                    REIT
                                                              Partnership         Adjustments                Pro Forma
                                                             -------------       -------------             -------------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                                   $1,477,328            $40,249                  $1,517,577

Adjustment to reconcile net income to net

       Cash provided by operating activities:

       Depreciation and amortization                          1,172,250                                      1,172,250

       Straight-line adjustment for stepped lease rentals        30,849                                         30,849


Changes in asset and liabilities

       Receivables                                             (234,755)           (40,249)                   (275,004)

       Accounts payable and accrued expenses                    201,362                                       (201,362)

       Due to affiliates                                       (133,406)                                      (133,406)

       Other assets                                            (230,155)                                      (230,155)
                                                             ----------          ---------                  ----------

Net cash provided by operating activities                     2,283,473                                      2,283,473
                                                             ----------          ---------                  ----------


CASH FLOWS FROM INVESTING ACTIVITIES

Improvements to real estate:                                    (45,404)                                       (45,404)
                                                             ----------          ---------                  ----------

Net cash used in investing activities                           (45,404)                                       (45,404)
                                                             ----------          ---------                  ----------

CASH FLOWS FROM FINANCING ACTIVITIES

Distribution to partners                                     (2,993,697)                                    (2,993,697)

Payment of transaction costs                                         --           (350,000) (a)               (350,000)
                                                             ----------          ---------                  ----------

Net cash used in financing activities                        (2,993,697)          (350,000)                 (3,343,697)
                                                             ----------          ---------                  ----------


Decrease in cash and cash equivalents                          (755,628)          (350,000)                 (1,105,628)

Cash and cash equivalents, beginning of period                6,520,698                                      6,520,698
                                                             ----------          ---------                  ----------

Cash and cash equivalents, end of period                     $5,765,070          ($350,000)                 $5,415,070
                                                             ----------          ---------                  ----------


SHELBOURNE PROPERTIES III, INC. COMPUTATION OF PRO FORMA
EARNINGS PER SHARE


                                                                               For the nine months ended September 30, 1999
                                                                               --------------------------------------------
Average number of pro forma common and common equivalent shares outstanding
during the period                                                                              1,173,998
                                                                                               =========

Pro forma net income                                                                          $1,517,577
                                                                                              ==========

Pro forma net income per common and common equivalent shares                                     $1.29
                                                                                                  ====

SHELBOURNE PROPERTIES III, INC. PRO FORMA STATEMENT
OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                           Pro Forma
                                                         Historical      Capitalization       Pro Forma         REIT
                                                        Partnership       Adjustment         Adjustments       Pro Forma
                                                        -----------      --------------      -----------       ---------
REVENUES:

RENTAL INCOME                                            $7,882,248                                           $7,882,248
                                                         ----------        ----------       ----------        ----------

COST AND EXPENSES

OPERATING EXPENSES                                        1,420,916                                            1,420,916

DEPRECIATION AND AMORTIZATION                             1,685,884                                            1,685,884

PARTNERSHIP MANAGEMENT FEE                                  880,404                                              880,404

ADMINISTRATIVE EXPENSES                                     985,011                                              985,011

PROPERTY MANAGEMENT FEE                                     270,074                                              270,074
                                                         ----------        ----------       ----------        ----------

                                                          5,215,289                                            5,215,289
                                                         ----------        ----------       ----------        ----------

INCOME (LOSS) BEFORE INTEREST AND OTHER INCOME:          $2,666,959                                           $2,666,959

INTEREST INCOME                                             296,082                                              296,082

OTHER INCOME                                                 32,590                                               32,590
                                                         ----------        ----------       ----------        ----------

    NET INCOME                                           $2,995,631                                           $2,995,631
                                                         ==========        ==========       ==========        ==========

    NET INCOME  PER UNIT (371,766 UNITS OUTSTANDING)          $7.65         ($7.65)
                                                         ==========        ==========       ==========        ==========

    NET INCOME PER SHARE (1,173,998 SHARES)                                  $2.55                                 $2.55
    OUTSTANDING)
                                                         ==========        ==========       ==========        ==========

SHELBOURNE PROPERTIES III, INC. PRO FORMA STATEMENT
OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1998


                                                         Historical          Pro Forma                 REIT
                                                        Partnership         Adjustments              Pro Forma
                                                        -----------         -----------              ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
------------------------------------

Net Income                                             $2,995,631                                 $2,995,631

Adjustment to reconcile net income to net cash provided by operating activities:

     Depreciation and amortization                      1,685,884                                  1,685,884

     Straight-line adjustment for stepped lease            41,131                                     41,131
     rentals

Changes in asset and liabilities

     Receivables                                           51,985                                     51,985

     Accounts payable and accrued expenses                 28,351                                     28,351

     Due to affiliates                                   (241,758)                                  (241,758)

     Other assets                                        (125,055)                                  (125,055)
                                                       ----------          --------               ----------

Net cash provided by operating activities               4,436,169                                  4,436,169
                                                       ----------          --------               ----------

CASH FLOWS FROM INVESTING ACTIVITIES

Improvements to real estate                              (464,127)                                  (464,127)
                                                       ----------          --------               ----------

Net cash used in investing activities                    (464,127)                                  (464,127)
                                                       ----------          --------               ----------

CASH FLOWS FROM FINANCING ACTIVITIES

Distribution to partners                               (3,991,596)                                (3,991,596)

Payment of transaction costs                                               (350,000) (a)            (350,000)
                                                       ----------          --------               ----------

Net cash used in financing activities                  (3,991,596)         (350,000)              (4,341,596)
                                                       ----------          --------               ----------

Decrease in cash and cash equivalents                     (19,554)         (350,000)                (369,554)

Cash and cash equivalents, beginning of period          6,540,252                                  6,540,252
                                                       ----------          --------               ----------

Cash and cash equivalents, end of period               $6,520,698         ($350,000)              $6,170,698
                                                       ==========         =========               ==========

SHELBOURNE PROPERTIES III, INC.
COMPUTATION OF PRO FORMA EARNINGS PER SHARE


                                                                                               For the year ended
                                                                                               December 31, 1998
                                                                                           ---------------------------

Average number of pro forma common and common
equivalent shares outstanding during the period                                                     1,173,998
                                                                                                   ==========

Pro forma net income                                                                               $2,995,631
                                                                                                   ==========
Pro forma net income per common and common
equivalent shares                                                                                        $2.55
                                                                                                    ==========

                         SHELBOURNE PROPERTIES III, INC.
        NOTES TO PRO FORMA FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED
             SEPTEMBER 30, 1999 AND THE YEAR ENDED DECEMBER 31, 1998

(a) This adjustment accrues the Partnership's transaction expense for the restructuring.

(b) This adjustment represents a reduction in partnership management fees for the 9 months ended September 30, 1999 as a result of amendments to the partnership agreement previously approved by limited partners.

(c)      These adjustments eliminate the Partnership Equity.

(d)      These adjustments capitalize the REIT.

                          DESCRIPTION OF CAPITAL STOCK

                  The description of the REIT's capital stock set forth below does not purport to be complete and is qualified in its entirety by reference to the REIT's Certificate and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

                  The REIT will have authority under its Amended and Restated Certificate of Incorporation (the "Certificate") to issue up to 7,200,000 shares of stock, consisting of 2,500,000 shares of Common Stock, par value $0.01 per share, 1,800,000 shares of non-participating voting stock, par value $0.01 per share ("NP Stock"), 2,400,000 shares of excess stock, par value $0.01 per share ("Excess Stock") (as described below), and 500,000 shares of Preferred Stock, par value $0.01 per share. Under Delaware law, stockholders generally are not responsible for the corporation's debts or obligations. It is not possible at this time to determine the number of shares of each such class that will be issued and outstanding following the restructuring because it is not yet known how many partners will elect to retain OP Units. Immediately following consummation of the restructuring, no shares of Excess Stock or Preferred Stock will be issued and outstanding.

                  With respect to the Preferred Stock, the Certificate authorizes the Board of Directors to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such stock.

COMMON STOCK

                  All shares of Common Stock offered hereby have been duly authorized, and will be fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares and to the provisions of the REIT's Certificate regarding Excess Stock, holders of Common Stock are entitled to receive dividends on Common Stock if, as and when authorized and declared by the Board of Directors of the REIT out of assets legally available therefor and to share ratably in the assets of the REIT legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the REIT.

                  Subject to the provisions of the REIT's Certificate regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares, the holders of Common Stock (together with the holders of NP Stock) possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock and NP Stock can elect all of the directors then standing for election, and the holders of the remaining shares of Common Stock and NP Stock will not be able to elect any director.

                  Holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the REIT.

                  The REIT intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

                  Subject to the provisions of the REIT's Certificate regarding Excess Stock, all Common Stock has equal dividend, distribution, liquidation and other rights, and has no preference, appraisal (except as provided by Delaware law) or exchange rights.

NP STOCK

                  The REIT will only be permitted to issue NP Stock to the operating partnership. The REIT will issue NP Stock to the operating partnership in connection with the restructuring and at such other times as the Board of Directors shall determine.

                  Subject to the provisions of the REIT's Certificate regarding Excess Stock, each outstanding share of NP Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and except as otherwise required by law or except as provided with respect to any other class or series of shares, the holders of NP Stock together with holders of Common Stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of NP Stock and Common Stock can elect all of the directors then standing for election, and the holders of the remaining shares of NP Stock and Common Stock will not be able to elect any director.

                  The holder of NP Stock, is not entitled to receive any dividends or other distribution declared by the REIT or to receive any proceeds of the net assets of the REIT available for distribution as a result of the voluntary or involuntary liquidation, dissolution or winding up of the REIT.

                  Except under certain circumstances, upon each redemption of OP Units, the REIT will redeem from the operating partnership that number of shares of NP Stock equal to the product of (a) the number of OP Units redeemed and (b) the "Conversion Factor" (as defined in the Partnership Agreement), which shall initially be equal to three, but which shall be adjusted as provided for in the Partnership Agreement.

                  Upon the occurrence of any stock split or any subdivision, reclassification, combination or like event with respect to the Common Stock, the NP Stock will be appropriately adjusted so that the holders of NP Stock retain equal voting rights relative to the holders of Common Stock as before the occurrence of such stock split, subdivision, reclassification, combination or like event.

PREFERRED STOCK

                  Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Prior to the issuance of shares of each series, the Board of Directors is required by Delaware law and the REIT's Certificate to fix for each series, subject to the provisions of the REIT's Certificate regarding Excess Stock, such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Delaware law. Such rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any such payments being made to the holders of some, or a majority, of the Common Stock. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or any other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the Common Stock might receive a premium for their shares over the then current market price of such shares. As of the date hereof, no shares of Preferred Stock are outstanding, and the REIT has no present plans to issue any Preferred Stock. The REIT has authorized the issuance of a series of preferred stock in connection with the REIT's shareholder rights plan.

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See "DESCRIPTION OF CAPITAL STOCK -- SHAREHOLDER RIGHTS AGREEMENT" and "CERTAIN
PROVISIONS OF DELAWARE LAW AND OF THE REIT'S CERTIFICATE AND BYLAWS."

LISTING, PRICE AND TRADING

                  There is currently no established trading market for Common Stock, and, prior to the restructuring, Common Stock will not be listed on any national securities exchange or quoted on the National Association of Securities Dealers quotation system. Therefore, no sale or bid price information is available with respect to shares of Common Stock. Consummation of the restructuring is conditioned on the Common Stock being approved for listing on the American Stock Exchange, subject to official notice of issuance. American Stock Transfer & Trust Company will act as transfer agent and registrar of Common Stock. There can be no assurance as to the price at which Common Stock will trade on the American Stock Exchange.

                  Subject to the restrictions on ownership (discussed below), shares of Common Stock that you receive in the restructuring will be freely transferable.

RESTRICTIONS ON TRANSFERS

                  In order for the REIT to qualify and maintain qualification as a real estate investment trust under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Requirement"), and such shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. See "FEDERAL INCOME TAX CONSEQUENCES." In order to protect the REIT against the risk of losing its status as a real estate investment trust and to otherwise protect the REIT from the consequences of a concentration of ownership among its stockholders, the Certificate, subject to certain exceptions, provides that no single person (which includes any "group" of persons) (other than the "Related Parties," as defined below), may "beneficially own" more than 8% (the "Ownership Limit") of the aggregate number of outstanding shares of any class or series of capital stock. Under the Certificate, a person generally "beneficially owns" shares if (a) such person has direct ownership of such shares, (b) such person has indirect ownership of such shares taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, or (c) such person would be permitted to "beneficially own" such shares pursuant to Rule 13d- 3 under the Exchange Act. A Related Party, however, will not be deemed to beneficially own shares by virtue of clause (c) of the preceding sentence and a "group" of which a Related Party is a member will generally not have attributed to the group's beneficial ownership any shares beneficially owned by such Related Party. NCIC (and its officers, directors and affiliates) and the operating partnership (and its affiliates) are "Related Parties". Related Parties will be limited as to the number of shares beneficially owned by them if and to the extent that the Board of Directors determines that such ownership would jeopardize the REIT's status as a real estate investment trust for Federal income tax purposes (the "Related Limit"). Any transfer of shares of capital stock or of any security convertible into shares of capital stock that would create a direct or indirect ownership of shares of capital stock in excess of the Ownership Limit or the Related Limit, as applicable, or that would result in the disqualification of the REIT as a real estate investment trust, including any transfer that results in (1) the shares of capital stock being owned by fewer than 100 persons, (2) in the REIT being "closely held" within the meaning of Section 856(h) of the Code, (3) in the REIT being a "pension-held real estate investment trust" within the meaning of Section 856(h)(3)(D) of the Code, (4) the REIT's failing to be a "domestically controlled real estate investment trust" within the meaning of Section 897(h)(4)(B) of the Code, or (5) in the REIT constructively owning 10% or more of the ownership interests in a tenant of the REIT within the meaning of Section 318 of

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

the Code as modified by Section 856(d)(5) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the REIT to attempt to qualify, or to continue to qualify, as a real estate investment trust. The Board of Directors may, in its sole discretion, waive the Ownership Limit if evidence satisfactory to the Board of Directors is presented that the changes in ownership will not jeopardize the REIT's status as a real estate investment trust and the Board of Directors otherwise decides that such action is in the best interest of the REIT.

                  If any purported transfer of capital stock of the REIT or any other event would otherwise result in any person violating the Ownership Limit or the Related Limit, as applicable, or the Certificate, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the applicable Limit and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the applicable Limit (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be converted automatically into an equal number of shares of Excess Stock (the "Excess Shares") and transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the REIT (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the Trading Day (as defined in the Certificate) prior to the date of such violative transfer. As soon as practical after the transfer of shares to the trust, the trustee of the trust (who shall be designated by the REIT and be unaffiliated with the REIT and any Prohibited Transferee or Prohibited Owner) will be required to sell such Excess Shares to a person or entity who could own such shares without violating the applicable Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Excess Shares or the sales proceeds received by the trust for such Excess Shares. In the case of any Excess Shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such Excess Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such Excess Shares as of the date of such event or the sales proceeds received by the trust for such Excess Shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such Excess Shares by the trust, the trustee will be entitled to receive in trust for the Beneficiary, all dividends and other distributions paid by the REIT with respect to such Excess Shares.

                  In addition, shares of stock of the REIT held in the trust shall be deemed to have been offered for sale to the REIT, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date the REIT, or its designee, accepts such offer. The REIT shall have the right to accept such offer for a period of 90 days. Upon such a sale to the REIT, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

                  These restrictions do not preclude settlement of transactions through the American Stock Exchange.

                  Each stockholder shall upon demand be required to disclose to the REIT in writing any information with respect to the direct, indirect and constructive ownership of capital stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to real estate investment


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

trusts, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

                  The Ownership Limit may have the effect of precluding acquisition of control of the REIT.

ADDITIONAL ISSUANCES

                  Pursuant to the Certificate, the Board of Directors may, in its sole discretion, issue additional equity securities, provided that the total number of shares issued does not exceed the authorized number of shares of stock set forth in the Certificate. The REIT may from time to time, in the future, seek to raise additional capital through equity issuances. Any additional issuances of securities could have a dilutive effect on the distribution and voting rights of stockholders.

SHAREHOLDER RIGHTS AGREEMENT

                  The Board of Directors of the REIT has adopted a Shareholder Rights Agreement (the "Rights Agreement"). The adoption of the Rights Agreement could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, the REIT or a large block of the REIT's Common Stock. Pursuant to the terms of the Rights Agreement, the Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock to stockholders of record as of a day prior to effectiveness of the restructuring (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder to purchase from the REIT a unit consisting of one one-thousandth of a share (a "Unit") of Series A Junior Participating Cumulative Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") at a cash exercise price of $___ per Unit (the "Exercise Price"), subject to adjustment. Each Share offered hereby will be entitled to a Right when distributed.

                  Initially, the Rights are not exercisable and are attached to and trade with the outstanding shares of Common Stock. The Rights will separate from the Common Stock and will become exercisable upon the earliest of (1) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of more than 15% of the sum of the outstanding shares of Common Stock and Excess Stock ("Common Shares") (the date of said announcement being referred to as the "Stock Acquisition Date"), or (2) the close of business on the tenth business day (or such other calendar day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that would result upon its consummation in a person or group becoming the beneficial owner of more than 15% of the outstanding Common Shares (the earlier of such dates being herein referred to as the "Distribution Date"). For these purposes, no Related Parties will be deemed an Acquiring Person. In addition, no "group" of which a Related Party is a member will be deemed to beneficially own the Common Shares beneficially owned by such Related Party.

                  Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), (a) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Shareholder Rights Agreement by reference, and (c) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

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

                  The Rights are not exercisable until the Distribution Date and will expire in 2010, unless previously redeemed or exchanged by the REIT as described below.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise that number of Units of Series A Preferred Stock of the REIT having a market value of two times the exercise price of the Right (such right being referred to as the "Subscription Right"). In the event that, at any time following the Stock Acquisition Date,
(a) the REIT consolidates with, or merges with and into, any other person, and the REIT is not the continuing or surviving corporation, (b) any person consolidates with the REIT, or merges with and into the REIT and the REIT is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (c) 50% or more of the REIT's assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring REIT having a market value equal to two times the exercise price of the Right (such right being referred to as the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may under certain circumstances specified in the Rights Agreement become null and void.

                  At any time after the Stock Acquisition Date the Board of Directors may, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of Common Stock or Units of Series A Preferred Stock at an exchange ratio of one share of Common Stock or one Unit of Series A Preferred Stock per Right. Notwithstanding the foregoing, the Board of Directors generally will not be empowered to effect such exchange at any time after any person becomes the beneficial owner of 50% or more of the Common Stock of the REIT.

                  The Exercise Price payable, and the number of Units of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (b) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock, or (c) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least 1% of the Exercise Price, determined on a per Right basis. The REIT is not obligated to issue fractional Units. If the REIT elects not to issue fractional Units, in lieu thereof an adjustment in cash will be made based on the fair market value of the Series A Preferred Stock on the last trading date prior to the date of exercise. Any of the provisions of the Rights Agreement may be amended by the Board of Directors at any time prior to the Distribution Date.

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

                  The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (1) the close of business on the tenth calendar day after the Stock Acquisition Date, or (2) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

                  The Rights Agreement may be amended by the Board of Directors in its sole discretion until the Distribution Date. After the Distribution Date, the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates).

                  Until a Right is exercised, the holder will have no rights as a stockholder of the REIT (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the REIT, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the REIT, other consideration or for common stock of an acquiring REIT.

                  A copy of the Rights Agreement has been filed with the Commission and is incorporated as an exhibit hereto by reference to the Registration Statement to which this Prospectus is a part. A copy of the Rights Agreement is also available from the REIT upon written request. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                     CERTAIN PROVISIONS OF DELAWARE LAW AND
                        THE REIT'S CERTIFICATE AND BYLAWS

                  The following summary of certain provisions of Delaware law and the REIT's Certificate and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and the REIT's Certificate and Bylaws, copies of which have been filed with the Commission and are incorporated as exhibits hereto by reference to the Registration Statement of which this Prospectus is a part.

                  The Certificate and the Bylaws of the REIT contain certain provisions that could make more difficult the acquisition of the REIT by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the REIT to negotiate first with the Board of Directors. The REIT believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the Certificate and the Bylaws, which have been filed with the Commission and are incorporated as exhibits hereto by reference to the Registration Statement to which this Prospectus is a part. See "DESCRIPTION OF CAPITAL STOCK -- RESTRICTIONS ON TRANSFERS."

AMENDMENT OF CERTIFICATE AND BYLAWS

                  The REIT's Certificate may be amended only by the affirmative vote of the holders of two-thirds (or, if a majority of the directors then in office approve the amendment, a majority) of all of the votes

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

entitled to be cast on the matter except that amendments dealing with certain articles of the Certificate (for example, articles relating to stockholder action; the powers, election of, removal of and classification of directors; limitation of liability; and amendment of the By-laws or the Certificate) shall require the affirmative vote of not less than two-thirds of the outstanding votes entitled to be cast on the matter. Unless otherwise required by law, the Board of Directors may amend the REIT's Bylaws by the affirmative vote of a majority of the directors then in office. The Bylaws may also be amended by the stockholders, at an annual meeting or at a special meeting called for such purpose, by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter; provided, that if the Board of Directors recommends that stockholders approve such amendment at such meeting, such amendment shall require the affirmative vote of only a majority of the shares present at such meeting and entitled to vote.

DISSOLUTION OF THE REIT

                  Delaware law permits the dissolution of the REIT by (1) the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders, and
(2) upon proper notice, stockholder approval by the affirmative vote of a majority of the votes entitled to be cast on the matter.

MEETINGS OF STOCKHOLDERS

                  Under the REIT's Bylaws, annual meetings of stockholders shall be held at such date and time as determined by the Board of Directors, the Chairman of the Board or the President. The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders. Special meetings of stockholders may be called only by a majority of the Directors then in office and only matters set forth in the notice of the meeting may be considered and acted upon at such a meeting.

THE BOARD OF DIRECTORS

                  The REIT's Certificate provides that the Board of Directors shall initially consist of seven Directors and thereafter the number of Directors of the REIT may be established by the Board of Directors but may not be fewer than the minimum number required by the Delaware law nor more than nine. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any vacancy will be filled, including any vacancy created by an increase in the number of Directors, at any regular meeting or at any special meeting called for the purpose, by a majority of the remaining Directors. Pursuant to the terms of the Certificate, the Directors are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001, another class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 2002 and the third class will hold office initially for a term expiring in 2003. As the term of each class expires, Directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. The use of a classified board may render more difficult a change in control of the REIT or removal of incumbent management. The REIT believes, however, that classification of the Board of Directors will help to assure the continuity and stability of its business strategies and policies.

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LIMITATION OF LIABILITY AND INDEMNIFICATION

                  The REIT's Certificate generally limits the liability of the REIT's Directors to the REIT to the fullest extent permitted from time to time by Delaware law. The Delaware General Corporation Law permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the Delaware General Corporation Law shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The Delaware General Corporation Law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of a corporation, provided that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to such corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Delaware General Corporation Law does not allow indemnification of directors in the case of an action by or in the right of a corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

                  The Bylaws provide that Directors and officers of the REIT shall be, and, in the discretion of the Board of Directors, non-officer employees may be, indemnified by the REIT to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities, including legal fees, actually and reasonably incurred in connection with service for or on behalf of the REIT. The Bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders, or otherwise. The Certificate contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. The provision does not alter a director's liability under the federal Securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the REIT pursuant to the foregoing provisions, the REIT has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

BUSINESS COMBINATIONS

                  The REIT is subject to the provisions of Section 203 ("Section 203") of the Delaware General Corporation Law. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (a) the transaction resulting in a person becoming an interested stockholder, or the business combination, was approved by the board of directors of the corporation before the consummation of such transaction; (b) the interested stockholder owned 85% or more of the outstanding voting stock of the corporation immediately after the transaction in which it became an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (c) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting,

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

excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined (with certain exceptions) as any person who, together with affiliates and associates, owns or within the prior three years did own, 15% or more of the corporation's outstanding voting stock.

INDEMNIFICATION AGREEMENTS

                  The REIT has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other things, that the REIT indemnify its directors and executive officers to the fullest extent permitted by law and advance to the directors and executive officers all related expenses, including legal fees, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the REIT must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the indemnification agreements and may cover directors and executive officers under the REIT's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

                              RESALE OF SECURITIES

                  Upon the completion of the restructuring, the REIT will have outstanding shares of Common Stock. In addition, shares of Common Stock will be reserved for issuance upon exchange of OP Units. The shares of Common Stock issued upon redemption of OP Units (the "Restricted Shares") will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

                  In general, under Rule 144, if one year has elapsed since the later of the date of acquisition of Restricted Shares from the REIT or any "affiliate" of the REIT, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sales provisions, notice requirements and the availability of current public information about the REIT. If two years have elapsed since the date of acquisition of Restricted Shares from the REIT or from any "affiliate" of the REIT, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the REIT at any time during the 90 days preceding a sale, such person is entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

                  Prior to the restructuring, there has been no public market for the Common Stock. Trading of the Common Stock on the Amex is expected to commence immediately following the completion of the restructuring. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales occur, could adversely affect prevailing market prices of the Common Stock. See "RISK FACTORS AND OTHER CONSIDERATIONS."

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                         FEDERAL INCOME TAX CONSEQUENCES

                  The following summary discusses the Federal income tax considerations anticipated to be material to prospective stockholders of the REIT. The discussion does not address the tax consequences that may be relevant to particular stockholders in light of their specific circumstances or to stockholders who are subject to special treatment under certain Federal income tax laws, such as dealers in securities, traders in securities that elect to mark-to-market, banks, insurance companies, tax-exempt organizations (except to the extent discussed under the heading "-- TAXATION OF TAX-EXEMPT STOCKHOLDERS") or non-United States persons (except to the extent discussed under the heading "-- TAXATION OF NON-U.S. STOCKHOLDERS"). This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

                  The information in this discussion and the opinions of Rosenman & Colin LLP ("Rosenman & Colin") referenced below are based on current provisions of the Code, existing, temporary and currently proposed Treasury Regulations thereunder, the legislative history of the Code, existing administrative interpretations and practices of the Internal Revenue Service (the "Service"), and judicial decisions, all of which are subject to change either prospectively or retroactively. Rosenman & Colin will render an opinion to the effect that the discussion set forth under this heading, to the extent that it contains descriptions of applicable Federal income tax law, is correct in all material respects as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations or judicial decisions will not significantly change the current law or adversely affect existing interpretations of current law, including the conclusions reached by Rosenman & Colin. No rulings will be sought in connection with any aspect of the Federal income tax consequences described below.

                  YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND (IF APPLICABLE) FOREIGN TAX CONSEQUENCES TO YOU OF THE RESTRUCTURING AND THE OWNERSHIP AND DISPOSITION OF SHARES OF COMMON STOCK IN LIGHT OF YOUR SPECIFIC TAX AND INVESTMENT SITUATION.

THE RESTRUCTURING

                  The proposed restructuring has been structured in a manner intended to result in no recognition of taxable income to you. As a condition to the restructuring, Rosenman & Colin will render an opinion to the effect that, under current Federal income tax law, (1) the Merger will be treated as a contribution (by unitholders who receive Common Stock) of units in your partnership to the REIT in exchange for Common Stock, and will qualify as an exchange governed by Section 351 of the Code, and (2) accordingly, you will not recognize any taxable gain (or loss) for Federal income tax purposes on your receipt of Common Stock in the restructuring. A legal opinion is not binding on the Service or the courts. Although the Service has issued a private letter ruling confirming these tax consequences in the case of a transaction similar to the proposed restructuring, the letter ruling was not issued to your partnership and analyzed a transaction that was not identical to the proposed restructuring of your partnership and, accordingly, there can be no assurance that the Service will agree with the conclusions reached by Rosenman & Colin in its opinion.

                  Your aggregate adjusted tax basis in the Common Stock that you receive in the restructuring will be the same as your aggregate tax basis in your units reduced by your share of your partnership's liabilities, if any, assumed by the REIT in the restructuring. Your holding period in the Common Stock that you receive in the restructuring generally will include your holding period in your units.

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                  The REIT and its stockholders will be required to comply with certain reporting requirements set forth in the Treasury Regulations, which will require the reporting of certain information regarding the restructuring. The REIT will provide stockholders with the documentation that they will be required to furnish with their tax returns for the year of the restructuring.

                  If you retain OP Units, you will not recognize any taxable gain except that you will be taxable on your share of the value of the non-participating voting stock in the REIT being issued to the operating partnership in connection with the restructuring. Your basis in your OP Units will be increased by the amount of income that you recognize in the restructuring.

TAXATION OF THE REIT As A REAL ESTATE INVESTMENT TRUST

         General

                  The sections of the Code and the corresponding Treasury Regulations relating to the taxation of real estate investment trusts and their stockholders are highly technical and complex. The following discussion sets forth the material aspects of the rules that govern the Federal income tax treatment of a real estate investment trust and its stockholders.

                  Under Federal income tax law, if certain detailed conditions imposed by the Code and the related Treasury Regulations are satisfied, an entity that invests principally in real estate and that would otherwise be subject to tax as a corporation may elect to be treated as a real estate investment trust for U.S. Federal income tax purposes. These conditions relate, in part, to the nature of the entity's assets and income. If the REIT qualifies for taxation as a real estate investment trust, it generally will not be subject to Federal corporate income tax on its taxable income that is distributed currently to stockholders as long as the REIT distributes on a current basis at least 95% (90% for taxable years after 2000) of its taxable income (excluding net capital gain). This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from investment in a corporation.

                  The REIT intends to elect to be treated for tax purposes as, and to operate so as to qualify as, a real estate investment trust under Sections 856 through 860 of the Code, commencing with its taxable year ending on December 31, 2000. No assurance can be given that the REIT will operate in a manner so as to qualify, or remain qualified, as a real estate investment trust.

                  As a condition of the restructuring, Rosenman & Colin will render an opinion to the effect that, commencing with the REIT's tax year ending on December 31, 2000, the REIT will be organized in conformity with the requirements for qualification as a real estate investment trust, and the REIT's proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust, provided that (1) the restructuring and certain procedural steps described under this heading are completed in a timely fashion and (2) the REIT and the operating partnership operate in accordance with various assumptions and factual representations made by them concerning their organization, business, properties and operations (and certain assumptions and factual representations made by your partnership as to its organization, business, properties and operation prior to the restructuring). The opinion will be based upon certain facts, representations and assumptions as of its date, and will not be binding on the Service or the courts. Qualification and taxation as a real estate investment trust will depend upon the REIT's ability to meet on an ongoing basis (through actual annual operating results, its asset base, distribution levels and diversity of share ownership) various qualification tests, the results of which will not be reviewed by Rosenman & Colin. No assurance can be given that the actual results of the REIT's operations for any

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particular taxable year will satisfy such requirements. See "-- Failure of the REIT to Qualify as a Real Estate Investment Trust."

                  If the REIT qualifies for taxation as a real estate investment trust, it generally will not be subject to Federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, the REIT will be subject to Federal income tax in the following circumstances: First, the REIT (but not its stockholders) will be subject to tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the REIT may be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the REIT has (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, the REIT will be subject to tax at the highest corporate rate on such income. Fourth, if the REIT has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the REIT fails to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless has maintained its qualification as a real estate investment trust because certain other requirements have been met, the REIT will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amount by which the REIT fails the 75% or 95% test multiplied by (2) a fraction intended to reflect the REIT's profitability. Sixth, if the REIT fails to distribute during each calendar year at least the sum of (1) 85% of its ordinary income (with certain adjustments) for such year,
(2) 95% of its capital gains for such year (other than capital gains that it elects to retain and pay tax on) and (3) any undistributed taxable income from prior periods (other than capital gains from such years that it elected to retain and pay tax on), the REIT will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the REIT acquires any asset from a "C" corporation (i.e., a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the hands of the REIT is determined by reference to the basis of the asset in the hands of the "C" corporation (a "Built-In Gain Asset"), and the REIT recognizes gain on the disposition of such asset during the ten-year period beginning on the date on which such asset was acquired by the REIT (the "Recognition Period"), then, to the extent of the asset's "Built-In Gain" (i.e., the excess of (a) the fair market value of such asset over (b) the REIT's adjusted basis in the asset, determined when the REIT acquired the asset), such gain will be subject to tax at the highest regular corporate income tax rate then applicable.

         Requirements for Qualification

                  To qualify as a real estate investment trust, the REIT must elect to be so treated (on its Federal income tax return for its taxable year ending December 31, 2000), and must meet the requirements discussed below relating to the REIT's organization, sources of income, nature of assets, and distributions of income.

         Organizational Requirements

                  The outstanding stock of the REIT must be held by at least 100 persons and no more than 50% of the value of such stock may be owned, directly or indirectly, by five or fewer individuals (as specially defined) at any time during the last half of the taxable year. For these purposes, certain entities are treated as individuals. These stock ownership requirements must be satisfied in the REIT's second taxable year and in each subsequent taxable year. Following the restructuring, the REIT expects to have outstanding stock with sufficient diversity of ownership to enable it to satisfy these requirements. In addition, the Certificate provides for certain restrictions regarding the transfer of the REIT's capital stock in order to assist

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the REIT in meeting the stock ownership requirements, although these restrictions cannot insure that the REIT will always satisfy these stock ownership requirements.

                  To monitor the REIT's compliance with the stock ownership requirements, the REIT will be required to maintain records regarding the actual ownership of its stock. To do so, the REIT must send a letter to its stockholders requesting that they disclose to the REIT the identity of the actual owners of the stock (i.e., the persons required to include the REIT's dividends in their income). A list of those persons failing or refusing to comply with this demand must be maintained as part of the REIT's records. A stockholder who fails or refuses to comply with the demand must submit a statement with its Federal income tax return disclosing the actual ownership of the stock and certain other information.

         Income Tests

                  In order to maintain its qualification as a real estate investment trust, the REIT must satisfy two gross income requirements each year. First, at least 75% of the REIT's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property (including "rents from real property" and "gain from the sale or other disposition of real property" other than property held primarily for sale to customers in the ordinary course of business) or from certain types of temporary investments. Second, at least 95% of the REIT's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

                  The REIT will own (directly and indirectly) partnership interests in the operating partnership. In the case of a real estate investment trust that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of such partnership and will be deemed to be entitled to the income of such partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests described above and the asset tests described below. Shelbourne Properties III GP, the operating partnership's general partner, will be a "qualified real estate investment trust subsidiary" (i.e., a corporation all the stock of which is owned by one real estate investment trust). For Federal income tax purposes, such entity's assets, liabilities and items of income, deduction and credit will be treated as assets, liabilities and items of the REIT (although the entity may be subject to state and local taxation in certain jurisdictions).

                  The REIT currently anticipates that substantially all of its gross income will consist of rents paid under leases of properties owned by the operating partnership. Such rents will qualify as "rents from real property" in satisfying the 75% and 95% gross income tests described above provided that several conditions are met. First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. However, rents will not be excluded from the term "rents from real property" solely by reason of being based on fixed percentages of receipts or sales. Also, rents received from a tenant based on the tenant's income from the property may qualify as "rents from real property" if the tenant derives substantially all of its income with respect to such property from the leasing or subleasing of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by a real estate investment trust. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or any actual or constructive owner of 10% or more of the REIT, directly or indirectly owns 10% or more in voting power or number of shares of such tenant (a "Related Party Tenant"). (Recently enacted legislation, which applies to rents received or accrued beginning after December 31, 2000, provides an exception to this rule for rents received from

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"taxable real estate investment trust subsidiaries" (i.e., a corporation in which the REIT owns an interest and which elects to be treated as such) under certain circumstances.) Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received for the year under the lease, then the portion of the rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property other than through an independent contractor who is adequately compensated and from whom the REIT derives no income. (Beginning after 2000, services also may be provided to tenants through a "taxable REIT subsidiary" in which a real estate investment trust owns shares, subject to certain limitations.) However, a real estate investment trust may provide certain basic services to tenants without having to engage independent contractors if the services in question are of a limited type that a tax-exempt organization can provide to its tenants without causing its rental income to be treated as taxable under the Code, i.e., services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and that are not considered rendered for the convenience of the occupant of the property. Receipts for services (whether or not rendered by an independent contractor or, for taxable years after 2000, a "taxable real estate investment trust subsidiary") that are not customarily provided to tenants in properties of a similar class and in the same geographic market as the relevant property is located will not qualify as "rents from real property."

                  The REIT anticipates that all or substantially all of the operating partnership's rental income will qualify as "rents from real property" for purposes of the 75% and the 95% gross income tests. The operating partnership will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales, as described above), and will not derive rents from any persons who (immediately after the restructuring) would be Related Party Tenants as to the REIT. The operating partnership will not derive rent from personal property leased in connection with real property that exceeds 15% of the total rents under the lease. The operating partnership will provide (through the Advisor, independent contractors or, after 2000, "taxable real estate investment trust subsidiaries") only services of a type that are customarily provided to tenants in properties of a similar class in the geographic market in which the property is located, and all such services will be provided through independent contractors, except that the operating partnership or the Advisor may provide basic maintenance services of a type that could be provided by a tax-exempt landlord to its tenants and, after 2000, may also engage "taxable REIT subsidiaries" to provide certain services to tenants.

                  Net income realized by the REIT from the sale or other disposition of property will be treated as income from a "prohibited transaction" and, as such, will not count towards satisfying the 95% and 75% income tests and will be subject to a 100% penalty tax, if the property was held by the operating partnership primarily for re-sale. Under existing law, whether property is held primarily for re-sale is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Accordingly, although the REIT currently anticipates that all of the operating partnership's properties will be held with a view to long-term appreciation and that the operating partnership will make only such occasional sales of properties as are consistent with its investment objectives, there can be no assurance that all of the REIT's income from real property sales will be treated as qualifying income which is not subject to the 100% penalty tax.

                  The operating partnership may acquire ownership interests in other partnerships (or entities treated as partnerships for income tax purposes). Prior to acquiring such interests, the operating partnership will examine the income and assets of such entity, and will not acquire partnership interests in an entity if the REIT's indirect share of the income or assets of the entity after the acquisition would cause the REIT to exceed applicable limits on non-qualifying income or assets.

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

                  It is possible that the operating partnership might have some gross income that is not qualifying income for purposes of one or both of the 75% or 95% gross income tests. However, the REIT currently believes that its aggregate gross income from the operating partnership will satisfy the foregoing 75% and 95% gross income tests for each taxable year commencing with the REIT's first taxable year.

                  If the REIT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a real estate investment trust for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if the REIT's failure to meet such tests was due to reasonable cause and not due to willful neglect, the REIT attaches a schedule of the sources of its income to its Federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether the REIT would be entitled to the benefit of these relief provisions in all circumstances. Also, as discussed above under "TAXATION OF THE REIT AS A REAL ESTATE INVESTMENT TRUST -- General," even if these relief provisions apply, a tax would be imposed with respect to the excess gross income.

         Asset Tests

                  The REIT, at the close of each quarter of its taxable year, also must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the REIT's total assets must be represented by real estate assets, which for these purposes will include (1) its allocable share of real estate assets held by partnerships in which the REIT owns an interest including its allocable share of the real estate assets held by the operating partnership and (2) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the REIT, cash, cash items and government securities. Second, not more than 25% of the REIT's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the REIT directly or through the operating partnership may not exceed 5% of the value of the REIT's total assets and the REIT may not own more than 10% of the outstanding voting securities of any one issuer, and, after 2000, may not own more than 10% of the voting power or value of the outstanding securities (including debt securities, with certain exceptions) of any one issuer (except for the REIT's ownership interests in a qualified real estate investment trust subsidiary or in a partnership or other flow-through entity). However, after 2000, the REIT will be permitted to own more than 10% of the securities of "taxable real estate investment trust subsidiaries" provided that the total value of these securities does not exceed 20% of the total value of all of the REIT's assets.

                  The REIT anticipates that, as of the closing of the restructuring, substantially more than 75% of the fair market value of the assets indirectly owned by the REIT through the operating partnership will consist of non-residential rental real estate owned in fee. The REIT also expects that, at all times, substantially more than 75% of the assets indirectly owned by the REIT through the operating partnership will consist of fee ownership of real property. The operating partnership intends to structure its acquisition of any direct or indirect ownership interests in any entity taxable as a corporation for Federal income tax purposes in a manner that the REIT determines will be consistent with the REIT's satisfying the asset tests both at the time of the acquisition and for the quarter in which the acquisition occurs. Accordingly, the REIT believes that it will be able to meet the asset tests described above at the time of the restructuring and on a going forward basis.

                  If the REIT should fail to satisfy the asset tests at the end of a quarter, such failure would not cause it to lose its real estate investment trust status if (1) it satisfied all of the asset tests at the close of the preceding quarter and (2) the failure arose solely from changes in the market values of the REIT's assets. If

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the condition described in clause (2) of the preceding sentence were not satisfied, the REIT could still avoid disqualification by curing the failure within 30 days after the close of the quarter in which it arose.

         Annual Distribution Requirements

                  In order to qualify as a real estate investment trust, the REIT will be required to make distributions (other than capital gain dividends) to its stockholders in an amount at least equal to (1) the sum of (a) 95% (90% for taxable years after 2000) of the REIT's "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (b) 95% of its net income (after tax), if any, from foreclosure property, minus (2) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the REIT timely files its tax return for such year and paid on or before the first regular dividend payment date after such declaration. The REIT intends to make timely distributions sufficient to satisfy this requirement.

                  To the extent that the REIT does not distribute (or is not treated as having distributed) all of its net capital gain or distributes (or is treated as having distributed) at least 95% (90% after 2000), but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax thereon at regular corporate tax rates. In addition, if the REIT fails to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for such year, (2) 95% of its capital gain income for such year (other than capital gain income which the REIT elects to retain and pay tax on) and (3) any undistributed taxable income from prior periods, the REIT will be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed plus any amounts on which the REIT was taxed for such calendar year.

                  It is possible that the REIT may report taxable income in excess of cash flow due to timing or other differences between the operating partnership's inclusion of income and its actual receipt of the related cash, or due to the operating partnership's payment of non-deductible items, such as principal amortization or capital expenditures, in excess of non-cash deductions, such as deductions for depreciation and accrued but unpaid interest. In that event, if the REIT does not have sufficient cash or liquid assets to satisfy the distribution requirements above, the REIT or the operating partnership may find it necessary to arrange for short-term, or possibly long-term, borrowings, issue equity or sell assets.

                  Under certain circumstances, the REIT may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year that may be included in the REIT's deduction for dividends paid for the earlier year. Thus, the REIT may be able to avoid being taxed on amounts distributed as deficiency dividends. However, the REIT will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

         Failure of the REIT to Qualify as a Real Estate Investment Trust

                  If the REIT fails to qualify for taxation as a real estate investment trust in any taxable year, and if certain relief provisions do not apply, the REIT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the REIT fails to qualify as a real estate investment trust will not be deductible by the REIT (nor will they be required to be made). As a result, the cash available for distribution by the REIT to its stockholders would be significantly reduced. In addition, if the REIT fails to qualify as a real estate investment trust, all distributions to stockholders will be subject to tax as ordinary income, to the extent of the REIT's current and accumulated earnings and profits (although, subject to certain limitations of the Code,

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corporate distributees may be eligible for the dividends received deduction).
Unless entitled to relief under specific statutory provisions, the REIT also would be disqualified from being treated as a real estate investment trust for the four taxable years following the year during which such qualification was lost. It is not possible to state whether in all circumstances the REIT would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

         Distributions by the REIT

                  Distributions not designated as capital gain dividends that are made to taxable U.S. stockholders will be subject to tax as ordinary income to the extent of the REIT's current and accumulated earnings and profits as determined for Federal income tax purposes, and will not qualify for the dividends received deduction in the case of taxable stockholders which are corporations. Dividends will be taxable to stockholders even if the stockholder uses the funds to purchase additional shares of Common Stock. If the amounts distributed exceed the REIT's earnings and profits, the excess will be treated as a tax-free return of capital to a taxable stockholder that will reduce the amount of his adjusted tax basis in his Common Stock, and, once the taxable stockholder's adjusted tax basis in his Common Stock has been reduced to zero, as capital gain (provided that the Common Stock is held as a capital asset).

                  Dividends declared by the REIT in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month are treated as both paid by the REIT and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the REIT on or before January 31 of the following calendar year.

                  Distributions made by the REIT to taxable stockholders that are properly designated by the REIT as long-term capital gain dividends will be subject to tax as long-term capital gains (to the extent that they do not exceed the REIT's actual net capital gain for the taxable year) without regard to the period for which a stockholder has held his Common Stock. However, corporate stockholders may be required to treat up to 20% of such capital gain dividends as ordinary income, and, for non-corporate stockholders, a 25% Federal income tax rate, rather than a 20% tax rate, may apply to all or a portion of such capital gain dividends. The REIT may elect to retain its net long-term capital gains (if any) rather than distribute them, in which event a stockholder would be deemed to receive a capital gain dividend equal to its share of such retained capital gains. In that event, a taxable stockholder would receive a tax credit or refund for his share of the tax paid by the REIT on such undistributed capital gains and the basis of his Common Stock would be increased by the amount of the undistributed capital gains (minus his share of the tax paid by the REIT).

                  The REIT will notify each stockholder after the close of the REIT's taxable year as to the portions of the distributions attributable to that year which constitute ordinary income, capital gain or a return of capital, and, as to the capital gain portion (if any), the portion that is taxable (for non-corporate stockholders) as a 25% gain distribution and the portion that is taxable as a 20% gain distribution..

         Passive Activity Losses and the Investment Interest Limitation

                  Distributions made by the REIT and gain (if any) from the sale or exchange of Common Stock will not be treated as passive activity income. As a result, taxable stockholders generally will not be able to apply any "passive activity losses," including their unused passive activity losses (if any) from your partnership, against such income or gain, except that unused passive activity losses from your partnership generally will be deductible (subject to any other applicable limitations) in the year a stockholder sells all his Common Stock. Dividends from the REIT (to the extent they do not constitute a capital gain dividend or a

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

return of capital) generally will be treated as investment income for purposes of the investment interest limitation. However, unless a taxable stockholder elects to pay tax on such gain at ordinary income rates, net capital gain from the sale or other disposition of shares of Common Stock and capital gain dividends from the REIT will not be considered investment income for purposes of the investment interest limitation. See also "COMPARISON OF YOUR PARTNERSHIP AND THE REIT -- Taxation of Taxable Limited Partners".

         Sale of Common Stock

                  Upon any sale or other disposition of Common Stock, a taxable stockholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on such sale or other disposition and (2) such taxable stockholder's adjusted basis in such Common Stock for tax purposes. Such gain or loss will be capital gain or loss if such taxable stockholder held such Common Stock as a capital asset and, if the taxable stockholder is an individual, estate or trust, such gain will be taxable at a maximum marginal Federal income tax rate of 20% if such Common Stock has been held for more than one year. In general, any loss recognized by a taxable stockholder upon the sale or other disposition of Common Stock that has been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of any distributions received by the taxable stockholder from the REIT that were treated as long-term capital gains.

         Backup Withholding

                  The REIT will report to its taxable stockholders and the Service the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under certain circumstances, a taxable stockholder may be subject to backup withholding at a rate of 31% with respect to dividends unless such taxable stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements. A taxable stockholder that does not provide the REIT with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the taxable stockholder's Federal income tax liability. Additional withholding issues may arise for non-U.S. stockholders. See "-- TAXATION OF NON-U.S. STOCKHOLDERS - Backup Withholding Tax and Information Reporting."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

                  Based upon a published ruling by the Service, distributions by the REIT to a tax-exempt stockholder will not constitute UBTI, provided that the tax-exempt stockholder does not hold its Common Stock as "debt-financed property" within the meaning of the Code (and Common Stock is not otherwise used in an unrelated trade or business of the tax-exempt stockholder). Subject to the same proviso, income from the sale of Common Stock will not constitute UBTI to a tax-exempt stockholder. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under Sections 501(c)(7), (9), (17) and (20), respectively, of the Code are subject to different UBTI rules that generally will require them to treat their income from the REIT as UBTI unless they satisfy applicable set aside and reserve requirements (as to which they should consult their own tax advisors). In addition, a portion of the dividends paid by the REIT may be treated as UBTI to certain U.S. private pension trusts if the REIT is treated as a "pension-held real estate investment trust." Based on stock ownership restrictions imposed by the REIT (see "THE RESTRUCTURING -- CONDITIONS TO THE RESTRUCTURING" and "DESCRIPTION OF CAPITAL STOCK -- RESTRICTIONS

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

ON OWNERSHIP AND TRANSFER"), the REIT does not anticipate that it will be a "pension-held real estate investment trust." In any event, if the REIT were to become a pension-held real estate investment trust, these rules generally would apply only to certain U.S. pension trusts that hold more than 10% of the REIT's stock.

TAXATION OF NON-U.S. STOCKHOLDERS

                  The rules governing the U.S. Federal income taxation of the ownership and disposition of Common Stock by persons that are nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Holders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Prospective Non-U.S. Holders should consult their tax advisors to determine the impact of Federal, state, local and foreign tax laws with regard to an investment in Common Stock (including reporting requirements) in light of their individual investment circumstances.

         Distributions by the REIT

                  Distributions received by Non-U.S. Holders that are not attributable to gain on sales or exchanges by the REIT of U.S. real property interests and are not designated as capital gain dividends generally will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty). (In cases where the dividend income from a Non-U.S. Holder's investment in Common Stock is effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder will generally be subject to U.S. tax at graduated rates in the same manner as U.S. stockholders (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation).) Distributions in excess of current or accumulated earnings and profits of the REIT to Non-U.S. Holders will not be subject to tax to the extent that they do not exceed the Non-U.S. Holder's adjusted basis its Common Stock, but rather will reduce the adjusted basis of such Common Stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Holder's Common Stock, they will give rise to gain from the sale or exchange of its Common Stock, the tax treatment of which is described below.

                  The REIT expects to withhold U.S. income tax at the rate of 30% on any distribution made to a Non-U.S. Holder unless (a) a lower treaty rate applies and the required form or certification evidencing eligibility for that lower rate is filed with the REIT or (b) a Non-U.S. Holder files a Federal Form 4224 with the REIT claiming that the distribution is effectively connected income.

                  Distributions to a Non-U.S. Holder that are attributable to gain from sales or exchanges by the REIT of United States real property interests will be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, Non-U.S. Holders generally would be subject to tax on such distributions at the same rates applicable to U.S. stockholders (subject to a special alternative minimum tax in the case of nonresident alien individuals), and, if they are corporations, also may be subject to a 30% branch profits tax. The REIT will be required to withhold 35% of any capital gain distribution. That amount will be creditable against the Non-U.S. Holder's Federal income tax liability.

         Sale of Common Stock

                  Gain recognized by a Non-U.S. Holder upon the sale or exchange of Common Stock generally will not be subject to United States taxation so long as the REIT is a "domestically-controlled real estate investment trust," i.e., a real estate investment trust in which, at all times during a specified testing period, less than 50% in value of its stock is held directly and indirectly by Non-U.S. Holders. The REIT currently anticipates that it will be a "domestically-controlled real estate investment trust," but, because Common Stock will be publicly traded, cannot assure this result. If the REIT ceases to be a "domestically-

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

controlled real estate investment trust," gain arising from the disposition of Common Stock will not be subject to tax if the Non-U.S. Holder owned 5% or less of the REIT's outstanding stock throughout the five-year period ending on the date of disposition. Otherwise, the Non-U.S. Holder would be subject to regular U.S. income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporation) and the purchaser of Common Stock would be required to withhold and remit to the Service, an amount equal to 10% of the purchase price.

                  Notwithstanding the foregoing, a Non-U.S. Holder will be subject to tax on gain from the sale or exchange of Common Stock not otherwise subject to FIRPTA if the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

         Backup Withholding Tax and Information Reporting

                  The REIT must report annually to the Service and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, such stockholder, regardless of whether any tax was actually withheld. That information may also be made available to the tax authorities of the country in which a Non-U.S. Holder resides.

                  Backup withholding tax (which generally is imposed at the rate of 31%) generally will not apply to dividends (including any capital gain dividends) paid on Common Stock to a Non-U.S. Holder at an address outside the United States.

                  The payment of the proceeds from the disposition of Common Stock to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of Common Stock to or though a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting.

                  The backup withholding tax is not an additional tax and may be credited against a Non-U.S. Holder's Federal income tax liability or refunded to the extent excess amounts are withheld, provided that the Non-U.S. Holder files an appropriate claim for refund with the Service.

                  The Service has issued final Treasury Regulations regarding the backup withholding rules as applied to Non-U.S. Holders. These final Treasury Regulations alter the current system of backup withholding compliance and will be effective for payments made after December 31, 2000. You should consult your tax advisor regarding the application of the final Treasury Regulations and their potential effect on your ownership of Common Stock.

ELECTING LARGE PARTNERSHIP ELECTION

                  Your partnership intends to make an election under Section 775 of the Code to be treated as an electing large partnership beginning with the year in which the restructuring occurs. Electing large partnerships are subject to different reporting requirements than non-electing partnerships. In order to simplify the reporting requirements for electing large partnerships, the Code allows such partnerships to aggregate certain items of partnership income, gain, deduction, loss and credit for reporting to partners on their Schedule K-1s. Your partnership does not believe that you will be significantly adversely affected by any of these reporting changes.

CERTAIN TAX ASPECTS OF OWNING OP UNITS FOLLOWING THE RESTRUCTURING

                  In general, partnerships are "pass-through" entities that are not subject to Federal income taxation. Rather, partners are allocated their proportionate share of items of income, gain, deduction, loss and credit of the partnership, and are potentially subject to tax on such amounts without regard to whether they receive a distribution from the partnership. Unitholders who retain OP Units will continue to take into account their allocable share of the operating partnership's items of income, gain, deduction, loss and credit. However, following the restructuring, the operating partnership will no longer specially allocate its depreciation deductions to taxable OP Unitholders, which will likely result in such OP Unitholders being allocated taxable income rather than tax losses with respect to their OP Units.

                  Subject to certain risks discussed below, OP Unitholders generally should be able to offset their unused losses from other passive activities against their income from the operating partnership.

                  However, if the operating partnership were to be treated as a publicly traded partnership, an OP Unitholder would be unable to use passive activity losses from other passive activities to offset his allocable share of the operating partnership's income. Moreover, it is not entirely clear that unused passive activity losses from your partnership could be used to offset an OP Unitholder's allocable share of the operating partnership's income if the operating partnership were to be a publicly traded partnership. (See also "-- TAX STATUS OF THE OPERATING PARTNERSHIP.") A partnership is a publicly traded partnership if its interests are either traded on an established securities market (e.g., national securities exchanges) or readily tradable on a "secondary market" (or its equivalent). The term "secondary market" includes situations where partners are "easily able to buy, sell or exchange their partnership interests in a manner that is comparable to trading on an established market," including by way of redemptions. The Treasury Regulations provide certain "safe harbors" under which partnership interests will not be considered readily tradable on a secondary market (or its substantial equivalent). The partnership agreement of the operating partnership imposes certain restrictions on the redemption of OP Units that are based, in part, on these safe harbors. However, the operating partnership will not necessarily satisfy these "safe harbors" on an ongoing basis, and, therefore, no assurance can be given that it will not become a publicly traded partnership in the future, in which event the foregoing special passive activity loss rules could become applicable to OP Unitholders who or which are subject to these rules.

                  As part of the restructuring, the REIT will issue non-participating voting stock to the operating partnership. A risk exists that the OP Unitholders might be considered constructive shareholders of the REIT (rather than OP Unitholders) from the date of the restructuring because OP Unitholders will have substantially the same economic rights as REIT stockholders and will have the voting rights afforded by the non-participating preferred stock. If OP Unitholders were considered to be stockholders of the REIT (and not partners in the operating partnership), they should not recognize gain (or loss) because they should then be considered to have received stock in the REIT pursuant to the restructuring in exchange for their units in your partnership. See " -- THE RESTRUCTURING." The character of an OP Unitholder's allocable share of the operating partnership's income, however, would be treated as non-passive income rather than as passive activity income (i.e., they presumably would be taxable on REIT dividends). As a result, OP Unitholders generally could not offset such income with their passive activity losses from your partnership or other investments. See " -- TAXATION OF TAXABLE U.S. STOCKHOLDERS - Passive Activity Losses and the Investment Interest Limitation."

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

                  Tax-exempt OP Unitholders will be subject to the tax on a portion of their share of the operating partnership's income to the extent that the operating partnership borrows funds to finance improvements or to acquire additional properties. (Although in certain instances a tax-exempt partner's allocable share of income from debt-financed real property is not treated as UBTI, because of prior special allocations made by your partnership, it does not appear that any of the exceptions to these rules would apply to the operating partnership.)

                  Under the partnership agreement, OP Unitholders will have the right to redeem their OP Units after a specified period of time and subject to certain restrictions. A redemption of OP Units for Common Stock or cash will be a taxable transaction for Federal income tax purposes in which an OP Unitholder will recognize taxable gain (or loss) equal to the difference between (1) the OP Unitholder's "amount realized" and (2) the OP Unitholder's "adjusted basis" in his OP Units. The "amount realized" upon a redemption of OP Units will include the amount of cash or the value of the Common Stock received in the redemption plus the amount of the operating partnership's liabilities allocable to the OP Units. An OP Unitholder's "adjusted basis" in OP Units generally would equal the amount of cash or property contributed by the OP Unitholder to the operating partnership in exchange for OP Units (i.e., such OP Unitholder's basis in his units in your partnership prior to the restructuring), increased by any income recognized by you in the restructuring attributable to the value of the non-participating preferred stock issued by the REIT to the operating partnership in the restructuring, and further adjusted as follows: (1) increased by the OP Unitholder's allocable share of (A) the operating partnership's income and (B) increases in the operating partnership's nonrecourse liabilities; and
(2) reduced (but not below zero) by the OP Unitholder's (C) allocable share of the operating partnership's losses and decreases in the operating partnership's liabilities and (D) distributions to the OP Unitholder. The OP Unitholder's gain or loss generally would be treated as long-term capital gain or loss (except to the extent that any portion of the amount realized is treated as ordinary income under Section 751 of the Code) assuming that the OP Unitholder held his OP Units for more than one year. Such gain (if any) generally would be taxed at a Federal income tax rate of 25%, and (although this would not be entirely certain if the operating partnership were to become a publicly traded partnership), could be offset by the OP Unitholder's unused passive activity losses from your partnership.

                  If an OP Unitholder chooses to redeem his OP Units, the REIT has the option to acquire such OP Units for cash or Common Stock, in which case the operating partnership anticipates that the REIT will elect to exercise its right to acquire such OP Units for Common Stock. If the REIT so elects, the OP Unitholder will be treated as having made a taxable sale of OP Units to the REIT in exchange for Common Stock (or cash, if applicable). However, the REIT is under no obligation to exercise its option to acquire OP Units. If the REIT does not exercise its option, the operating partnership will be required to redeem the OP Units for cash. In that event, if an OP Unitholder were to redeem less than all of his OP Units, he would recognize no tax loss and would recognize taxable gain only to the extent that the cash, plus his share of the operating partnership's liabilities allocable to the redeemed OP Units, exceeded his adjusted basis in all of his OP Units immediately before the redemption.

TAX STATUS OF THE OPERATING PARTNERSHIP

                  Substantially all of the REIT's investments will be held through the operating partnership. Your partnership and the REIT each believe that your partnership is, and that following the restructuring the operating partnership will be, properly treated as a partnership for Federal income tax purposes. Accordingly, the operating partnership will not be subject to tax and, instead, the partners in the operating partnership will be subject to tax on their allocable share of the operating partnership's taxable income (whether or not the partners receive a distribution for the operating partnership). As a partner in the operating partnership, the REIT will include in its income its allocable share of operating partnership income for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the REIT will include its proportionate share of assets held through the operating partnership.

                  The operating partnership may acquire properties in the future by accepting contributions of property in exchange for which the property contributor will receive limited partnership interests in the operating partnership that are redeemable for cash or, at the REIT's option, stock in the REIT. The operating partnership's tax basis in any properties so contributed generally will be the same as the tax basis of the properties in the hands of the contributor, which tax basis will likely be less than the fair market value of the contributed properties. This will cause the REIT to be allocated lower amounts of depreciation deductions for tax purposes with respect to such properties than would be allocated to the REIT if all properties were to have a tax basis equal to their fair market value. This may result in a higher portion of the REIT's distributions being taxed as dividends than would have occurred if such properties had a tax basis equal to their fair market value (as would be the case if they were purchased for cash).

                  Section 7704 of the Code provides that a "publicly traded partnership" will be treated as a corporation for Federal income tax purposes, rather than as a partnership, unless a certain percentage of its income consists of "qualifying income" under that section. The operating partnership agreement imposes limitations on redemptions of OP Units that are intended to avoid the operating partnership's being treated as a publicly traded partnership. See "-- Certain Tax Aspects of Owning Units Following the Restructuring" and "OPERATING PARTNERSHIP AND OP UNITS -- PARTNERSHIP AGREEMENT - Redemption of Units." However, no assurance can be given that the operating partnership will not be treated as a publicly traded partnership in the future, which treatment, if it were to result in the operating partnership's being taxed as a corporation, would jeopardize the REIT's ability to maintain qualification as a real estate investment trust. (See "-- TAXATION OF THE REIT AS A REAL ESTATE INVESTMENT TRUST - Failure of the REIT to Qualify as a Real Estate Investment Trust".) Based on the anticipated nature of the operating partnership's income, the operating partnership and the REIT believe in any event that the operating partnership would continue to be treated as a partnership for Federal income tax purposes even if the operating partnership were to become a publicly traded partnership by reason of the foregoing "qualifying income" exception.

OTHER TAXES

                  The REIT, its subsidiaries, the operating partnership, OP Unitholders or the REIT's stockholders may be subject to state or local tax in various states or localities, including those in which the operating partnership or they transact business, own property, or reside. The state or local tax treatment of the REIT and the stockholders in such jurisdictions may differ from the Federal income tax treatment described above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of state and local tax laws upon an investment in Common Stock in light of their individual investment circumstances.

POSSIBLE TAX LAW CHANGES

                  The REIT cannot predict whether one or more provisions affecting real estate investment trusts or the REIT will be enacted, what form any final legislative language will take if so enacted, or the effective date of any such legislation. Other changes in the tax law could affect the tax consequences to you of owning Common Stock or retaining OP Units.

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

IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

                  The discussion under this heading is intended only as a summary of Federal income tax consequences of the restructuring and owning and disposing of Common Stock, and is not a substitute for careful tax planning with a tax professional. Such tax consequences may vary depending on your individual circumstances. Accordingly, you are urged to consult with your tax advisor about the Federal, state, local and foreign tax consequences of the restructuring and owning and disposing of Common Stock.

                              AVAILABLE INFORMATION

                  We have filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 under the Securities Act of 1933, as amended. This Consent Solicitation Statement/Prospectus constitutes the prospectus filed as part of the Registration Statement. This Consent Solicitation Statement/Prospectus does not contain all of the information included in the Registration Statement. Any statement that we make in this prospectus concerning the contents of any contract, agreement or document is not necessarily complete. If we have filed any such contract, agreement or document as an exhibit to the Registration Statement you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

                  Your partnership files periodic reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy the Registration Statement, including the attached exhibits, and any reports, statements or other information that are on file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC, Public Reference Section, at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site (http://www.sec.gov).

                  You may also obtain reports and other information concerning your partnership electronically through a variety of databases, including, among others, the SEC's Electronic Data Gathering and Retrieval ("EDGAR") program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

                  We have not authorized any person to give any information or to make any representation other than those contained in or incorporated by reference into this Consent Solicitation Statement/Prospectus in connection with our solicitation of consents or our offering of securities. You must not rely on any other information or representation as having been authorized by us. Neither the delivery of this Consent Solicitation Statement/Prospectus nor any distribution of Common Stock offered hereby shall create under any circumstances an implication that there has been no change in the affairs of your partnership or the REIT since the date hereof or that the information set forth or incorporated by reference herein is correct as of any time subsequent to its date. However, if any material change occurs while this Consent Solicitation Statement/Prospectus is required to be delivered, we will amend or supplement this Consent Solicitation Statement/Prospectus accordingly. This Consent Solicitation Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a consent, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or consent solicitation.

                  We will provide you, upon written or oral request, free of charge, a copy of any document referred to above that has been incorporated into this Consent Solicitation Statement/Prospectus by reference, except exhibits to the document. Please send requests for these documents to Resources Capital Corp., 5 Cambridge Center, 9th floor, Cambridge, MA 02142. You should make telephone requests for copies to us at (617) 234-3000. In order to ensure timely delivery of the documents, we should receive such requests by _______ __, 2000.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents, which have been filed by your partnership with the SEC pursuant to the Exchange Act, are incorporated herein by reference:

                  (1) Annual Report on Form 10-K for the fiscal year ended
                      December 31, 1998;

                  (2) Quarterly Reports on Form 10-Q for the quarterly
                      periods ended March 31, 1999, June 30, 1999 and September 30, 1999; and

                  (3) Current Report on Form 8-K, dated October 25, 1999 (filed
                      November 3, 1999).

                  All documents filed by your partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Consent Solicitation Statement/Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement/Prospectus.

                           FORWARD-LOOKING STATEMENTS

                  This Consent Solicitation Statement/Prospectus contains forward-looking statements about the financial condition, results of operations and business of the operating partnership and the REIT. All statements, other than statements of historical facts included in this prospectus, that address activities, events or developments that we believe, intend or anticipate will or may occur in the future are forward-looking statements.

                  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Actual results may differ materially from those expressed or implied by the forward-looking statements for various reasons, including those discussed under the "RISK FACTORS AND OTHER CONSIDERATIONS" section of this Consent Solicitation Statement/Prospectus. You are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Consent Solicitation Statement/Prospectus.

                                  LEGAL MATTERS

                  The validity of the issuance of the shares of Common Stock offered pursuant to this Consent Solicitation Statement/Prospectus and certain tax matters related to the Partnership and the REIT as described under "FEDERAL INCOME TAX CONSEQUENCES" will be passed upon by Rosenman & Colin LLP, New York, New York.

                                   APPENDIX A

                                  CONSENT FORM

                                                                     APPENDIX A

                                  CONSENT FORM

                      HIGH EQUITY PARTNERS L.P. - SERIES 88
                          c/o The Swenson Group L.L.C.
                               5 Cambridge Center
                                    9th Floor
                         Cambridge, Massachusetts 02142

Dear Limited Partner:

         Enclosed is a Consent Solicitation Statement/Prospectus describing the proposed tax-free restructuring of your partnership into an operating partnership controlled by an American Stock Exchange-listed real estate investment trust. Your general partners are proposing the restructuring as the final step of a court-approved class action settlement. Your general partners believe that the restructuring is fair and recommend that you vote "YES" in favor of the restructuring.

Your vote is important. Please complete the attached consent form and then return it using the enclosed pre-paid envelope or by facsimile to (617) 234-3310. If you have any questions, please call (888) 448-5554.
                               Please detach here
-------------------------------------------------------------------------------

                      HIGH EQUITY PARTNERS L.P. - SERIES 88
                  CONSENT SOLICITED BY RESOURCES CAPITAL CORP.
                   CONSENT EXPIRATION DATE: ________ ___, 2000

The undersigned, a holder of units (the "Units") of limited partnership interest in High Equity Partners L.P. - Series 88, a Delaware limited partnership (the "Partnership"), hereby acknowledges receipt of the Consent Solicitation Statement/Prospectus, dated _________ ___, 2000, and votes with respect to the restructuring of the Partnership described therein, including by (a) the merger of HEP 88 MERGER L.P. with and into the Partnership pursuant to the Merger Agreement as set forth in Appendix C thereto and (b) the amendment and restatement of the Partnership's Agreement of Limited Partnership as set forth in Appendix B thereto, as follows:

          YES                         NO                         ABSTAIN
(Approve restructuring)  (Do not approve restructuring)    (Same as voting NO)

          / /                         / /                          / /

                         -------------------------------    Dated--------, 2000
                                   Signature


                         -------------------------------
                            Signature (if held jointly)


                         -------------------------------
                                     Title

                         If the following box is marked, the undersigned hereby elects to retain Units in the partnership instead of receiving shares of common stock of Shelbourne Properties III, Inc. / /


                         Please mark here for change of address / /



                         IMPORTANT: Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name. If this card is returned signed but no vote is indicated, you will be deemed to have voted "YES" in favor of the restructuring.

                                   APPENDIX B

              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                                                    APPENDIX B

                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         SHELBOURNE PROPERTIES III L.P.

                  THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF Shelbourne Properties III L.P., dated as of ____________ __, 2000, is entered into by and among Shelbourne Properties III GP, Inc. (the "General Partner"), a Delaware corporation, as the general partner of the Partnership, Shelbourne Properties III, Inc. (the "Company"), a Delaware corporation and a limited partner in the Partnership, and the Persons (as defined below) whose names are set forth on Exhibit A attached hereto (as it may be amended from time to time).

                  WHEREAS, the Partnership was formed on February 24, 1987 under the name High Equity Partners L.P. - Series 88, and, on February 24, 1987, the Partnership adopted an Agreement of Limited Partnership;

                  WHEREAS, as of September 15, 1987, the Agreement of Limited Partnership was amended and restated pursuant to an Amended and Restated Agreement of Limited Partnership, dated as of September 15, 1987 (as subsequently amended, the "Prior Agreement"), and in connection therewith the Partnership filed a Certificate of Amendment to the Certificate of Limited Partnership of the Partnership in the office of the Delaware Secretary of State, which filing was made on September 15, 1987;

                  WHEREAS, in connection with a Consent Solicitation Statement/Prospectus dated ______ __, 2000, (the "Proxy/Prospectus"), consent of the limited partners was solicited to a restructuring of the Partnership (the "Restructuring"), including the adoption of this Second Amended and Restated Agreement of Limited Partnership;

                  WHEREAS, pursuant to the Restructuring, the Company proposes to qualify as a real estate investment trust, and the Partnership will issue Partnership Interests to the Company and other persons;

                  WHEREAS, in connection with the Restructuring, the General Partners filed a Certificate of Amendment to the Certificate of Limited Partnership of the Partnership in the office of the Delaware Secretary of State, which filing was made on ______ __, 2000, to change the name of the Partnership from "High Equity Partners L.P. - Series 88" to "Shelbourne Properties III L.P."; and

                  WHEREAS, limited partners owning a majority of the units voted in the Proxy/Prospectus to approve and adopt this Second Amended and Restated Partnership Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Prior Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I
                                  DEFINED TERMS

                  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

                  "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

                  "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Sections 4.2 and 12.2 hereof and who is shown as such on the books and records of the Partnership.

                  "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) decreased by the items described in Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership taxable year.

                  "Adjusted Property" means any property, the Carrying Value of which has been adjusted pursuant to Exhibit B hereof.

                  "Advisor" means Shelbourne Management, LLC.

                  "Advisory Agreement" means the Advisory Agreement among the General Partner, the Company and the Advisor dated the date of this Agreement.

                  "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreed Value" means (i) in the case of any Contributed Property as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, (ii) in the case of any Adjusted Property, its fair market value (as determined under Exhibit B hereto) on the date of adjustment and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

                  "Agreement" means this Second Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

                  "Assignee" means a Person to whom one or more OP Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5.

                  "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

                  "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes to the Partnership pursuant to Section 4.1, 4.2, or 4.3 hereof.

                  "Carrying Value" means (i) with respect to a Contributed Property or the 704(c) Value of such property, and with respect to an Adjusted Property, the Agreed Value of such property, reduced in either case (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such property, and
(ii) with respect to any other Partnership property, including all Partnership property held by the Partnership on the Effective Date, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

                  "Cash Amount" means an amount of cash per OP Unit equal to the Value on the Specific Redemption Date of the REIT Shares Amount.

                  "Certificate of Incorporation" means the Certificate of Incorporation or other organizational document governing the Company, as amended or restated from time to time.

                  "Certificate of Limited Partnership" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

                  "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

                  "Contributed Property" means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

                  "Conversion Factor" means 3.0, provided that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares; (ii) subdivides its outstanding REIT Shares; or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event (provided, however, if a Notice of Redemption is given prior to such a record date and the Specified Redemption Date is after such a record date, then the adjustment to the Conversion Factor shall, with respect to such redeeming Partner, be retroactive to the date of such Notice of Redemption). It is intended that adjustments to the Conversion Factor are to be made in order to avoid unintended dilution or anti-dilution as a result of transactions in which REIT Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of OP Units. If, prior to a Specified Redemption Date, Rights (other than Rights issued pursuant to an employee benefit plan or other compensation arrangement) were issued and have expired, and such Rights were issued with an exercise price that, together with the purchase price for such Rights, was below fair market value in relation to the security or other property to be acquired upon the exercise of such Rights, and such Rights were issued to all holders of outstanding REIT shares or the General Partner cannot in good faith represent that the issuance of such Rights benefited the Limited Partners, then the Conversion Factor applicable upon a Notice of Redemption shall be equitably adjusted in a manner consistent with antidilution provisions in warrants and other instruments in the case of such a below market issuance or exercise price. A similar equitable adjustment to protect the value of OP Units shall be made in all events if any Rights issued under a "Shareholder Rights Plan" became exercisable and expired prior to a Specified Redemption Date.

                  "Depreciation" means, for each taxable year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

                  "Disregarded Entity" means a limited liability company or other unincorporated entity which is wholly owned by the General Partner or the Company and whose existence is disregarded for federal income tax purposes under Treasury Regulation Section 1.7701-3.

                  "Effective Date" means the date of closing the Restructuring.

                  "Extraordinary Transaction" shall mean, with respect to the Company, the occurrence of one or more of the following events: (i) a merger (including a triangular merger), consolidation or other combination with or into another Person; (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of its assets in one transaction or a series of related transactions; or (iii) any reclassification, recapitalization or change of its outstanding equity interests (other than a change in par value, or from par value to no par value, or as a result of a split, dividend or similar subdivision).

                  "General Partner" means Shelbourne Properties III GP, Inc., in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership.

                  "General Partner Interest" means a Partnership Interest held by the General Partner, in its capacity as general partner. A General Partner Interest may be expressed as a number of OP Units.

                  "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

                  "Immediate Family" means, with respect to any natural Person, such natural Person's estate or heirs or current spouse, parents, parents-in-law, children, siblings and grandchildren (in each case whether by adoption or not) and any trust or estate, all of the beneficiaries of which consist of such Person or such Person's spouse, parents, parents-in-law, children, siblings or grandchildren.

                  "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his or her Person or estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

                  "Indemnitee" means (i) any Person made a party to a proceeding by reason of (A) his status as the General Partner, or as a director or officer of the Partnership or the General Partner, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

                  "Limited Partner" means any Person (including the Company) named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner of the Partnership.

                  "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of OP Units.

                  "Liquidating Event" has the meaning set forth in Section 13.1.

                  "Liquidator" has the meaning set forth in Section 13.2.

                  "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

                  "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

                  "New Securities" has the meaning set forth in Section 4.3.

                  "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

                  "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

                  "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

                  "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit D to this Agreement.

                  "NP Stock" means the Non-Participating Voting Stock, par value $.01 per share, of the Company.

                  "OP Unit" or "Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1, 4.2 and
4.3. The number of OP Units outstanding and the Percentage Interest in the Partnership represented by such Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time. The ownership of OP Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the OP Units shall be uncertificated securities.

                  "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners collectively.

                  "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner

Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

                  "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

                  "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

                  "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, as it may be amended and/or restated, and any successor thereto.

                  "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of OP Units.

                  "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

                  "Partnership Record Date" means the record date established by the General Partner for a distribution pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the Company for a distribution to its shareholders of some or all of its portion of such distribution.

                  "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

                  "Percentage Interest" means, as to a Partner, its interest in the Partnership as determined by dividing the OP Units owned by such Partner by the total number of OP Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

                  "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

                  "Prior Agreement" has the meaning set forth in the second WHEREAS clause hereof.

                  "Proxy/Prospectus" has the meaning set forth in the third WHEREAS clause hereof.

                  "Publicly Traded" means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

                  "Qualified REIT Subsidiary" means an entity which is wholly owned by a real estate investment trust and whose existence is disregarded for federal income tax purposes under Section 856(i) of the Code.

                  "Recapture Income" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

                  "Recourse Debt Amount" has the meaning set forth in Section 6.1B(2) hereof.

                  "Redeeming Partner" has the meaning set forth in Section 8.7 hereof.

                  "Redemption Right" has the meaning set forth in Section 8.7 hereof.

                  "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

                  "REIT Share" shall mean a share of common stock, par value $.01 per share, of the Company.

                  "REIT Shares Amount" shall mean a number of REIT Shares equal to the product of the number of OP Units owned by a Redeeming Partner, multiplied by the Conversion Factor in effect on the date of receipt by the General Partner of a Notice of Redemption, provided that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, "Rights"), and the Rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the Rights that were issuable to a holder of the REIT Shares Amount of REIT Shares on the applicable record date relating to the issuance of such Rights.

                  "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

                  "Restructuring" has the meaning set forth in the third WHEREAS clause hereof.

                  "Rights" shall have the meaning set forth in the definition of "REIT Shares Amount."

                  "Sale or Disposition" means any of the following Partnership transactions: sales, exchanges, or other dispositions of real or personal property, condemnations or any recovery or damage awards, and insurance proceeds (other than business or rental interruption insurance proceeds).

                  "704(c) Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution, as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

                  "Specified Redemption Date" means the sixty-first (61st) day after receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter; provided that no Specified Redemption Date shall occur before that date that is 12 months after the Effective Date, and provided further that if the Company combines its outstanding REIT Shares into a smaller number of REIT Shares, no Specified Redemption Date shall occur after the record date of such combination of REIT Shares and prior to the effective date of such combination.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities; or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

                  "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

                  "Taxable REIT Subsidiary" means an entity in which the REIT owns stock and which elects to be treated as such under Section 856(l) of the Code.

                  "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

                  "Transfer" has the meaning set forth in Section 11.1.

                  "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

                  "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date over
(ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

                  "Value" means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Specified Redemption Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market System, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or
(iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes Rights, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate, provided that the Value of any rights issued pursuant to a "Shareholder Rights Plan" shall be deemed to have no value unless a "triggering event" shall have occurred (i.e., if the Rights issued pursuant thereto are no longer "attached" to the REIT Shares and are able to trade independently).

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

                  Section 2.1       Organization

                  The Partnership is a limited partnership organized pursuant to the provisions of the Act. The Partners hereby agree to continue the Partnership upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

                  Section 2.2       Name

                  The name of the Partnership is Shelbourne Properties III L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner, the Company or any of their respective Affiliates. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

                  Section 2.3     Registered Office and Agent; Principal Office

                  The address of the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Trust Company. The principal office of the Partnership shall be 5 Cambridge Center, 9th Floor, Cambridge, Massachusetts 02142 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

                  Section 2.4     Term

                  The term of the Partnership commenced on February 24, 1987, the date on which the Certificate was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue in perpetuity, unless it is dissolved pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

                  Section 2.5     Power of Attorney

                        A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in- fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                         (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or relating to the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                   (ii) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

                  Section 2.6 Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

                   A. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                                   ARTICLE III
                                     PURPOSE

                  Section 3.1       Purpose and Business

                  The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be classified as a REIT, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership; (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Company's right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge the Company's current status as a REIT inures to the benefit of all of the Partners. The General Partner also shall be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code, including but not limited to imposing restrictions on transfers and restrictions on redemptions.

                  Section 3.2       Powers

                  The Partnership shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property and other real estate-related assets, and lease, sell, transfer and dispose of real property and other real estate-related assets; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to continue to qualify as a REIT, (ii) could subject the Company to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                  Section 3.3       Partnership Only for Purposes Specified

                  The Partnership shall be a partnership only for the purposes specified in Section 3.1 above, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in
Section 3.1 above.

                                   ARTICLE IV
                       CAPITAL CONTRIBUTIONS AND ISSUANCES
                            OF PARTNERSHIP INTERESTS

                   Section 4.1 Capital Accounts and Capital Contributions of the Partners

                   A. Capital Accounts. Capital Accounts shall be maintained for each Partner pursuant to Exhibit B hereof. The Capital Account balance of each Person who is a Partner on the Effective Date shall equal the Capital Account balance of such Partner (or its transferor as to the transferred Partnership Interests) immediately prior to the Effective Date.

                   B. General Partnership Interest. The OP Units held by the General Partner shall be deemed to be the General Partner Interest.

                   C. No Obligation to Make Additional Capital Contributions. Except as provided in Sections 7.5 and 10.5 hereof, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). No Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise. Each Partner shall own the number of OP Units set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, additional Capital

Contributions, the issuance of additional OP Units (pursuant to any merger or otherwise), or similar events having an effect on any Partner's Percentage Interest.

                  Section 4.2       Issuances of Partnership Interests

                  The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the Company and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional OP Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the Limited Partner Interests issued on the Effective Date, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation,
(i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such additional OP Units or other Partnership Interests shall be issued to the Company, unless either (a)(1) the additional Partnership Interests are issued in connection with the grant, award or issuance of REIT Shares or other equity interests by the Company, which REIT Shares or other equity interests have designations, preferences and other rights such that the economic interests attributable to such REIT Shares or other equity interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the Company in accordance with this Section 4.2 and (2) the Company shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with such issuance, or (b) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests. In addition, the Company may acquire OP Units from other Partners pursuant to this Agreement. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) including but not limited to the revisions described in Section 5.4, Section 6.2 and Section 8.7 hereof, as it deems necessary to reflect the issuance of such additional Partnership Interests and the special rights, powers and duties associated therewith. Unless specifically set forth otherwise by the General Partner, any Partnership Interest issued after the Effective Date shall have the same rights, powers and duties as the Partnership Interests issued on the Effective Date.

                  Section 4.3 Contributions of Proceeds of Issuances of REIT Shares.

                   From and after the date hereof, the Company shall not issue any additional REIT Shares (other than REIT Shares issued pursuant to Section 8.7), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively "New Securities") other than to all holders of REIT Shares unless (i) the General Partner shall cause the Partnership to issue to the Company, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities; and (ii) the Company contributes to the Partnership the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities, provided that if the proceeds received by the Company are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the Company shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter's discount and other expenses paid by the Company (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). Without limiting the foregoing, the Company is expressly authorized to issue New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the Company corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the interests of the Company and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Units pursuant to an employee stock purchase plan providing for employee grants or purchases of REIT Shares or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise); and
(y) the Company contributes all proceeds, if any, from such issuance and exercise to the Partnership. In the case of employee acquisitions of New Securities at a discount from fair market value or for no value in connection with a grant of New Securities, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense of the issuance of such New Securities.

                  Section 4.4       No Preemptive Rights

                   Except to the extent expressly granted by the General Partner (on behalf of the Partnership) pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any OP Units or other Partnership Interests.

                  Section 4.5       Other Contribution Provisions

                  In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash for the fair market value of such services, and the Partner had contributed such cash to the capital of the Partnership.

                  Section 4.6       No Interest on Capital

                  No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.

                                    ARTICLE V
                                  DISTRIBUTIONS

                  Section 5.1       Requirement and Characterization of
Distributions

                  The General Partner shall have the exclusive right and authority to declare and cause the Partnership to make distributions as and when and in such amounts as the

General Partner deems appropriate or desirable in its sole discretion. All distributions shall be made to Partners who are Partners on the Partnership Record Date in accordance with their respective Percentage Interests on such Partnership Record Date; provided that in no event may a Partner receive a distribution with respect to an OP Unit if such Partner is entitled to receive a distribution with respect to a REIT Share for which such OP Unit has been exchanged and such distribution shall be made to the Company. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Company's qualification as a REIT, to make distributions so that the Company will receive amounts sufficient to enable the Company to satisfy the requirements for qualifying as a REIT under the Code and the Regulations (the "REIT Requirements") and avoid federal income taxation or excise tax liability to the Company. Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Article 4 hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest.

                  Section 5.2       Amounts Withheld

                  All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.1 above for all purposes under this Agreement.

                  Section 5.3       Distributions Upon Liquidation

                  Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

                  Section 5.4 Revisions to Reflect Issuance of Additional Partnership Interests

                  In the event that the Partnership issues additional Partnership Interests to the General Partner, the Company or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article V as it deems necessary to reflect the issuance of such additional Partnership Interests.

                                   ARTICLE VI
                                   ALLOCATIONS

                  Section 6.1       Allocations For Capital Account Purposes

                  For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereto) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

                  A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1.A; and (ii) thereafter, to the Partners in accordance with their respective Percentage Interests, provided, however, that to the extent not duplicative of allocations required by Section 1 of Exhibit C hereto, gain from a Sale or Disposition of any Partnership property owned by the Partnership on the Effective Date shall first be allocated among the OP Units in the same proportion and to the same extent as such OP Units have been allocated depreciation deductions prior to the Effective Date giving rise to such gain.

                  B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, Net Losses shall be allocated to the Partners in proportion to their Percentage Interests, provided that, Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B. to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit (or to increase an existing Adjusted Capital Account Deficit) at the end of such taxable year (or portion thereof). All Net Losses in excess of the limitations set forth in this Section 6.1.B. shall be allocated to the General Partner.

                  C. Allocation of Nonrecourse Debt. The Partners agree that Nonrecourse Liabilities of the Partnership shall be allocated among the Partners in accordance with the provisions of Regulations Section 1.752-3, as modified by any guidance published by the Internal Revenue Service, or otherwise reasonably interpreted.

                  D. Recapture Income. Any gain allocated to the Partners upon a Sale or Disposition of any Partnership property shall, to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                  Section 6.2 Revisions to Allocations to Reflect Issuance of Additional Partnership Interests

                  In the event that the Partnership issues additional Partnership Interests to the General Partner, the Company or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article VI as it deems necessary to reflect the terms of the issuance of such additional Partnership Interests.

                                   ARTICLE VII
                      MANAGEMENT AND OPERATIONS OF BUSINESS

                  Section 7.1       Management

                   A. Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Sections 7.6.A, 7.6.D and 7.11 below, shall have full power and authority to do all things deemed necessary or desirable by it on such terms and conditions as the General Partner in its sole discretion deems appropriate, to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                   (i) the making of any expenditures, the lending or borrowing of money, including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Company (as long as the Company qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the Company to maintain REIT status, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary or desirable for the conduct of the activities of the Partnership;

                   (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Securities Exchange Act of 1934, as amended, and the listing of any debt securities of the Partnership on any exchange;

                   (iii) the acquisition, disposition, sale, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity, on such terms as the General Partner deems proper in its sole and absolute discretion;

                   (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Company, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Company and/or the Subsidiaries of the Partnership) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

                   (v) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any other Person in which the Partnership has made a direct or indirect equity investment;

                   (vi) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents (including the Advisor) and the payment of their expenses and compensation out of the Partnership's assets;

                   (vii) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                   (viii) the holding, managing, investing and reinvesting of cash and other assets of the Partnership and, in connection therewith, the opening, maintaining and closing of bank and brokerage accounts and the drawing of checks or other orders for the payment of moneys;

                   (ix) the collection and receipt of revenues and income of the Partnership;

                   (x) the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer,) and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

                   (xi) the maintenance of such insurance for the benefit of the Partnership, the Partners and directors and officers thereof as it deems necessary and appropriate;

                   (xii) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to its Subsidiaries and any other Person in which it has an equity investment from time to time);

                   (xiii) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                   (xiv) the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

                   (xv) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership, including, without limitation, the exercise of the Partnership's right to vote shares of NP Stock in accordance with Section 8.3 hereof;

                   (xvi) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

                   (xvii) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

                   (xviii) the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner under this Agreement;

                   (xix) the distribution of cash to acquire OP Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under Section 8.7 hereof;

                   (xx) the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of OP Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

                   (xxi) the approval and/or implementation of any merger (including a triangular merger), consolidation or other combination between the Partnership and another person that is not prohibited under this Agreement, whether with or without Consent, the terms of Section 17-211(g) of the Act shall be applicable such that the General Partner shall have the right to effect any amendment to this Agreement or effect the adoption of a new partnership agreement for a limited partnership if it is the surviving or resulting limited partnership of the merger or consolidation (except as may be expressly prohibited under Section 14.1.C or Section 14.1.D); and

                   (xxii) the taking of any and all actions necessary or desirable in furtherance of, in connection with or incidental to the foregoing.

                   B. No Approval by Limited Partners. Except as provided in
Section 7.11 below, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                   C. Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership,
(ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

                   D. Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable (both in purpose and amount) from time to time, including upon liquidation of the Partnership pursuant to Section 13.2 hereof.

                   E. No Obligations to Consider Tax Consequences of Limited Partners. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith and not beyond its authority under this Agreement.

                  Section 7.2       Certificate of Limited Partnership

                  The Partnership has previously caused the Certificate to be filed with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.6.A(iv) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

                  Section 7.3       Title to Partnership Assets

                  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

                  Section 7.4       Reimbursement of the General Partner and the
Company

                   A. No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                   B. Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Restructuring, the ownership of its assets and its management, administration and operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the Restructuring and the ownership, management, administration and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the ownership, management and administration of any Subsidiaries of the Company or the Partnership or Affiliates of the Partnership). The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3.C hereof and as a result of indemnification pursuant to
Section 7.7 below. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

                   C. Reimbursement of Company Expenses. The Company shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that the Company incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, (i) expenses relating to the ownership of interests in Partnership, (ii) compensation of the Company's officers and employees including, without limitation, payments under the Company's Stock Incentive Plans that provides for stock units, or other phantom stock, pursuant to which employees of the Company will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses and (iv) all costs and expenses of being a public company, including costs of filings with the SEC, reports and other distributions to its stockholders); provided that the amount of any such reimbursement shall be reduced by any interest earned by the Company with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. The Partners acknowledge that all such expenses of the Company are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7 hereof.

                   D. Partnership Interest Issuance Expenses, The General Partner shall also be reimbursed for all expenses it incurs relating to any issuance of additional Partnership Interests, debt of the Partnership or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

                   E. Tax Treatment of Certain Reimbursements. If and to the extent that any reimbursement made pursuant to this Section 7.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, then such reimbursement shall be treated as a distribution pursuant to Article V hereof. In the event that the Company shall elect to purchase from its shareholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the Company, any employee stock purchase plan adopted by the Company, or any similar obligation or arrangement undertaken by the Company in the future or for the purpose of retiring such REIT Shares, the purchase price paid by the Company for such REIT Shares and any other expenses incurred by the Company in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the Company or reimbursed to the Company, subject to the condition that: (i) if such REIT Shares subsequently are sold by the Company, the Company shall pay to the Partnership any proceeds received by the Company for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program provided that a transfer of REIT Shares for Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the Company within thirty (30) days after the purchase thereof, or the Company otherwise determines not to retransfer such REIT Shares, the Company, as General Partner, shall cause the Partnership to redeem a number of OP Units held by the Company, as a Limited Partner, equal to the product obtained by dividing the number of such REIT Shares by the Conversion Factor (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Units held by the Company).

                  Section 7.5 Outside Activities of the General Partner and the Company

                   A. General Partner. The General Partner shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership and such activities as are incidental to any of the foregoing.

                   B. Company. The Company shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as a Limited Partner, such activities as are incidental to any of the foregoing, and any other activities contemplated hereby.

                  Section 7.6       Transactions with Affiliates

                   A. Transactions with Certain Affiliates. The Partnership may enter into transactions with Affiliates of the General Partner (including transactions providing for the purchase or sale of property or ther assets) provided that the terms of such transactions are comparable to those that could be obtained from unaffiliated third parties.

                   B. Benefit Plans. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries.

                   C. Conflict Avoidance. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

                   D. Transfers of Assets. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

                  Section 7.7       Indemnification

                   A. General. To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the Company as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner that would preclude indemnification under this
Section 7.7. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

                   B. Advancement of Expenses. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee, in the case of any director or officer who is an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                   C. No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

                   D. Insurance. The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                   E. Benefit Plan Fiduciary. For purposes of this Section 7.7,
(i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this
Section 7.7 and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership

                   F. No Personal Liability for Limited Partner. In no event may an Indemnitee subject any of the Partners to liability by reason of the indemnification provisions set forth in this Agreement.

                   G. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                   H. Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the obligation of the Partnership to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                   I. Indemnification Payments Not Distributions. If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

                  Section 7.8       Liability of the General Partner

                   A. General. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its directors and officers shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner acted in good faith.

                   B. No Obligation to Consider Separate Interests of Limited Partners or Shareholders. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith. In addition, the Limited Partners expressly acknowledge that the Company is acting on behalf of its shareholders, that the Company, in its capacity as the sole shareholder of the General Partner, is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the General Partner to cause the Partnership to take (or decline to take) any actions and that the Company shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

                   C. Actions of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1.A above, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents (including the Advisor). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent (including the Advisor) appointed by the General Partner in good faith.

                   D. Effect of Amendment. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  Section 7.9       Other Matters Concerning the General Partner

                   A. Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

                   B. Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted to be taken in reliance upon the advice of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice.

                   C. Action Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to employ persons in the operation and management of the business of the Partnership, including but not limited to, the Advisor, supervisory managing agents, building management agents, insurance, real estate and loan brokers, agents, employees, managers, accountants, attorneys, consultants and others, on such terms and for such compensation as the General Partner shall determine. In addition, the General Partner may act through any of its duly authorized officers or a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                   D. Actions to Maintain REIT Status or Avoid Taxation. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT; or (ii) to avoid the Company incurring any taxes under Section 857 or
Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

                   E. Actions to Avoid Publicly Traded Partnership Status. Notwithstanding any other provision of this Agreement, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Sections 351(e), 469(k) or 7704 of the Code including, without limitation, imposing restrictions on transfers and redemptions of OP Units hereunder and modifying the Specified Redemption Date, is expressly authorized under this Agreement and is deemed approved by all the Limited Partners; provided however, that the General Partner shall be under no obligation to avoid publicly traded partnership status for the Partnership if the General Partner determines, in its sole and absolute discretion, that the avoidance of such status is no longer in the best interests of the Partners.

                  Section 7.10      Purchase of REIT Shares by Company

                   In the event that the Company shall elect to purchase from its shareholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the Company, any employee stock purchase plan adopted by the Company, or any similar obligation or arrangement undertaken by the Company in the future or for the purpose of retiring such REIT Shares, the purchase price paid by the Company for such REIT Shares and any other expenses incurred by the Company in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the Company or reimbursed to the Company, subject to the condition that: (i) if such REIT Shares subsequently are sold by the Company, the Company shall pay to the Partnership any proceeds received by the Company for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program provided that a transfer of REIT Shares for OP Units pursuant to Section 8.7 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the Company within thirty (30) days after the purchase thereof, or the Company otherwise determines not to retransfer such REIT Shares, the General Partner shall cause the Partnership to redeem a number of OP Units held by the Company, as a Limited Partner, equal to the product obtained by dividing the number of such REIT Shares by the Conversion Factor (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Units held by the Company).

                  Section 7.11      Reliance by Third Parties

                  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and
(iii) such
certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

                  Section 8.1       Limitation of Liability

                  The Limited Partners shall have no liability under this Agreement except as expressly provided inthis Agreement, including Section 10.5 hereof, or under the Act.

                  Section 8.2       Management of Business

                  No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner or agent of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner or agent of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

                  Section 8.3       Voting of Company NP Stock

                  Whenever the General Partner receives notice of any matter that is to be put to a vote of the stockholders of the Company (an "NP Stock Vote"), it shall forward to each Limited Partner (except the Company) a copy of the documents provided by the Company with respect to the NP Stock Vote, together with a ballot for each such holder and the General Partner's recommendation with respect to such NP Stock Vote. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to NP Stock Vote. The General Partner shall cause the Partnership to vote the shares of NP Stock held by it in proportion to such vote of holders of OP Units (other than the Company). The General Partner also may conduct an NP Stock Vote by a meeting pursuant to Section 14.2, which section, subject to the terms of this Section 8.3, shall govern the matters with respect to such meeting.

                  Section 8.4       Outside Activities of Limited Partners

                  Subject to any agreements entered into pursuant to Section 7.6.E hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or any of its Subsidiaries, any Limited Partner (other than the Company) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the Company) nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

                  Section 8.5       Return of Capital

                  Except pursuant to the right of redemption set forth in
Section 8.7 below, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

                  Section 8.6 Rights of Limited Partners Relating to the Partnership

                  A. General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.6.C below, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

                   (i) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Company pursuant to the Exchange Act;

                   (ii) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year,

                   (iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner, and

                   (iv) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.

                   B. Notice of Conversion Factor. The Partnership shall notify each Limited Partner, upon request, of the then current Conversion Factor and, with reasonable detail, how the same was determined.

                   C. Confidentiality. Notwithstanding any other provision of this Section 8.6, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

                  Section 8.7       Redemption Right

                   A. General. Subject to Sections 8.7.B and 8.7.C hereof, on or after that date which is 12 months after the Effective Date, each Limited Partner (other than the Company) shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the OP Units held by such Limited Partner (or such lesser amount as the General Partner may permit) at a redemption price per Unit equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the Company) by the Limited Partner who is exercising the redemption right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the Company elects to purchase the OP Units subject to the Notice of Redemption pursuant to Section 8.7.B. A Limited Partner may not exercise the Redemption Right for less than all of the OP Units held by such Partner unless the General Partner otherwise consents. The Redeeming Partner shall have no right, with respect to any OP Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.7, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

                   B. Redemption by Company. Notwithstanding the provisions of
Section 8.7.A, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the OP Units described in the Notice of Redemption to the Company. The Company may, in its sole and absolute discretion (subject to any limitations on ownership and transfer of REIT Shares set forth in the Certificate of Incorporation), elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount, as the Company determines in its sole and absolute discretion on the Specified Redemption Date, whereupon the Company shall acquire the OP Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such OP Units. If the Company shall elect to exercise its right to purchase OP Units under this
Section 8.7.B with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five (5) Business Days after the receipt by it of such Notice of Redemption. Unless the Company (in its sole and absolute discretion) shall exercise its right to purchase OP Units from the Redeeming Partner pursuant to this Section 8.7.B, the Company shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the Company shall exercise its right to purchase OP Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.7.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the Company shall treat the transaction between the Company and the Redeeming Partner, for federal income tax purposes, as a sale of the Redeeming Partner's OP Units to the Company. Each Redeeming Partner agrees to execute such documents as the Company may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.. In the event that the Company determines to pay the Redeeming Partner the Redemption Amount in the form of REIT Shares, the total number of REIT Shares to be paid to the Redeeming Partner in exchange for the Redeeming Partner's OP Units shall be the applicable REIT Shares Amount. In the event this amount is not a whole number of REIT Shares, the Redeeming Partner shall be paid
(i) that number of REIT Shares that equals the nearest whole number less than such amount plus (ii) an amount of cash which the Company determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Partner.

                   C. Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.7.A and 8.7.B above, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.7.A above if (but only as long as) the delivery of REIT Shares to such Partner on the Specified Redemption Date (i) would be prohibited under the Certificate of Incorporation, or (ii) as long as the REIT Shares are Publicly Traded, would be prohibited under applicable federal or state securities laws or regulations (assuming the Company would in fact assume and satisfy the Redemption Right). Furthermore, the Redemption Right pursuant to provisions 8.7.A and 8.7.B shall be subject to any restrictions on redemptions imposed by the General Partner pursuant to Section 7.9.E hereof.

                   D. No Liens on Partnership Units Delivered for Redemption. Each Limited Partner covenants and agrees with the Company that all OP Units delivered for redemption shall be delivered to the Partnership or the Company, as the case may be, free and clear of all liens, and, notwithstanding anything contained herein to the contrary, neither the Company nor the Partnership shall be under any obligation to acquire OP Units that are or may be subject to any liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its OP Units to the Partnership or the Company, such Limited Partner shall assume and pay such transfer tax.

                   E. Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests pursuant to Section 4.2 hereof, the General Partner shall make such revisions to this Section 8.7 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

                  Section 9.1       Records and Accounting

                  The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 below. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on. or be in the form of, punch cards, magnetic tape, computer disk, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

                  Section 9.2       Fiscal Year

                  The fiscal year of the Partnership shall be the calendar year.

                  Section 9.3       Reports

                   A. Annual Reports. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

                   B. Quarterly Reports. As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Company, if such statements are prepared solely on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                    ARTICLE X
                                   TAX MATTERS

                  Section 10.1      Preparation of Tax Returns

                  The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

                  Section 10.2      Tax Elections

                  Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, that the General Partner shall make the election Section 775 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 775 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

                  Section 10.3      Tax Matters Partner

                  A. General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profits interest of each of the Limited Partners and any Assignees; provided, that such information is provided to the Partnership by the Limited Partners.

                  B. Powers. The tax matters partner is authorized, but not required:

                   (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

                   (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                   (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                   (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                   (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                   (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

                  The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

                   C. Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be become by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or a law firm to assist the tax matters partner in discharging its duties hereunder, as long as the compensation paid by the Partnership for such services is reasonable.

                  Section 10.4      Withholding

                  Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a recourse loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE XI
                            TRANSFERS AND WITHDRAWALS

                  Section 11.1      Transfer

                   A. Definition. The "transfer," when used in this Article XI with respect to a Partnership Interest or an OP Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partnership Interest to another

Person or by which a Limited Partner purports to assign all or any part of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article XI does not include any redemption or repurchase of OP Units by the Partnership from a Limited Partner or acquisition of OP Units from a Limited Partner by the Company pursuant to Section 8.7 hereof or otherwise. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and no part of the interest of a Limited Partner may be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

                   B. General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

                  Section 11.2 Transfers of Partnership Interests of General Partner and the Company

                   A. Except as provided elsewhere in this Agreement, the General Partner may not transfer any of its General Partner Interest or withdraw as General Partner, and the Company may not transfer any of its Limited Partner Interest or engage in an Extraordinary Transaction, except, in any such case,
(i) if such Extraordinary Transaction is, or such transfer or withdrawal is pursuant to an Extraordinary Transaction that is, permitted under Section 11.2(B) or (ii) if Limited Partners holding at least a majority of the Percentage Interests of the Limited Partners (other than Limited Partner Interests held by the Company) consent to such transfer or withdrawal or Extraordinary Transaction, or (iii) if such transfer is to an entity that is wholly-owned by the Company and is a Qualified REIT Subsidiary under Section 856(i) of the Code.

                   B. The General Partner and the Company are permitted to engage in the following Extraordinary Transactions without the approval or vote of the Limited Partners:

                   (i) an Extraordinary Transaction in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each OP Unit an amount of cash, securities, or other property equal to the product of the REIT Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of the Extraordinary Transaction; provided that, if, in connection with the Extraordinary Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each holder of OP Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to Redemption (as set forth in Section 8.7) and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Extraordinary Transaction shall have been consummated; and

                   (ii) a merger, or other combination of assets, with another entity if: (w) immediately after such Extraordinary Transaction, substantially all of the assets directly or indirectly owned by the Partnership are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the "Surviving Partnership"); (x) the Limited Partners own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership (as determined pursuant to Section 11.2.C) and the other net assets of the Surviving Partnership (as determined pursuant to Section 11.2.C) immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (z) such rights of the Limited Partners include the right to exchange their interests in the Surviving Partnership for at least one of: (a) the consideration available to such Limited Partners pursuant to Section 11.2.B(i) or (b) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities (as determined pursuant to Section 11.2.C) and the REIT Shares.

                   C. In connection with any transaction permitted by Section 11.2.B, the relative fair market values shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transaction.

                  Section 11.3      Limited Partners' Rights to Transfer

                   A. General. Prior to the first anniversary of the Effective Date, the Limited Partnership Interest of any Partner may not be transferred in whole or in part, directly, indirectly or beneficially, without the prior written consent of the General Partner, which consent the General Partner may withhold in its sole discretion; provided, however, that it is expressly understood that subject to the provisions of Sections 7.9.E, 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6 below each Limited Partner will be permitted to make one or more transfers to any Affiliated Transferee of such Limited Partner. Commencing on the first anniversary of the Effective Date, and subject to the provisions of Sections 7.9.E, 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6 below, a Limited Partner (other than the Company or any Subsidiary thereof) may transfer all or any portion of its Limited Partnership Interest to any person, provided such Limited Partner obtains the prior written consent of the General Partner, which consent may be withheld only if the General Partner determines in its sole discretion exercised in good faith that such a transfer would cause the Partnership or any or all of the Partners other than the Limited Partner seeking to transfer its rights as a Limited Partner to be subject to tax liability as a result of such transfer. Any purported transfer attempted in violation of the foregoing sentence shall be deemed void ab initio and shall have no force or effect.

                   B. Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

                   C. No Transfers Violating Securities Laws. The General Partner may prohibit any transfer of OP Units by a Limited Partner if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal, or state securities laws or regulations applicable to the Partnership or the OP Unit.

                   D. No Transfers Affecting Tax Status of Partnership. The General Partner may prohibit any transfer of OP Units by a Limited Partner if
(i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or (ii) it would result in the Partnership (for so long as it is classified as a partnership for federal income tax purposes) no longer being qualified as an electing large partnership under Section 775 of the code,
(iii) it would adversely affect the ability of the Company to continue to qualify as a REIT or would subject the Company to any additional taxes under
Section 857 or Section 4981 of the Code (iv) such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code,
(v) such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in
Section 4975(c) of the Code); (vi) such transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; or (vii) such transfer would subject the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended.

                   E. No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, in its sole and absolute discretion.

                  Section 11.4      Substituted Limited Partners

                   A. Consent of General Partner. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place without the consent of the General Partner to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

                   B. Rights of Substituted Limited Partner A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of

Section 2.5 hereof and such other documents or instruments as may be required to effect the admission)

                   C. Amendment and Restatement of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend and restate Exhibit A hereto to reflect the name, address, Capital Account, number of OP Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address, Capital Account and Percentage Interest of the predecessor of such Substituted Limited Partner.

                  Section 11.5      Assignees

                   If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 above as a Substituted Limited Partner, as described in Section 11.4 above, such transferee shall be considered an Assignee for purposes of this Agreement, subject, however, to Section 11.6 hereof. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the OP Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 8.7 hereof, but shall not be deemed to be a holder of OP Units for any other purpose under this Agreement, and shall not be entitled to vote such OP Units in any matter presented to the Limited Partners for a vote (such OP Units being deemed to have been voted on such matter in the same proportion as all other OP Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such OP Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of OP Units.

                  Section 11.6      General Provisions

                   A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's OP Units in accordance with this Article XI or pursuant to redemption of all of its OP Units under Section 8.7 hereof.

                   B. Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its OP Units in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of its OP Units under
Section 8.7 hereof shall cease to be a Limited Partner.

                   C. Timing of Transfers. Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

                   D. Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section
8.7 hereof, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with
Section 706(d) of the

Code, using the interim closing of the books method
(unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions attributable to any OP Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions thereafter attributable to OP Partnership Unit shall be made to the transferee Partner.

                   E. Additional Restrictions. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article XI, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.7 hereof) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest, (iv) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities law, or (v) if such transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended.

                                   ARTICLE XII
                              ADMISSION OF PARTNERS

                  Section 12.1      Admission of Successor General Partner

                  A successor to all of the General Partner Interest pursuant to
Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

                  Section 12.2      Admission of Additional Limited Partners

                   A. General. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this

Agreement, including, without limitation, the power of attorney granted in
Section 2.5 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

                   B. Allocations to Additional Limited Partner. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

                   Section 12.3 Amendment of Agreement and Certificate of Limited Partnership

                   For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership (including an amendment and restatement of Exhibit A hereto) and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.5 hereof.

                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

                  Section 13.1      Dissolution

                  The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

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

                   A. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

                   B. an election to dissolve the Partnership made by the General Partner with the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the Company);

                   C. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

                   D. the sale of all or substantially all of the assets and properties of the Partnership for cash or marketable securities; or

                   E. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

                  Section 13.2      Winding Up

                   A. General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order.

          (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

          (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

          (3) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

                   B. Deferred Liquidation. Notwithstanding the provisions of
Section 13.2.A above which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A above, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

                  Section 13.3      Compliance with Timing Requirements of
Regulations

                  Subject to Section 13.4 below, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be:
(A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

                  Section 13.4      Deemed Distribution and Recontribution

                  Notwithstanding any other provision of this Article XIII, in the event the Partnership is deemed liquidated within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have distributed its assets in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such assets subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership assets in kind to the Partnership, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

                  Section 13.5      Rights of Limited Partners

                  Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

                  Section 13.6      Notice of Dissolution

                  In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1 above, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

                  Section 13.7      Cancellation of Certificate of Limited
Partnership

                  Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 above, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

                  Section 13.8      Reasonable Time for Winding Up

                  A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 above, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

                  Section 13.9      Waiver of Partition

                  Each Partner hereby waives any right to partition of the Partnership property.

                  Section 13.10     Liability of Liquidator

                  The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.11 hereof.

                                   ARTICLE XIV
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

                  Section 14.1      Amendments

                   A. General. Amendments to this Agreement may be proposed only by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen
(15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the Company).

                   B. Amendments Not Requiring Limited Partner Approval. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any provision of this Agreement which is within the General Partner's discretion hereunder, including without limitation, the following:

                   (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                   (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                   (3) to set forth and reflect in the Agreement the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2 hereof;

                   (4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                   (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken.

                   C. Amendments Requiring Limited Partner Approval (Excluding Company). Notwithstanding Section 14.1.A or Section 14.1.B hereof, the General Partner shall not (except in connection with amendments made to reflect the issuance of additional Partnership Interests and the relative rights, powers and duties incident thereto) amend Sections 4.2, 7.5, 7.6, 11.2, this Section 14.1.C or Section 14.2 without the Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners, excluding Limited Partner Interests held by the Company.

                   D. Other Amendments Requiring Certain Limited Partner Approval. Notwithstanding Section 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a General Partner Interest; (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; (iii) alter rights of the Partner (other than as a result of the issuance of Partnership Interests) to receive distributions pursuant to Article V or Article XIII or alter the allocations specified in Article VI (except as permitted pursuant to Section 4.2 and Section 14.1.B(3) hereof); (iv) alter or modify the Redemption Right and REIT Shares Amount as set forth in Sections 8.7 and 11.2.B, and the related definitions, in a manner adverse to such Partner subject (in the case of the Redemption Right) to the General Partner's authorization to impose additional restrictions or modify existing restrictions on the redemption of OP Units; or
(v) amend this Section 14.1.D. In addition, Section 8.7 may only be amended as provided therein.

                   E. Amendment and Restatement of Exhibit A Not An Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of Exhibit A hereto by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement, whether pursuant to Section 7.1.A(xx) hereof or otherwise, shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary by the General Partner without the Consent of the Limited Partners.

                  Section 14.2      Meetings of the Partners

                   A. General. Meetings of the Partners may be called only by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting; provided that a Partner's attendance at any meeting of Partners shall be deemed a waiver of the foregoing notice requirement with respect to such Partner. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A above. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.

                   B. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

                   C. Proxy. Each Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of notice thereof in writing.

                   D. Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                   ARTICLE XV
                               GENERAL PROVISIONS

                  Section 15.1      Addresses and Notices

                  Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A hereto (which shall be the address of record as of such date) or such other address as the Partners shall notify the General Partner in writing.

                  Section 15.2      Titles and Captions

                  All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

                  Section 15.3      Pronouns and Plurals

                  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                  Section 15.4      Further Action

                  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

                  Section 15.5      Binding Effect

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                  Section 15.6      Creditors; Other Third Parties

                  Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor or other third party having dealings with the Partnership.

                  Section 15.7      Waiver

                  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                  Section 15.8      Counterparts

                  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties am not signatories to the original or the same counterpart. Each party shall become bound by this Agreement in-immediately upon affixing its signature hereto.

                  Section 15.9      Applicable Law

                  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                  Section 15.10     Invalidity of Provisions

                  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                  Section 15.11     Entire Agreement

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

                  This Agreement and all Exhibits attached hereto (which Exhibits are incorporated herein by reference as if fully set forth herein) contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

                  Section 15.12     No Rights as Shareholders

                  Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the Company, including, without limitation. any right to receive dividends or other distributions made to shareholders of the Company.

                  IN WITNESS WHEREOF, the General Partner has executed this Agreement as of the date first written above.

                                             SHELBOURNE PROPERTIES III GP, INC.


                                             By:

                                             Name:

                                             Title:

                                    Exhibit A

                    Limited Partners and Percentage Interests

                                    Exhibit B

                           Capital Account Maintenance

                  A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). The initial Capital Account balance of each Person who is a Partner on the Execution Date shall be as set forth in Section 4.1.A of the Agreement. Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any deemed contributions made by such Partner to the Partnership pursuant to this Agreement; and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement; and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

                  B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                  (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under
         Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

                  (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                  (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                  (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

                  (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

                  C. A transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

                  D. (1) Consistent with the provisions of Regulations Section 1.704- 1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in
         Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

                     (2) Such adjustments shall be made as of the following times:
         (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

                     (3) In accordance with Regulations Section
         1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

                     (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner (or the Liquidator, if applicable) using such reasonable method of valuation as it may adopt. The General Partner (or the Liquidator, if applicable) shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion) to arrive at a fair market value for individual properties.

                  E. The provisions of this Agreement (including this Exhibit B and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed; or (ii) the manner in which items are allocated among the Partners for federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code; (iii) the determination of Net Income, Net Loss, taxable loss and items thereof under this Agreement and pursuant to the Code; (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis; (v) the allocation of asset value and tax basis; and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of this Agreement, to comply with federal and state tax laws, and are in the best interest of the Partners.

                                    Exhibit C

                            Special Allocation Rules

1.    Special Allocation Rules

      Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

      A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. Solely for purposes of this Section 1.A, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section
6.1 of the Agreement or this Exhibit for such Partnership taxable year and without regard to any decrease in Partner Minimum Gain during such Partnership taxable year.

      B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of
Section 6.1 of this Agreement or any other provisions of this Exhibit C (except
Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.702-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of the
Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership taxable year, other than allocations pursuant to Section 1.A hereof.

      C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6),
and, after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

      D. Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership taxable year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership taxable year) each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) in an amount and manner sufficient to eliminate, to the extent required by Regulations, its Adjusted Capital Account Deficit.

      E. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership taxable year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership taxable year which would satisfy such requirements.

      F. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

      G. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

      H. Curative Allocations. The allocations set forth in Section 1.A through 1.F of this Exhibit C (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Section 704(b) of the Code. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is hereby authorized to divide other allocations of income, gain, deduction and loss among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions will be divided among the Partners. In general, the Partners anticipate that, if necessary, this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each person is zero. However, the General Partner will have discretion to accomplish this result in any reasonable manner; provided, however, that no allocation pursuant to this Section 1.G shall cause the Partnership to fail to comply with the requirements of Regulations Sections 1.704-1(b)(2)(ii)(d), -2(e) or -2(i).

2.    Allocations for Tax Purposes

      A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and
Section 1 of this Exhibit C.

      B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

               (1)(a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners, consistent with the principles of Section 704(c) of the Code and the Regulations thereunder, to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

               (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

               (2)(a) In the case of an Adjusted Property, such items shall first, be allocated among the Partners in a manner consistent with the principles of Section 704(c)of the Code and the Regulations thereunder to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B; and

               (b) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

               (c) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

      C. To the extent that the Treasury Regulations promulgated pursuant to
Section 704(c) of the Code permit the Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

                                   APPENDIX C

                          AGREEMENT AND PLAN OF MERGER

                                                                  APPENDIX C

                          AGREEMENT AND PLAN OF MERGER
                           Merging HEP 88 Merger L.P.
                                      Into
                      High Equity Partners L.P. - Series 88

      AGREEMENT AND PLAN OF MERGER, dated as of _______ ___, 2000 (the "Agreement"), among Shelbourne Properties III, Inc., a Delaware corporation (the "Company"), HEP 88 Merger L.P., a Delaware limited partnership ("Merger L.P.") and High Equity Partners L.P. - Series 88, a Delaware limited partnership (the "Partnership").


                                    RECITALS:

      A. The Company, Merger L.P. and the Partnership desire that Merger L.P. be merged with and into the Partnership as contemplated by the restructuring (the "Restructuring") described in the Consent Solicitation Statement/Prospectus of the Company and the Partnership.

      B. As of the date of this Agreement, the Company is the sole limited partner of Merger L.P. with a 99% partnership interest, and Shelbourne Properties III GP, Inc., a Delaware corporation wholly owned by the Company ("Shelbourne GP"), is the sole general partner of Merger L.P. with a 1% partnership interest. As of the date of this Agreement, the general partners of the Partnership are Resources High Equity Inc. and Presidio AGP Corp., each Delaware corporations (collectively, the "General Partners"), and there are 371,766 outstanding units of limited partnership interest in the Partnership ("Units").

      C. The Company, as the sole limited partner of Merger L.P., and Shelbourne GP, as the sole general partner of Merger L.P., have consented to the adoption and authorization of this Agreement, the transactions contemplated hereby and the plan of merger set forth herein. The General Partners of the Partnership and the limited partners owning a majority of the outstanding Units have consented to the adoption and authorization of this Agreement, the transactions contemplated hereby, the amendment and restatement of the partnership agreement of the Partnership provided herein, and the plan of merger set forth herein. The adoption and authorization of this Agreement, the transactions contemplated hereby and the plan of merger set forth herein have been approved by the Board of Directors of the Company.

      Accordingly, in consideration of the promises, and the mutual covenants and agreements herein contained, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   Article 1.

                                   THE MERGER.

      Section 1.1 Merger of Merger L.P. into the Partnership. At the Effective Time (as defined in Section 1.05 hereof), Merger L.P. shall merge with and into the Partnership (the "Merger"), and the separate existence of Merger L.P. shall cease. The Partnership shall be the surviving entity in the Merger (hereinafter, the surviving entity is the "Operating Partnership") and its existence with all its rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.

  Section 1.2 Effect of the Merger. The Merger shall have the effects provided for in the Delaware Revised Uniform Limited Partnership Act ("DRULPA").

      Section 1.3 General Partner of the Operating Partnership. As of the "Effective Time" (as hereinafter defined), the General Partners shall cease to be general partners of the Partnership. From and after the Effective Time, Shelbourne GP shall be the sole general partner of the Operating Partnership.

      Section 1.4 Governing Instrument of the Operating Partnership. As of the Effective Time, the partnership agreement of the Partnership shall be amended and restated in the form of the Second Amended and Restated Agreement of Limited Partnership of Shelbourne Properties III L.P. annexed as Exhibit A hereto, and such amended and restated agreement shall thereafter be the partnership agreement of the Operating Partnership (the "OP Partnership Agreement").

      Section 1.5 Effective Time. Promptly after the date hereof, a certificate of merger evidencing the Merger shall be filed with the Secretary of State of the State of Delaware pursuant to DRULPA (the "Certificate of Merger"). The Merger shall become effective at the time and date of the filing of the Certificate of Merger, except that, in the event that the Certificate of Merger specifies in accordance with DRULPA a date and time subsequent to the date of such filing on or at which the Merger is to become effective, the Merger shall be effective on and at such subsequent time (such time and date when the Merger shall become effective is herein referred to as the "Effective Time").

      Section 1.6 Amendment to Certificate of Limited Partnership of the Partnership. To the extent required by law or otherwise desirable, Shelbourne GP shall file, or cause to be filed, with the Secretary of State of the State of Delaware an amended and restated certificate of limited partnership of the Partnership (the "Amended and Restated Certificate") (i) amending the name of the Operating Partnership to Shelbourne Properties III L.P., (ii) reflecting that Shelbourne GP is the general partner of the Partnership and (iii) providing for any other matters required to be stated therein by DRULPA. The Amended and Restated Certificate shall state that it is effective as of the Effective Time.

                                   Article 2.

                              EFFECT ON SECURITIES

      Section 2.1 Partnership Interests in the Partnership held by the General Partners. The partnership interests in the Partnership held by the General Partners immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by the General Partners, be converted into ______ OP Units.

      Section 2.2 Retained Units. Each Unit outstanding immediately prior to the Effective time owned by limited partners that elected in the Restructuring to retain their Units

(each a "Retained Unit") shall, by virtue of the Merger and without any further action by the holder thereof, be converted into one (1) OP Unit.

      Section 2.3 Exchanged Units. Each Unit, other than a Retained Unit, that is outstanding immediately prior to the Effective Time (an "Exchanged Unit") shall, by virtue of the Merger and without any further action by the holder thereof, be exchanged for three (3) shares of the Company's common stock, par value $.01 per share.

      Section 2.4 Partnership Interest in Merger L.P. held by Shelbourne GP. The partnership interest in Merger L.P. held by Shelbourne GP immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by Shelbourne GP, be converted into ____ OP Units (as defined in the OP Partnership Agreement).

      Section 2.5 Partnership Interest in Merger L.P. held by the Company. The partnership interest in Merger L.P. held by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by the Company, be converted into _____ OP Units such that the Company shall receive in the Merger, one OP Unit for each Exchanged Unit.

      Section 2.6 Common Stock. Each share of Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by the holder thereof, be cancelled without the payment of any consideration therefor to the holder thereof.

                                   Article 3.

                                 MISCELLANEOUS.

      Section 3.1 NP Stock. At the Effective Time, the Company shall issue to the Operating Partnership ____ shares of the Company's non-participating voting stock, par value $.01 per share.

      Section 3.2 Termination and Amendment. At any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 1.05 hereof, this Agreement may be terminated by the mutual agreement of the Company and the General Partners. This Agreement shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 3.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the parties.

      Section 3.4 General Partner Actions. Shelbourne GP, as a general partner of the Partnership subsequent to the Effective Time, shall be authorized, at such time as it deems appropriate in its full discretion, to execute, acknowledge, verify deliver, file and record, for and in the name of the Operating Partnership, and, to the extent necessary, the general and limited partners of the Partnership prior to giving effect to the Merger, any and all documents and instruments, and shall do and perform any and all acts required by applicable law or which Shelbourne GP deems necessary or advisable in order to effectuate the Merger.

      IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first above written.


                                   SHELBOURNE PROPERTIES III, INC.



                                   By: ___________________________________
                                       Title:


                                   HIGH EQUITY PARTNERS L.P. - SERIES 88
                                   By: RESOURCES HIGH EQUITY, INC.
                                        managing general partner



                                   By: __________________________________
                                       Title:


                                   HEP 88 MERGER L.P.
                                   By: SHELBOURNE PROPERTIES III, INC.,
                                              general partner



                                   By: _________________________________
                                       Title:

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 20.   Indemnification of Directors and Officers

      The REIT's Certificate, as amended, and Bylaws provide certain limitations on the liability of the REIT's directors and officers for monetary damages to the REIT. The Certificate and Bylaws obligate the REIT to indemnify its directors and officers, and permit the REIT to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the REIT and the stockholders against these individuals. See "Certain Provisions of Delaware Law and The REIT's Certificate and Bylaws--Limitation of Liability and Indemnification."

      The REIT's Certificate limits the liability of the REIT's directors and officers to the REIT to the fullest extent permitted from time to time by Delaware law. The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses, legal fees and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each person acted in good faith and in a manner that be reasonably believed was in or not opposed to the REIT's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the actions or indemnification is ordered by the court.

      The REIT has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other matters, that the REIT indemnify its directors and officers to the fullest extent permitted by law and advance to the directors and officers all related expenses including legal fees, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the REIT must also indemnify and advance all expenses including legal fees incurred by directors and officers seeking the enforce their rights under the indemnification agreements and may cover directors and officers under the REIT's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the Stockholders to eliminate the rights it provides. It is the position of the SEC that indemnification of directors and officers for liabilities under the Securities Act of 1933, as amended (the "Securities Act") is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

Item 21.   Exhibits and Financial Statement Schedules

           (a)  The following documents are filed as part of this Registration
Statement:

Exhibit #                     Description
-------                       ------------

 2.1 Form of Merger Agreement (included as Appendix C to the Consent Solicitation Statement/Prospectus included as Part I of this Registration Statement).

 3.1     Form of Amended and Restated Certificate of Incorporation of the REIT

 3.2     Form of Amended and Restated Bylaws of the REIT

 4.1 Form of Amended and Restated Agreement of Limited Partnership of the Operating Partnership (included as Appendix B to the Consent Solicitation Statement/Prospectus included as Part I of this Registration Statement).

 4.2*    Form of Shareholders Rights Agreement

 4.3*    Certificate of Designations, Preferences and Rights of Series A

 5.1* Opinion of Rosenman & Colin LLP regarding legality of the shares of the Common Stock issued

 8.1*    Opinion of Rosenman & Colin LLP regarding tax matters

10.1* Form of Indemnification Agreement between the REIT and each of its directors and executive officers

10.2*    Form of Advisory Agreement

12.1*    Statement of computation of ratios

23.1     Consent of Rosenman & Colin LLP

24.1 Power of Attorney (included as a part of Part II of this Registration Statement)

99.1 Form of Consent Form (included as Appendix A to the Consent Solicitation Statement/Prospectus included as Part I of this Registration Statement).

   *TO BE FILED BY AMENDMENT

           (b) Financial Statement Schedules

      The financial statement schedules are incorporated by reference to High Equity Partners -Series 86 Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999.

Item 22.   Undertakings

           (a)   The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
                424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

           (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (e)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

              (2)  The registrant undertakes that every prospectus:
         (i) that is filed pursuant to paragraph (1) immediately proceeding, or
         (ii) that purports to meet the requirements of Section 10(a) (3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

           (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

           (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on February 10, 2000.

                                    Shelbourne Properties III, Inc.


                                    By:  /s/ Michael L. Ashner
                                        --------------------------------------
                                         Michael L. Ashner
                                         President and Chairman of the Board

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Ashner his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Capacity                     Date
     ----------                     ---------                    -----

/s/ Michael L. Ashner
--------------------------      President                  February 10, 2000
Michael L. Ashner


/s/ Peter Braverman
--------------------------      Vice President and         February 10, 2000
Peter Braverman                 Director

/s/ David T. Hamamoto
--------------------------      Director                   February 10, 2000
David T. Hamamoto

/s/ David King
--------------------------      Vice President and         February 10, 2000
David King                      Director

/s/ Robert Martin
--------------------------      Director                   February 10, 2000
Robert Martin

/s/ W. Edward Scheetz
--------------------------      Director                   February 10, 2000
Edward Scheetz

/s/ Steven Stuart
--------------------------      Director                   February 10, 2000
Steven Stuart

/s/ Carolyn Tiffany
--------------------------      Vice President and         February 10, 2000
Carolyn Tiffany                 Treasurer



                                  EXHIBIT INDEX


   Exhibit #                                     Description                                                             Page
   ---------                                     -----------                                                             ----
      2.1       Form of Merger Agreement (included as Appendix C to the Consent Solicitation Statement/
                Prospectus included as Part I of this Registration Statement)

      3.1       Form of Amended and Restated Certificate of Incorporation of the REIT

      3.2       Form of Amended and Restated Bylaws of the REIT

      4.1       Form of Amended and Restated Agreement of Limited Partnership of the Operating Partnership
                (included as Appendix B to the Consent Solicitation Statement/Prospectus included as Part I of this Registration Statement).

      4.2*      Form of Shareholders Rights Agreement

      4.3*      Certificate of Designations, Preferences and Rights of Series A Preferred Stock

      5.1*      Opinion of Rosenman & Colin LLP regarding legality of the shares of the Common Stock issued

      8.1*      Opinion of Rosenman & Colin LLP regarding tax matters

     10.1*      Form of Indemnification Agreement between the REIT and each of its directors and exeutive officers

     10.2*      Form of Advisory Agreement

     12.1*      Statement of computation of ratios

     23.1       Consent of Rosenman & Colin LLP

     24.1       Power of Attorney (included as a part of Part II of this Registration Statement)

     99.1       Form of Consent Form (included as Appendix A to the Consent Solicitation Statement/
                Prospectus included as Part I of this Registration Statement).


      *TO BE FILED BY AMENDMENT

                                                               Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SHELBOURNE PROPERTIES III, INC.

      Shelbourne Properties III, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1. The name of the Corporation is Shelbourne Properties III, Inc.. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 8, 2000 (the "Original Certificate of Incorporation").

      2. This Amended and Restated Certificate of Incorporation (the "Certificate"), which amends, restates and integrates the provisions of the Original Certificate of Incorporation, was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), and was duly adopted by the written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

      3. The text of the Original Certificate of Incorporation, as amended to date, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                   Article I

                                      NAME

      The name of the corporation is Shelbourne Properties III, Inc. (the "Corporation").

                                   Article II

                                REGISTERED OFFICES

      The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  Article III

                                    PURPOSES

      The nature of business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act for which corporations may be organized under the DGCL.

                                   Article IV

                                  CAPITAL STOCK

      The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 2,500,000 shares, of which (a) 1,500,000 shares shall be common stock, par value $.01 per share (the "Common Stock"), (b) 700,000 shares shall be non-participating voting stock, par value $.01 per share (the "NP Stock"), (c) 200,000 shares shall be excess stock, par value $.01 per share (the "Excess Stock"), and (d) 100,000 shares shall be preferred stock, par value $.01 per share (the "Preferred Stock"). As set forth in this Article IV, the Board of Directors is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred Stock in the manner hereinafter set forth in this
Article IV, and to fix or alter the number of shares comprising any such series and the designations thereof to the extent permitted by law. The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

      A. Common Stock. Subject to all of the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designation of any series of Preferred Stock):

          1. The holders of shares of Common Stock shall be entitled to vote together with the holders of NP Stock (and not as a separate class) for the election of directors and on all other matters requiring stockholder action, and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder.

          2. Holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared and paid or set apart for payment upon the Common Stock and, if any Excess Stock is then outstanding, the Excess Stock, out of any assets or funds of the Corporation legally available therefor, but only when and as declared by the Board of Directors or any authorized committee thereof from time to time, and shall share ratably with the holders of Excess Stock in any such dividend or distribution.

          3. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation available for distribution to the holders of Common Stock, and, if any Excess Stock is then outstanding, Excess Stock, shall be distributed pro rata to such holders in proportion to the number of shares of Common Stock and Excess Stock held by each.

      B. NP Stock. Subject to all of the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designation of any series of Preferred Stock):

          1. The Corporation shall only be permitted to issue NP Stock to the Operating Partnership (as defined in Article IV, Section 1).

          2. The holders of shares of NP Stock shall be entitled to vote together with the holders of Common Stock (and not as a separate class) for the election of directors and on all other matters requiring stockholder action, and each holder of shares of NP Stock shall be entitled to one vote for each share of NP Stock held by such stockholder, provided, however, that should any Change in Law require a reduction in the number of votes represented by the NP Stock, then, until the Restriction Termination Date, the number of votes to which a holder of NP Stock shall, without any further action on the part of the Corporation or the stockholders, be reduced to the extent reasonably necessary or appropriate to maintain the Corporation's status as a REIT, such reduction to be deemed to have been made as of the effective date of such Change in Law.

          3. (a) Subject to Section B(3)(b) of this Article IV, shares of NP Stock shall be redeemed by the Corporation, for $0.01 per share of NP Stock, upon each occurrence of either of the following events (each such occurrence, a "Redemption Event"): (i) the purchase by the Corporation or (ii) the redemption by the Operating Partnership (as defined in Article IV, Section 1), of any units of limited partnership interest (each, a "Unit") of the Operating Partnership pursuant to the exercise of a "Redemption Right" (as defined in the Operating Partnership's Second Amended and Restated Agreement of Limited Partnership, hereinafter the "Partnership Agreement"). Subject to Section B(3)(b) of this
Article IV, the number of shares of NP Stock which shall be redeemed upon a Redemption Event shall equal the product of (x) the number of Units redeemed or purchased, as the case may be, as a result of such Redemption Event and (y) the "Conversion Factor" (as defined in the Partnership Agreement"), rounded up to the nearest whole share.

              (b) Notwithstanding Section B(3)(a) of this Article IV:

              (i) the Corporation shall not redeem any shares of NP Stock upon a Redemption Event if (x) immediately prior to such Redemption Event the number of shares of Common Stock which may be issued by the Corporation upon exercise of the Redemption Right with respect to all remaining outstanding OP Units is greater than the number of shares of NP Stock then outstanding and (y) as a result of such Redemption Event, the number of shares of Common Stock which may be issued by the Corporation upon exercise of the Redemption Right with respect to all remaining outstanding OP Units is greater than or equal to the number of shares of NP Stock then outstanding; and

              (ii) the Corporation shall only redeem the Required Amount (as hereinafter defined) upon a Redemption Event if (x) immediately prior to such Redemption Event the number of shares of Common Stock which may be issued by the Corporation upon exercise of the Redemption Right with respect to all remaining outstanding OP Units is greater than the number of shares of NP Stock then outstanding and (y) as a result of such Redemption Event, the number of shares of NP Stock then outstanding exceeds the number of shares of Common Stock which may be issued by the Corporation upon exercise of the Redemption Right with respect to all remaining outstanding OP Units (the number of such excess shares of NP Stock being referred to as the "Required Amount").

          4. Holders of NP Stock shall not be entitled to receive any dividends or other distributions from the assets of the Corporation in respect of their shares of NP Stock.

          5. Holders of NP Stock shall not be entitled to receive any proceeds of the net assets of the Corporation available for distribution as a result of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          6. Upon the occurrence of any stock split or any subdivision, reclassification, combination or like event with respect to the Common Stock, the NP Stock shall be appropriately adjusted so that each share of NP Stock retains equal voting rights relative to a share of Common Stock as before the occurrence of such stock split, subdivision, reclassification, combination or like event.

      C.  Preferred Stock.

          1. Subject to any limitations prescribed by law, the Board of Directors is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors under this Section (C)(1) of Article IV shall require the affirmative vote of a majority of the directors then in office (or, if a committee shall be acting on behalf of the Board of Directors, a majority of the members of such committee then in office, which committee was established by the affirmative vote of a majority of the directors then in office). The Board of Directors shall have the right to determine or fix one or more of the following with respect to each series of Preferred Stock to the extent permitted by law:

          (a) The annual or other periodic dividend rate or amount of dividends to be paid on the shares of such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, if applicable, and the extent of participation and other rights, if any;

          (b) Whether the shares of such series shall be redeemable and, if so, the redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

          (c) The distinctive serial designation and maximum number of shares of such series issuable;

          (d) The right to vote, if any, with holders of shares of any other class or series, either generally or as a condition to specified corporate action;

          (e) The amount payable upon shares of such series and the preferences applicable thereto in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (f) The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation or into any other securities, or to exchange such shares for other securities, and, if so, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made and any other terms and conditions of any such conversion or exchange;

          (g) The price or other consideration for which the shares of such series shall be issued;

          (h) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

                  (i) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors may deem advisable and as are not prohibited by law.

                  All shares of Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issue of a particular series. In the event that dividends on all shares of Preferred Stock for any regular dividend period are not paid in full, all such shares shall participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.

      D.  Restrictions On Ownership And Transfer Of Equity Stock.

          1. Definitions. For purposes of this Article IV, the following terms shall have the meanings set forth below:

             "Beneficial Ownership," when used with respect to ownership of shares of Equity Stock by any Person, shall mean all shares of Equity Stock which are (i) directly owned by such Person, (ii) indirectly owned by such Person taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h) of the Code (except as expressly provided otherwise), or (iii) beneficially owned by such Person pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, PROVIDED THAT (x) in determining the number of shares Beneficially Owned by a Person or group, no share shall be counted more than once although applicable to two or more of clauses (i), (ii) and (iii) of this definition or (in the case of a group) although Beneficially Owned by more than one Person in such group, (y) when applying this definition of Beneficial Ownership to a Related Party, clause
(iii) of this definition and clause (b) of the definition of "Person" shall be disregarded and (z) for purposes of applying clause (iii) of this definition, the Beneficial Ownership of shares of Common Stock of the Company owned by a "group" as that term is used for purposes of Section 13(d)(3) of the Exchange Act shall in no event include any such shares Beneficially Owned by any Related Party who is a member of such "group." The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

             "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (D)(4) of this Article IV.

             "Change in Law" shall mean any change in the Code or in the regulations promulgated thereunder that would require a reduction in the number of votes represented by the NP Stock in order to maintain the Corporation's status as a REIT.

             "Code" shall mean the Internal Revenue Code of 1986, as amended.

             "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the

Code. The terms "Constructive Owner," "constructively owns" and "constructively owned" shall have correlative meanings.

             "Equity Stock" shall mean the Common Stock, the NP Stock and the Preferred Stock of the Corporation.

             "Market Price" of Equity Stock on any date shall mean the average of the Closing Price for shares of such Equity Stock for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Equity Stock.

             "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause an increase in the percentage of any Person's Beneficial Ownership of the outstanding shares of Equity Stock.

             "Operating Partnership" shall mean Shelbourne Properties III, L.P., a Delaware limited partnership.

             "Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 8% of the number of outstanding shares of such Equity Stock.

             "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (E)(8) of this Article IV.

             "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is used for purposes of Section 13(d)(3) of the Exchange Act; but shall not include an underwriter that participates in a public offering of Equity Stock for a period of 90 days following purchase by such underwriter of such Equity Stock.

             "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to shares of Equity Stock by the provisions of Section (E)(1) of this Article IV.

             "REIT" shall mean a real estate investment trust under Sections 856 through 860 of the Code.

             "Related Limit" shall have the meaning ascribed to such term in Section 2(a)(I) hereof.

             "Related Party" shall mean each of (i) the Operating
Partnership and its affiliates (including any entity which it controls) and (ii) NorthStar Capital Investment Corp., and any of its officers, directors, and affiliates (including any entity which it controls) and any members, officers or directors of any such affiliates.

             "Restriction Termination Date" shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify under the Code as a REIT.

             "Restructuring" shall mean the restructuring authorized pursuant to that certain Prospectus/Consent Solicitation Statement of the Corporation and High Equity Partners L.P.- Series 88 dated as of February ___, 2000.

             "Restructuring Date" shall mean the effective date of the Restructuring.

             "Taxable REIT Subsidiary" shall mean a corporation in which the Company owns stock as to which an election under Section 856(l) of the Code has been validly made (and not revoked).

             "Trading Day" shall mean a day on which the principal national securities exchange on which any of the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if none of the shares of Equity Stock are listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

             "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership of shares) of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

             "Trust" shall mean any separate trust created and administered in accordance with the terms of Section (E) of this Article IV, for the exclusive benefit of any Beneficiary.

             "Trustee" shall mean any Person or entity, unaffiliated with both the Corporation and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Shares that would have been owned of record by the Prohibited Owner), designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

          2.  Restriction On Ownership And Transfer.

          (a) Except as provided in Section (D)(4) of this Article IV, from and after the Restructuring Date and until the Restriction Termination Date;

          (I) No Person (other than a Related Party) shall Beneficially
Own shares of Equity Stock in excess of the Ownership Limit and (ii) no Related Party shall Beneficially Own shares of Equity Stock in excess of the Ownership Limit to the extent that ownership in excess of such limit by such Related Party, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or that the Board of Directors determines would otherwise jeopardize the Corporation's status as a REIT for Federal income tax purposes (the "Related Limit");

         (II) Any purported Transfer (whether or not the result of a transaction entered into through the facilities of the American Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any Person (other than a Related Party) Beneficially Owning shares of Equity Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Equity Stock; and

        (III) Any purported Transfer (whether or not the result of a transaction entered into through the facilities of the American Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any Related Party Beneficially Owning shares of Equity Stock in excess of the Related Limit shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned by such Related Party in excess of the Related Limit, and the intended transferee Related Party shall acquire no rights in such shares of Equity Stock.

          (b) Until the Restriction Termination Date, any purported
Transfer (whether or not the result of a transaction entered into through the facilities of the American Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

          (c) Until the Restriction Termination Date, any purported
Transfer (whether or not the result of a transaction entered into through the facilities of the American Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "Subsidiary") (other than a Taxable REIT Subsidiary, if the requirements of 856(d)(8) are satisfied) within the meaning of Section 856(d)(2)(B) of the Code, shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary (other than a Taxable REIT Subsidiary) within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

          (d) Until the Restriction Termination Date, any purported
Transfer (whether or not the result of a transaction entered into through the facilities of the American Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void AB INITIO and the intended transferee shall acquire no rights in such shares of Equity Stock.

          (e) Until the Restriction Termination Date, any purported
Transfer (whether or not the result of a transaction entered into through the facilities of the American Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in the Corporation being a "pension held REIT" within the meaning of Section 856(h)(3)(D) of the Code shall be void AB INITIO and the intended transferee shall acquire no rights in such shares of Equity Stock.

          (f) Until the Restriction Termination Date, any purported
Transfer (whether or not the result of a transaction entered into through the facilities of the American Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in the Corporation failing to be a "domestically controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code shall be void AB INITIO and the intended transferee shall acquire no rights in such shares of Equity Stock.

          (g) Until the Restriction Termination Date, any purported
Transfer (whether or not the result of a transaction entered into through the facilities of the American Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would cause the Corporation to fail to qualify as a REIT shall be void AB INITIO and the intended transferee shall acquire no rights in such shares of Equity Stock.

          3.  Owners Required To Provide Information. Until the
Restriction Termination Date:

          (a) Every Beneficial Owner of more than 5%, or such lower percentages as are then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner, the number of shares of Equity Stock Beneficially Owned by such Beneficial Owner, and a description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

          (b) Each Person who is a Beneficial Owner of shares of Equity
Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

          4. Exception. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to it, may, in its sole discretion, waive the application of the Ownership Limit or the Related Limit to a Person subject, as the case may be, to any such limit, provided that (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will now and in the future (i) not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) not cause the Corporation to Constructively Own 10% or more of the ownership interests of a tenant of the Corporation or a Subsidiary (other than a Taxable REIT Subsidiary, if the requirements of Section 856(d)(8) are satisfied) within the meaning of Section 856(d)(2)(B) of the Code and to violate the 95% gross income test of Section 856(c)(2) of the Code, (iii) not result in the shares of Equity Stock of the Corporation being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (iv) not result in the Corporation being a "pension held REIT" within the meaning of

Section 856(h)(3)(D), (v) not cause the Corporation to fail to be a "domestically controlled REIT" within the meaning of Section 856(h)(4)(B) of the Code and (vi) not cause the Corporation to fail to qualify as a REIT and (B) such Person agrees in writing that any violation or attempted violation of (x) such other limitation as the Board of Directors may establish at the time of such waiver with respect to such Person or (y) such other restrictions and conditions as the Board of Directors may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into shares of Excess Stock pursuant to Section (E)(1) of this Article IV.

          5. American Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate shall preclude the settlement of any transaction entered into through the facilities of the American Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system. In no event shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Equity Stock into Excess Stock as contemplated herein.

          E.  Excess Stock.

          1.  Conversion Into Excess Stock.

          (a) If, notwithstanding the other provisions contained in this
Article IV, from and after the Restructuring Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than a Related Party) would Beneficially Own shares of Equity Stock in excess of the Ownership Limit, or such that any Person that is a Related Party would Beneficially Own shares of Equity Stock in excess of the Related Limit, then, (i) except as otherwise provided in Section (D)(4) of this
Article IV, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner to Beneficially Own shares of Equity Stock in excess of the Ownership Limit or the Related Limit, as the case may be, (ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Related Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (E)(4) of this Article IV and (iii) the Prohibited Owner shall submit the certificates representing such number of shares of Equity Stock to the Corporation, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date.

          (b) If, notwithstanding the other provisions contained in this
Article IV, prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event that, if effective, would now or in the future
(i) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, (iii) result in the shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (iv) cause the Corporation to be a "pension held REIT" within the meaning of Section 856(h)(3)(D) of the Code, (v) cause the Corporation to fail to be a "domestically controlled

REIT" within the meaning of Section 856(h)(4)(B) of the Code, or (vi) cause the Corporation to fail to qualify as a REIT, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the Corporation being "closely held" within the meaning of
Section 856(h) of the Code, (B) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, (C) result in the shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (D) result in the Corporation being a "pension held REIT" within the meaning of Section 856(h)(3)(D) of the Code, (E) cause the Corporation to fail to be a "domestically controlled REIT" within the meaning of Section 856(h)(4)(B) of the Code or (F) cause the Corporation to fail to qualify as a REIT, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (E)(4) of this Article IV and
(z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date.

          (c) Upon the occurrence of such a conversion of shares of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

          2. Remedies For Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section (D)(2) of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section (D)(2) of this
Article IV, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition, but the failure to take any such action shall not affect the automatic conversion of shares of Equity Stock into Excess Stock and their transfer to a Trust in accordance with Section (E)(1).

          3. Notice Of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section (D)(2) of this Article IV, or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to Sections (E)(1) and (E)(4) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

          4.  Ownership In Trust. Upon any purported Transfer or
Non-Transfer Event that results in Excess Stock pursuant to Section (E)(1) of this Article IV, (i) the Corporation shall create, or cause to be created, a Trust, and shall designate a Trustee and name a Beneficiary thereof and (ii) such Excess Stock shall be automatically transferred to such Trust to be held for the exclusive benefit of the Beneficiary. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

                  5. Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions, if any, (as to both timing and amount) as may be declared by the Board of Directors with respect to each share of Equity Stock which was converted into such Excess Stock. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and
(ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned by the Person who, but for the provisions of this Article IV, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                  6. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of share of the same class and series of Equity Stock which was converted into such Excess Stock, that portion of the assets of the Corporation that is available for distribution to the holders of the same class and series of Equity Stock which was converted into such Excess Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; PROVIDED, HOWEVER, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock, and, in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                  7. Voting Rights. Each share of Excess Stock shall entitle the holder to no voting rights other than those voting rights which accompany a class of capital stock under Delaware law. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that such shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void AB INITIO with respect to such shares of Excess Stock.

                  8. Designation Of Permitted Transferee.

                  (a) As soon as practicable after the Trustee acquires Excess Stock, but in an orderly fashion so as not to materially adversely affect the trading price of the same class and series of Equity Stock from which such Equity Stock was converted, the Trustee shall designate one or more Persons as Permitted Transferees and sell to such Permitted Transferees any shares of Excess Stock held by the Trustee; PROVIDED, HOWEVER, that (i) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock and (ii) any Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section (D)(2) of this Article IV and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (E)(1) and (E)(4) of this Article IV. The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all shares of Excess Stock. Prior to any transfer by the Trustee of shares of Excess Stock to a Permitted Transferee, the Trustee shall give not less than five Trading Days prior written notice to the Corporation of such intended transfer and the Corporation must have waived in writing its purchase rights under Section (E)(10) of this Article IV.

                  (b) Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section (E)(8), the Trustee shall cause to be transferred to the Permitted Transferee shares of Excess Stock acquired by the Trustee pursuant to Section (E)(4) of this Article IV. Upon such transfer of shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to such shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section
(E)(9) of this Article IV.

                  (c) If the Transfer of shares of Excess Stock to a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section (D)(2) of this Article IV, such Transfer shall be void AB INITIO as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this
Article IV shall apply to such shares, including, without limitation, the provisions of Sections (E)(8) through (E)(10) with respect to any future Transfer of such shares by the Trust.

                  9. Compensation To Record Holder Of Shares Of Equity Stock That Are Converted Into Shares Of Excess Stock. Any Prohibited Owner shall be entitled (following acquisition of the shares of Excess Stock and subsequent designation of and sale of Excess Stock to a Permitted Transferee in accordance with Section (E)(8) of this Article IV or following the acceptance of the offer to purchase such shares in accordance with Section (E)(10) of this Article IV) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i) (a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock and (b) in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock or (ii) the proceeds received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with Section (E)(8) or Section (E)(10) of this Article IV. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section (E)(9) shall be distributed to the Beneficiary in accordance with the provisions of Section
(E)(8) of this Article IV. The Trustee and the Trust shall have no liability for, and each Beneficiary and Prohibited Owner shall be deemed to have irrevocably waived any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section (E) of this Article IV by such Trustee.

                  10. Purchase Right In Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares of Excess Stock (or, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares (e.g., if the shares were received through a gift or devise), the Market Price on the date of such Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date the Board of Directors first determined that a Transfer or Non-Transfer Event resulting in shares of Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section (E)(3) of this Article IV.

                  F. Preemptive Rights. No holder of shares of any class or series of capital stock shall as such holder have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such capital stock or (iii) any obligations convertible into any such capital stock or into warrants, rights or options to purchase any such capital stock.

                  G. Remedies Not Limited. Except as set forth in Section (D)(5) of this Article IV, nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and/or the Related Limit.

                  H. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section (D)(1) of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it, and any such determination made in good faith shall be binding on all holders of shares of stock of the Corporation..

                  I. Legend. Each certificate for shares of Equity Stock shall bear the following legend:

                  "The shares of Shelbourne Properties III, Inc. (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's Certificate of Incorporation which prohibit in general (a) any Person (other than a Related Party) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, (b) any Related Party from Beneficially Owning shares of Equity Stock in excess of the Related Limit and (c) any Person from acquiring or maintaining any ownership interest in the stock of the Corporation that is inconsistent with (i) the requirements of the Code pertaining to real estate investment trusts or (ii) the Certificate of Incorporation of the Corporation, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions. Any purported Transfer of Equity Stock in violation of such restrictions shall be void AB INITIO and the Equity Stock violating such restriction, whether as a result of a Transfer or a Non-Transfer Event, shall automatically be converted into shares of Excess Stock and transferred to a Trust for disposition as provided in the Corporation's Certificate of Incorporation. Capitalized terms used in this paragraph and not defined herein are defined in the Certificate of Incorporation.

                  The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the Certificate of Incorporation and By-laws of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request shall be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof."

                  J. Severability. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                   Article V

                               STOCKHOLDER ACTION

                  Any action required or permitted to be taken by stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

                                   Article VI

                                    DIRECTORS

                  A. General Powers; Action By Committee. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and, except as otherwise expressly provided by law, the By-laws or this Certificate, all of the powers of the Corporation shall be vested in such Board. Any action which the Board of Directors is empowered to take may be taken on behalf of the Board of Directors by a duly authorized committee thereof except (i) to the extent limited by Delaware law, this Certificate or the By-laws and (ii) for any action which requires the affirmative vote or approval of a majority or a supermajority of the Directors then in office (unless, in such case, this Certificate or the By-laws specifically provides that a duly authorized Committee can take such action on behalf of the Board of Directors). A majority of the Board of Directors shall constitute a quorum and, except as otherwise provided by the By-laws of the Corporation or this Certificate, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  B. Election Of Directors. Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                  C. Number And Terms Of Directors. The Corporation shall have a Board of Directors initially consisting of seven (7) directors. Thereafter, the number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors; PROVIDED, HOWEVER, that in no event shall the number of directors exceed nine (9) or be less than the minimum number required by the DGCL. A director need not be a stockholder of the Corporation.

                  The directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be Michael L. Ashner and Peter Braverman; the initial Class II Directors of the Corporation shall be Steven Stuart and Robert Martin; and the initial Class III Directors of the Corporation shall be David Hamamoto, David King and W. Edward Scheetz. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2001; the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002; and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2003. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

                  Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificates of designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section (C).

                  During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Certificate, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

                  D. Removal Of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to remove any director whom such holders have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 2/3 of the shares then entitled to vote at a meeting of the stockholders called for that purpose. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this Certificate, "cause," with respect to the removal of any director, shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such director and a material injury to the Corporation.

                  E. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; PROVIDED, HOWEVER, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

                                  Article VII

                             LIMITATION OF LIABILITY

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                  Any repeal or modification of this Article VII by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person who has served as a director prior to, or is then serving as a director at the time of, such repeal or modification.

                                  Article VIII

                           MAINTENANCE OF REIT STATUS

                  Until the Board of Directors deems the maintenance of REIT status to no longer be in the best interests of the Corporation, which determination shall require an affirmative vote of at least two-thirds of the Directors of the Corporation then in office, the Corporation shall seek to satisfy the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its stockholders.

                                   Article IX

                               AMENDMENT OF BYLAWS

                  A. Amendment By Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

                  B. Amendment By Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or at any special meeting of stockholders called for such purpose, by the affirmative vote of at least 2/3 of the outstanding shares of capital stock of the Corporation entitled to vote on such amendment or repeal, voting together as a single class; PROVIDED, HOWEVER, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

                                   Article X

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                  The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  No amendment or repeal of this Certificate shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, then in addition to any other vote of the holders of voting stock that is required by this Certificate or by law, the affirmative vote of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Certificate (except that in each case only a majority rather than two-thirds shall be needed if the Board of Directors recommends that stockholders approve such amendment or repeal); PROVIDED, HOWEVER, that the affirmative vote of not less than 2/3 of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of not less than 2/3 of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any of the provisions of Article V, Article VI,
Article VII, Article VIII, Article IX or Article X of this Certificate.

                                                                 Exhibit 3.2

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                         SHELBOURNE PROPERTIES III, INC.

                                    ARTICLE I

                                   DEFINITIONS

                  For purposes of these By-laws, the following words shall have the meanings set forth below:

                  (a) "Affiliate" of a Person shall mean (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such other Person, (ii) any Person that owns, beneficially, directly or indirectly, 5% or more of the outstanding capital stock, shares or equity interests of such other Person or (iii) any officer, director, employee, partner or trustee of such other Person or any Person controlling, controlled by or under common control with such Person (excluding directors and Persons serving in similar capacities who are not otherwise Affiliates of such Person). For the purposes of this definition, the term "Person" shall mean, and includes, any natural person, corporation, partnership, association, trust, limited liability company or any other legal entity. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

                  (b) "Certificate" shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.

                  (c) "Corporation" shall mean Shelbourne Properties III, Inc.

                  (d) "DGCL" shall mean the Delaware General Corporation Law, as amended from time to time.

                  (e) "Equity Stock" shall mean the common stock, par value $.01 per share, the non-participating voting stock, par value $.01 per share and the preferred stock, par value $.01 per share of the Corporation.

                  (f) "Public Announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or other similar national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K) or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  2.1 PLACES OF MEETINGS. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as from time to time may be fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which place may subsequently be changed at any time by vote of the Board of Directors.

                  2.2 ANNUAL MEETINGS. The annual meeting of the stockholders, for the election of directors and transaction of such other business as may come properly before the meeting, shall be held at such date and time as shall be determined by a majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which date and time may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation's last annual meeting of stockholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

                  At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be considered as properly brought before an annual meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting who complies with the requirements set forth in Section 2.9.

                  2.3 SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights, if any, of the holders of any series of preferred stock of the Corporation, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.

                  2.4 NOTICE OF MEETINGS; ADJOURNMENTS. A written notice of each annual meeting stating the hour, date and place of such annual meeting shall be given by the Secretary or an Assistant Secretary of the Corporation (or other person authorized by these By-laws or by law) not less than 10 days nor more than 60 days before the annual meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Certificate or under these By-laws, is entitled to such notice, by delivering such notice to him or her or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Corporation. Such notice shall be deemed to be delivered when hand-delivered to such address or deposited in the mail so addressed, with postage prepaid.

                  Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called. Notice of an annual meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of stockholders need be specified in any written waiver of notice.

                  The Board of Directors may postpone and reschedule any previously scheduled annual meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to this Section 2.4 or otherwise. In no event shall the Public Announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 2.9 of these By-laws.

                  When any meeting is convened, the presiding officer of the meeting may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, of the hour, date and place to which the meeting is adjourned; PROVIDED, HOWEVER, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate or under these By-laws, is entitled to such notice.

                  2.5 QUORUM. Except as otherwise required by the Certificate or law, any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that matter. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the holders of voting stock representing a majority of the voting power present at the meeting or represented by proxy or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  2.6 VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock transfer books of the Corporation, unless otherwise provided by law or by the Certificate. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

                  2.7 ACTION AT MEETING. When a quorum is present, any matter before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Certificate or by these By-laws. Where a separate vote by a class of classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Any election by stockholders shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except where a larger vote is required by law, by the Certificate or by these By-laws. The Corporation shall not directly or indirectly vote any shares of its own stock; PROVIDED, HOWEVER, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

                  2.8 STOCKHOLDER LIST. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least 10 days before every annual meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting or any adjournment thereof, in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  2.9 STOCKHOLDER PROPOSALS. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock entitled to vote at such annual meeting, such stockholder shall: (i) give timely written notice as required by this Section 2.9 to the Secretary of the Corporation and (ii) be present at such meeting, either in person or by a representative. For the first annual meeting following the initial public offering of the common stock of the Corporation, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (x) the 75th day prior to the scheduled date of such annual meeting or (y) the 15th day following the day on which the Public Announcement of the date of such annual meeting is first made by the Corporation. For all subsequent annual meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); PROVIDED, HOWEVER, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (1) the 75th day prior to the scheduled date of such annual meeting or (2) the 15th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation.

                  A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter proposed to be brought before an annual meeting: (i) a brief description of the business the stockholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the stock transfer books of the Corporation, of the stockholder proposing such business,
(iii) the class and number of shares of the capital stock of the Corporation beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the capital stock of the Corporation beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the capital stock of the Corporation beneficially owned by such other stockholders and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

                  If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the annual meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 2.9. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this
Section 2.9, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

                  Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9, and nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision thereof).

                  2.10 VOTING PROCEDURES AND INSPECTORS OF ELECTIONS. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors.

                  2.11 PRESIDING OFFICER. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the President, shall preside at all annual meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 2.4 and 2.5 of this Article II. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

                                   ARTICLE III

                                    DIRECTORS

                  3.1 GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Certificate or these By-laws, all of the powers of the Corporation shall be vested in such Board.

                  3.2 NUMBER OF DIRECTORS. The number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.

                  3.3 ELECTION AND REMOVAL OF DIRECTORS; QUORUM.

                  (a) Directors shall be elected and removed in the manner provided for in Article VI of the Certificate.

                  (b) Vacancies in the Board of Directors shall be filled in the manner provided for in Article VI of the Certificate.

                  (c) At any meeting of the Board of Directors, a majority of the number of directors then in office shall constitute a quorum for the transaction of business. However, if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 3.6 of this Article III. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

                  (d) No director need be a stockholder of the Corporation.

                  (e) A director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

                  3.4 REGULAR MEETINGS. The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 3.4, on the same date and at the same place as the annual meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.

                  3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

                  3.6 NOTICE OF MEETINGS. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, telex, telecopy, telegram, or other written form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed, telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

                  When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

                  A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  3.7 NOMINATIONS. Nominations of candidates for election as directors of the Corporation at any annual meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such annual meeting who complies with the timing, informational and other requirements set forth in this Section 3.7. Any stockholder who has complied with the timing, informational and other requirements set forth in this
Section 3.7 and who seeks to make such a nomination must be, or his, her or its representative must be, present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3.7 shall be eligible for election as directors at an annual meeting.

                  Nominations, other than those made by, or at the direction of, the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.7. For the first annual meeting following the initial public offering of the common stock of the Corporation, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which the Public Announcement of the date of such annual meeting is first made by the Corporation. For all subsequent annual meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; PROVIDED, HOWEVER, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (x) the 75th day prior to the scheduled date of such annual meeting or (y) the 15th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation.

                  A stockholder's notice to the Secretary of the Corporation shall set forth as to each person whom the stockholder proposes to nominate for election or re- election as a director: (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person on the date of such stockholder notice; and (4) the consent of each nominee to serve as a director if elected. A stockholder's notice to the Secretary of the Corporation shall further set forth as to the stockholder giving such notice: (a) the name and address, as they appear on the stock transfer books of the Corporation, of such stockholder and of the beneficial owners (if any) of the capital stock of the Corporation registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s);
(b) the class and number of shares of the capital stock of the Corporation which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available and shall be earlier than the date of such stockholder notice) and on the date of such stockholder's notice; and (c) a description of all arrangements or understandings between such stockholder and each nominee and any other

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person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

                  If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 3.7 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.7 in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3.7, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 3.7 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.7 in any material respect, then such nomination shall not be considered at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this
Section 3.7, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee.

                  Notwithstanding anything to the contrary in the second paragraph of this Section 3.7, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a stockholder's notice required by this Section 3.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such Public Announcement is first made by the Corporation.

                  No person shall be elected by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.7. Election of directors at an annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the annual meeting in accordance with the procedures set forth in this Section 3.7 shall be provided for use at the annual meeting.

                  3.8 ACTION AT MEETING AND BY CONSENT.

                  (a) At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.

                  (b) Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

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

                  3.9 MANNER OF PARTICIPATION. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

                  3.10 COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, directors may be allowed a fee for serving as a director and a fee and expenses for attendance at a meeting of the Board, but nothing herein shall preclude directors from serving the Corporation in other capacities and receiving compensation for such other services; PROVIDED, HOWEVER, that directors who are serving the Corporation as employees and who receive compensation for their services as such shall not receive any salary or other compensation for their services as directors of the Corporation.

                                   ARTICLE IV

                                   COMMITTEES

                  4.1 EXECUTIVE COMMITTEE. The Board of Directors, by resolution duly adopted, may designate an Executive Committee which shall consist of not less than two directors, including the Chairman of the Board. The members of the Executive Committee shall serve until their successors are designated by the Board of Directors, until removed, or until the Executive Committee is dissolved by the Board of Directors. All vacancies that may occur in the Executive Committee shall be filled by the Board of Directors.

                  When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Certificate, or by these By-laws, except as otherwise provided in the DGCL or by a resolution adopted by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action that the Executive Committee may have taken on behalf of the Board of Directors since the last regular or special meeting of the Board of Directors.

                  Meetings of the Executive Committee shall be held at such places and at such times fixed by resolution of the Executive Committee, or upon call of the Chairman of the Board. Not less than 12 hours' notice shall be given by letter, facsimile, telegraph or telephone (or in person) of all meetings of the Executive Committee; PROVIDED, HOWEVER, that notice need not be given of regular meetings held at times and places fixed by resolution of the Executive Committee and that meetings may be held at any time without notice if all of the members of the Executive Committee are present or if those not present waive notice in writing either before or after the meeting; PROVIDED, FURTHER, that attendance at a meeting for the express purpose of objecting at the beginning of a meeting to the transaction of any business because the meeting is not lawfully convened shall not be considered a waiver of notice. A majority of the members of the Executive Committee then serving shall constitute a quorum for the transaction of business at any meeting of the Executive Committee.

                  4.2 COMPENSATION COMMITTEE. The Board of Directors, by resolution duly adopted, may designate a Compensation Committee which shall consist of two or more non-employee directors. In addition, the Board of Directors at any time may designate one or more alternate members of the Compensation Committee, who shall be non-employee directors, who may act in place of any absent regular member upon invitation by the chairman or secretary of the Compensation Committee.

                  With respect to bonuses, the Compensation Committee shall have and may exercise the powers to determine the amounts annually available for bonuses pursuant to any bonus plan or formula approved by the Board of Directors, to determine bonus awards to executive officers and to exercise such further powers with respect to bonuses as may from time to time be conferred by the Board of Directors.

                  With respect to salaries, the Compensation Committee shall have and may exercise the power to fix and determine from time to time all salaries of the executive officers of the Corporation, and such further powers with respect to salaries as may from time to time be conferred by the Board of Directors.

                  The Compensation Committee shall administer the Corporation's stock incentive plans and from time to time may grant, consistent with the plans, stock options and other awards permissible under such plans.

                  Vacancies in the Compensation Committee shall be filled by the Board of Directors, and members of the Compensation Committee shall be subject to removal by the Board of Directors at any time.

                  The Compensation Committee shall fix its own rules of procedure. A majority of the number of regular members then serving on the Compensation Committee shall constitute a quorum; and regular and alternate members present shall be counted to determine whether there is a quorum. The Compensation Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

                  4.3 AUDIT COMMITTEE. The Board of Directors, by resolution duly adopted, may designate an Audit Committee which shall consist of two or more directors whose membership on the Audit Committee shall meet the requirements set forth in the rules of the American Stock Exchange, as amended from time to time. Vacancies in the Audit Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above, giving consideration to continuity of the Audit Committee, and members shall be subject to removal by the Board of Directors at any time. The Audit Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The Audit Committee shall meet at least twice per year with both the internal and the Corporation's outside auditors present at each meeting and shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Audit Committee shall review the reports and minutes of any audit committees of the Corporation's subsidiaries. The Audit Committee shall review the Corporation's financial reporting process, including accounting policies and procedures. The Audit Committee shall examine the report of the Corporation's outside auditors, consult with them with respect to their report and the standards and procedures employed by them in their audit, report to the Board of Directors the results of its study and recommend the selection of auditors for each fiscal year.

                  4.4 NOMINATING COMMITTEE. The Board of Directors, by resolution duly adopted, may designate a Nominating Committee which shall consist of two or more directors. The Nominating Committee shall make recommendations to the Board of Directors regarding

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

nominees for election as directors by the stockholders at each annual meeting of stockholders and make such other recommendations regarding tenure, and classification of directors as the Nominating Committee may deem advisable from time to time. The Nominating Committee shall fix its own rules of procedure and a majority of the members then serving shall constitute a quorum.

                  4.5 OTHER COMMITTEES. The Board of Directors, by resolution adopted, may establish such other standing or special committees of the Board of Directors as it may deem advisable, and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

                                    ARTICLE V

                                    OFFICERS

                  5.1 ENUMERATION. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Board of Directors may determine.

                  5.2 ELECTION. At the regular annual meeting of the Board following the annual meeting of stockholders, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

                  5.3 QUALIFICATION. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

                  5.4 TENURE. Except as otherwise provided by the Certificate or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                  5.5 RESIGNATION. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                  5.6 REMOVAL. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.

                  5.7 ABSENCE OR DISABILITY. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

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


                  5.8 VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

                  5.9 PRESIDENT. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business. If there is no Chairman of the Board or if he or she is absent, the President shall preside, when present, at all meetings of stockholders and of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

                  5.10 CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

                  5.11 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. If there shall be a Chief Executive Officer at any time, such officer shall have authority to take any action that the President is authorized to take.

                  5.12 VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

                  5.13 TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the President may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

                  Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

                  5.14 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

                  Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

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


                  5.15 OTHER POWERS AND DUTIES. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors, the Chairman of the Board or the President.

                                   ARTICLE VI

                                  CAPITAL STOCK

                  6.1 CERTIFICATES. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation's officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to a restriction on transfer (as provided in Article IV of the Certificate) and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend (as provided in Article IV of the Certificate) with respect thereto as is required by law.

                  6.2 LOST, DESTROYED AND MUTILATED CERTIFICATES. Holders of the shares of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

                  6.3 TRANSFER OF STOCK. Subject to the restrictions on transfer of stock described in Article IV of the Certificate, shares of stock of the Corporation shall be transferable or assignable only on the stock transfer books of the Corporation by the holder in person or by attorney upon surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or, if sought to be transferred by attorney, accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signatures as the Corporation or its transfer agent may reasonably require.

                  6.4 RECORD HOLDERS. Except as may otherwise be required by law, by the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

         It shall be the duty of each stockholder to notify the Corporation of his or her postal address and any changes thereto.

                  6.5 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  7.1 DEFINITIONS. For purposes of this Article VII:

                  (a) "Corporate Status" describes the status of a person who
(i) in the case of a Director, is or was a director of the Corporation and is or was acting in such capacity, (ii) in the case of an Officer, is or was an officer, employee or agent of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such Officer is or was serving at the request of the Corporation and (iii) in the case of a Non-Officer Employee, is or was an employee of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such Non-Officer Employee is or was serving at the request of the Corporation;

                  (b) "Director" means any person who serves or has served the Corporation as a director on the Board of Directors;

                  (c) "Disinterested Director" means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

                  (d) "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

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


                  (e) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation, but who is not or was not a Director or Officer;

                  (f) "Officer" means any person who serves or has served the Corporation as an officer appointed by the Board of Directors; and

                  (g) "Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.

                  7.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS. Subject to the operation of Section 7.4 of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement, in each case to the extent actually and reasonably incurred by such Director or Officer or on such Director's or Officer's behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director's or Officer's Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 7.2 shall exist as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors. The Company hereby agrees to indemnify such Director's or Officer's spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to such Director or Officer hereunder for claims arising out of the status of such person as a spouse or child of such Director or Officer, including claims seeking damages from marital property (including community property) or property held by such Director or Officer and such spouse or property transferred to such spouse or child.

                  7.3 INDEMNIFICATION OF NON-OFFICER EMPLOYEES. Subject to the operation of Section 7.4 of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement, in each case to the extent actually and reasonably incurred by such Non-Officer Employee or on such Non-Officer Employee's behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee's Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 7.3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors. The Company hereby agrees to indemnify such Non-Officer Employee's spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to such Non-Officer Employee hereunder for claims arising out of the status of such person as a spouse or child of such Non-Officer Employee, including claims seeking damages from marital property (including community property) or property held by such Director or Officer and such Non-Officer Employee and such spouse or property transferred to such spouse or child.

                  7.4 GOOD FAITH. Unless ordered by a court, no indemnification shall be provided pursuant to this Article VII to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so direct, by independent legal counsel in a written opinion or (c) by the stockholders of the Corporation.

                  7.5 NOTICE/COOPERATION BY INDEMNITEE. Any Director, Officer or Non- Employee Director shall, as a condition precedent to his or her right to be indemnified under these By-laws, give the Company notice in writing as soon as practicable of any claim made against such Director, Officer or Non-Officer Employee for which indemnification will or could be sought under these By-laws. Such notice shall contain the written affirmation of the Director, Officer or Non-Officer Director that the standard of conduct necessary for indemnification hereunder has been satisfied. Notice to the Company shall be directed to the Chief Executive Officer of the Company in the manner set forth below. The Director, Officer or Non-Officer Director shall give the Company such information and cooperation as it may reasonably require and as shall be within such Director, Officer or Non-Officer Employee's power. A delay in giving notice under this Section 7.5 shall not invalidate the Director, Officer or Non-Officer Director's right to be indemnified under these By-laws unless such delay prejudices the defense of the claim or the availability to the Company of insurance coverage for such claim. All notices, requests, demands and other communications under these By-laws shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.

                  7.6 ADVANCEMENT OF EXPENSES TO DIRECTORS PRIOR TO FINAL DISPOSITION. The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director's Corporate Status within 10 days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

                  7.7 ADVANCEMENT OF EXPENSES TO OFFICERS AND NON-OFFICER EMPLOYEES PRIOR TO FINAL DISPOSITION. The Corporation may, in the discretion of the Board of Directors, advance any or all Expenses incurred by or on behalf of any Officer or Non-Officer Employee in connection with any Proceeding in which such Officer or Non-Officer Employee is involved by reason of such Officer or Non- Officer Employee's Corporate Status upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such Officer or Non-Officer Employee to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

                  7.8 CONTRACTUAL NATURE OF RIGHTS. The foregoing provisions of this Article VII shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this
Article VII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within (a) 60 days after the receipt by the Corporation of a written claim for indemnification or (b) in the case of a Director, 10 days after the receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or, in the case of a Director, advancement of Expenses, under this Article VII shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible. It is the parties' intention that if the Company contests any Director's, Officer's or Non-Officer Employee's right to indemnification, the question of such Director's, Officer's or Non-Officer Employee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of such Director, Officer or Non-Officer Employee is proper in the circumstances because the Director, Officer or Non-Officer Employee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that the Director, Officer or Non-Officer Employee has not met such applicable standard of conduct, shall create a presumption that such Director, Officer or Non-Officer Employee has or has not met the applicable standard of conduct.

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                  7.9 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and advancement of Expenses set forth in this Article VII shall not be exclusive of any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By- laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

                  7.10 PARTIAL INDEMNIFICATION. If any Director, Officer or Non-Officer Employee is entitled under any provision of these By-laws to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify such Director, Officer or Non-Officer Employee for the portion of such expenses, judgments, fines or penalties to which such Director, Officer or Non-Officer Employee is entitled.

                  7.11 MUTUAL ACKNOWLEDGMENT. By accepting any potential benefits under this Article VII each Director, Officer or Non-Officer Employee acknowledges that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers and employees under these By-laws or otherwise. The Director, Officer or Non-Officer Employee understands and acknowledges that the Company has undertaken and may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Director, Officer or Non-Officer Employee.

                  7.12 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person's Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article VII.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  8.1 SEAL. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation. The Board of Directors shall have the power to adopt and alter the seal of the Corporation.

                  8.2 FISCAL YEAR. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

                  8.3 CHECKS, NOTES AND DRAFTS. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

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                  8.4 EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.

                  8.5 RESIDENT AGENT. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

                  8.6 CORPORATE RECORDS. The original or attested copies of the Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

                  8.7 AMENDMENT OF BY-LAWS.

                  (a) AMENDMENT BY DIRECTORS. Except as provided otherwise by law, these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

                  (b) AMENDMENT BY STOCKHOLDERS. These By-laws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; PROVIDED, HOWEVER, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

                  8.8 VOTING OF STOCK HELD. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the Chairman of the Board, if one is elected, the President or the Treasurer may from time to time waive notice of and act on behalf of this Corporation, or appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chairman of the Board, if one is elected, the President or the Treasurer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the Chairman of the Board, if one is elected, the President or the Treasurer may himself or herself attend any meetings of the holders of shares

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or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.


Adopted ________ ___, 2000 and effective as of ________ ___, 2000.




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